As filed with the U.S. Securities and Exchange Commission on July 28, 2006


                           Registration No. 333-133937

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED


                                         TRANSAX
          COLORADO                INTERNATIONAL LIMITED           84-1304106
 (State or Other Jurisdiction    (Name of Registrant in       (I.R.S. Employer
of Incorporation or Organization)       Our Charter)         Identification No.)

                                                                         STEPHEN WALTERS
5201 BLUE LAGOON DRIVE, 8TH FLOOR                                5201 BLUE LAGOON DRIVE, 8TH FLOOR
   MIAMI, FLORIDA, 33126                                             MIAMI, FLORIDA, 33126
      (305) 629-3090                        1040                         (305) 629-3090
      --------------                        ----                         --------------
 (Address and telephone number of  (Primary Standard Industrial   (Name, address and telephone number
    Principal Executive             Classification Code Number)           of agent for service)
 Offices and Principal Place
      of Business)


                Copies to:
         Clayton E. Parker, Esq.                                    Matthew L. Ogurick, Esq.
 Kirkpatrick & Lockhart Nicholson Graham LLP              Kirkpatrick & Lockhart Nicholson Graham LLP
  201 S. Biscayne Boulevard, Suite 2000                      201 S. Biscayne Boulevard, Suite 2000
          Miami, Florida 33131                                       Miami, Florida 33131
       Telephone: (305) 539-3300                                  Telephone: (305) 539-3300
       Telecopier: (305) 358-7095                                 Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") BECOMES EFFECTIVE.

If any of the securities being registered on this Form SB-2 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF REGISTRATION              AMOUNT TO BE        AGGREGATE OFFERING    AMOUNT OF OFFERING
  SECURITIES TO BE REGISTERED                     REGISTERED          PRICE PER SHARE(1)      PRICE(1)             FEE(2)
-----------------------------------          --------------------    ------------------    ------------------      -------
Common stock, par value $0.0001 per share    33,860,309 shares (3)         $0.15             $5,079,046.35         $543.46
TOTAL                                        33,860,309 shares (3)         $0.15             $5,079,046.35         $543.46

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. For the purposes of this table, we have used the average of the bid and asking prices of our common stock on July 20, 2006.
(2)  Of this amount, $438.77 has previously been paid.
(3) Includes 25,000,000 shares being registered pursuant to an investment agreement with Cornell Capital Partners, LP, 3,171,429 shares underlying a convertible debenture, 5,400,000 shares underlying warrants and 288,880 shares previously issued as a one-time commitment fee to Cornell Capital Partners in connection with a now terminated Standby Equity Distribution Agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                      Subject to completion, dated July 28, 2006


                          TRANSAX INTERNATIONAL LIMITED
                        33,860,309 SHARES OF COMMON STOCK

This prospectus (this "Prospectus") relates to the sale of up to 33,860,309 shares of common stock, par value $0.0001 per share, of Transax International Limited ("Transax" or the "Company") by certain persons who are stockholders of Transax, including Cornell Capital Partners, LP ("Cornell Capital Partners") and Scott and Heather Grimes - Joint Tenants with Rights of Survivorship ("Investor"). Please refer to the Section herein entitled "Selling Stockholders" beginning on page 15. Transax is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 20, 2006, the last reported sale price of our common stock was $0.15 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB". These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of (i) Cornell Capital Partners, who intends to sell up to 25,000,000 shares of common stock which may be issued from time to time upon the conversion of shares of preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement, dated January 13, 2006, up to 5,000,000 shares of common stock which may be issued upon the exercise of two
(2) common stock purchase warrants (the "Warrants", and together with the Investment Agreement, the "Cornell Financing") and 288,880 shares previously issued to Cornell Capital Partners in connection with a now terminated Standby Equity Distribution Agreement; (ii) Investor, who may sell up to 3,171,429 shares of common stock which may be issued upon the conversion of a $250,000 convertible debenture (the "Debenture") and 400,000 shares underlying a warrant, dated February 1, 2006 (the "SHG Warrant").

The holders of Series A Preferred Shares are entitled to receive dividends or distribution on a pro rata basis in the amount of seven percent (7%) per year. Dividends shall be paid in cash and shall be cumulative.

At the holders' election, the conversion price of the convertible instruments will be at a fixed percentage of the market price at the time of conversion. Please refer to the Section entitled "Selling Shareholders" beginning on page 15 for a detailed description of all conversion terms.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

NO UNDERWRITER OR PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL TERMINATE TWENTY-FOUR (24) MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SEC. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY THE SELLING STOCKHOLDERS WILL BE PLACED IN ESCROW, TRUST OR ANY SIMILAR ACCOUNT.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ___________ __, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................2

FORWARD-LOOKING STATEMENTS.....................................................4

THE OFFERING...................................................................5

RISK FACTORS...................................................................8

SELLING STOCKHOLDERS..........................................................16

USE OF PROCEEDS...............................................................18

PLAN OF DISTRIBUTION..........................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................21

DESCRIPTION OF BUSINESS.......................................................31

DESCRIPTION OF PROPERTIES.....................................................41

LEGAL PROCEEDINGS.............................................................42

MANAGEMENT....................................................................43

PRINCIPAL STOCKHOLDERS........................................................50

MARKET PRICE OF AND DIVIDENDS  ON THE COMPANY'S COMMON EQUITY
     AND OTHER STOCKHOLDER MATTERS............................................52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................55

DESCRIPTION OF CAPITAL STOCK..................................................56

EXPERTS.......................................................................60

LEGAL MATTERS.................................................................60

HOW TO GET MORE INFORMATION...................................................60

FINANCIAL STATEMENTS........................................................F-ii

PART II  ...................................................................II-1

SIGNATURES.................................................................II-12

EXHIBIT 23.1...............................................................

                               PROSPECTUS SUMMARY

     The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the Notes thereto before making any investment decision.

OUR COMPANY

     BUSINESS HISTORY AND DEVELOPMENT

     Transax International Limited, was incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation".

     Previously, we were engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide.

     During August 2003, we completed the acquisition of Transax Limited, a Colorado private-held corporation ("Transax Limited"), pursuant to a reverse merger and changed our name to "Transax International Limited" by filing an amendment to our Articles of Incorporation.

     Together with our wholly-owned subsidiary, TDS Telecommunication Data Systems LTDA ("TDS"), we are an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").


     SUBSIDIARIES

     Our wholly-owned subsidiary TDS was incorporated under the laws of Brazil on May 2, 1998. TDS assists us in providing information network solutions, products and services within Brazil.

     Our wholly-owned subsidiary Transax Australia Pty Ltd. ("Transax Australia") was incorporated under the laws of New South Wales, Australia on January 19, 2003. Transax Australia assists us in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

     Our wholly-owned subsidiary MedLink Technologies, Inc. ("MedLink") was incorporated under the laws of Mauritius on January 17, 2003. MedLink holds the intellectual property developed by us and is responsible for initiating research and development.


     CURRENT BUSINESS OPERATIONS

     As of the date of this Prospectus, through TDS, we are an international provider of health information management products (collectively, the "Health Information Management Products"), as described below, which are specifically designed for the healthcare providers and health insurance companies. We are dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record management's processes.

     Our strategic focus is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. We believe that our unique combination of complimentary solutions is designed to significantly improve the business of healthcare. Our Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care. In general, the Health Information Management Products and software solutions, including the MedLink Solution, fall into four (4) main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and (iv) record management.

     We believe that hospitals and other healthcare providers must implement comprehensive coding and compliance programs in order to minimize payer submission errors and assure the receipt of anticipated revenues. We believe that an effective program should include clear, defined guidelines and procedures, which combined with our Health Information Management Products, will enhance an organization's system and effectively increase revenues and reduce costs. Our Health Information Management Products will include compliance management and coding and reimbursement products and software, which are designed to conduct automated prospective and retrospective reviews of all in-patient and out-patient claims data. Management tools include internally designed targets aimed to provide data quality, coding accuracy and appropriate reimbursement. These tools work in conjunction with an organization's coding and billing compliance program to (i) identify claims with potential errors prior to billing; (ii) screen professional fees and services; and (iii) identify patterns in coding and physician documentation. Results of the auditing and monitoring activities are represented in executive reports summarizing clinical and financial results as well as detailed reports providing information needed to target specific areas for review. Billing practices for health care services are under close scrutiny by governmental agencies as high-risk areas for Medicare fraud and abuse. We believe that the Health Information Management Products will increase an organization's progress in reducing improper payments and ensuring that medical record documentation support services are provided.

     The Health Information Management Products are also designed to include abstracting solutions, which enable healthcare facilities to accurately collect and report patient demographic and clinical information. We believe that the Health Information Management Products will provide the organization with the ability to calculate in-patient and out-patient hospital reimbursements and customize data fields needed for state, federal or foreign governmental regulatory requirements. Standard and custom reports will provide the customer with the ability to generate facility-specific statistical reporting used for benchmarking, outcomes and performance improvement, marketing and planning. We believe that the Health Information Management Products will further provide healthcare organizations the flexibility to customize abstracting workflow to meet data collection reporting and analysis needs. The Health Information Management Products will provide the organization with the ability to customize workflow by creating fields and rules and designing screen navigation.

     We also believe that the Health Information Management Products will provide record management, which will automate the record tracking and location functions, monitor record completeness and facilitate the release of information process within health information management departments. The Health Information Management Products will assist healthcare organizations in properly completing records pursuant to state, federal, foreign governmental and medical staff requirements. The management tools are designed to monitor a facility's adherence to patient privacy, disclosure and patient bill of rights requirements, if applicable.

     GOING CONCERN


     Since inception, the Company has incurred cumulative net losses of $10,736,124, and at March 31, 2006 has a stockholders' deficit of $2,394,315 and has a working capital deficit of $2,659,190. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. Additionally, under the current roll out schedules with its clients, the Company expects to increase its revenues significantly during 2006 with the expectation of the Company becoming a profitable entity. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks. Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At March 31, 2006, these deficiencies (including interest and fines) amounted to approximately $755,100. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     ABOUT US

     Our principal executive offices are located at 5201 Blue Lagoon Drive, 8th Floor, Miami, Florida, 33126. Our telephone number is (305) 629-3090.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis Plan of Operation" and "Business", as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.


     The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products and services will significantly increase, that our President and Chief Executive Officer (one individual) will remain employed as such, that our forecasts accurately anticipate market demand and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

     Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this Prospectus and in the documents incorporated by reference into this
Prospectus  that  is  not  a  statement  of an  historical  fact  constitutes  a
"forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 THE OFFERING

     This offering relates to the sale of 33,860,309 shares of our common stock by certain persons who are the selling stockholders consisting of (1) Cornell Capital Partners, who intends to sell up to 30,288,880, shares of common stock, 25,000,000 of which may be issued from time to time upon the conversion of shares of preferred stock held by Cornell Capital Partners pursuant to the Investment Agreement and up to 5,000,000 shares of common stock of which may be issued upon the exercise of the Warrants; and (2) Investor, who may sell up to 3,571,429 shares of common stock, 3,171,429 of which may be issued upon the conversion of the Debenture and 400,000 shares underlying the SHG Warrant.

     On January 13, 2006, Transax entered into an Investment Agreement with Cornell Capital Partners (Cornell Capital Partners and the Company are also collectively referred to herein as the "Parties"), pursuant to which the Company sold to Cornell Capital Partners up to 16,000 shares of Series A Convertible Preferred Stock, no par value per share ("Series A Preferred Shares") which shall be convertible, at Cornell Capital Partners' discretion, into shares of the Company's common stock, par value $0.00001 per share, for a total price of up to $1,600,000. The Series A Preferred Shares are senior to all common stock and all series of preferred stock of the Company. The holders of Series A Preferred Shares are entitled to receive dividends or distribution on a pro rata basis in the amount of seven percent (7%) per year. Dividends shall be paid in cash and shall be cumulative. Each share of Series A Preferred Shares may be converted into shares of the Company's common stock equal to the sum of the Liquidation Amount, defined as an amount equal to $100 per share of Series A Preferred Shares, plus accrued but unpaid dividends thereon, divided by the Conversion Price. The Conversion Price is defined to be equal to the lower of
(i) $0.192 or (ii) eighty percent (80%) of the lowest daily volume weighted average price of the Company's common stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion. Of the 16,000 Series A Preferred Shares sold to Cornell Capital Partners, 8,000 Series A Preferred Shares equal a purchase price of $800,000, which consists of $255,237 from the surrender of a promissory note (the "Promissory Note") and $544,763 consisting of new funding.

     The Company completed the Closing (as such term is defined in the Investment Agreement) by issuing to Cornell Capital Partners the remaining 8,000 Series A Preferred Shares for a purchase price equal to $800,000 on May 8, 2006, prior to the date that the registration statement of which this Prospectus is made a part was initially filed with the SEC (the "Registration Statement").

     In connection with the Investment Agreement, the Company and Cornell Capital Partners entered into an Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, pursuant to which the parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities (as defined in the IRRA) by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined above) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay any liquidated damages hereunder within three (3) business days of Cornell Capital Partners making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) on May 9, 2006.

     In connection with the sale of the Series A Preferred Shares, on January 13, 2006, Cornell Capital Partners surrendered the Promissory Note issued by the Company to Cornell Capital Partners on May 17, 2005, in the principal amount of $255,237, in exchange for $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of zero dollars ($0). As a result, the Promissory Note was retired and cancelled. The Parties also agreed to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

     On January 13, 2006, the Company also issued to Cornell Capital Partners the Warrants to purchase up to 5,000,000 shares of common stock. The first Warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock, at an exercise price of $0.30, shall terminate after the five (5) year anniversary of the date of issuance. The second Warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock, at exercise price of $0.20, shall terminate after the five (5) year anniversary of the date of issuance.

     On April 1, 2005, Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued a convertible debenture to the Investor in the original principal amount of $250,000 (the "Debenture"). The Debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the common stock on the date of the Debenture or (ii) eighty percent (80%) of the lowest closing bid price of the Company's common stock for the five
(5) trading days immediately preceding the conversion date. The Debenture has a two (2) year term and accrues interest at five percent (5%) per year. At maturity, the Debentures will automatically convert into shares of common stock at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the Company's common stock on the date of the Debenture or (ii) eighty percent (80%) of the lowest closing bid price of the common stock for five (5) trading days immediately preceding the conversion date. On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of the Company's common stock.

     On February 1, 2006, the Company and the Investor mutually agreed to extend the term of the Debentures until December 1, 2007. In addition, the Company issued the SHG Warrant to purchase 400,000 shares of the Company's common stock. The SHG Warrant has a term of two (2) years and is exercisable at $0.20 per share. The Company is registering 3,171,429 shares of its common stock underlying the conversion of the Debenture and 400,000 shares underlying the SHG Warrant.

     Cornell Capital Partners may from time to time convert its shares of preferred stock under the Investment Agreement and Investors may from time to time convert the Debenture into shares of our common stock at a discount to the market price and each may, in turn, sell their shares of common stock to investors in the market at the market price. This will likely cause our stock price to decline and would result in substantial dilution to the interests of other holders of common stock.

COMMON STOCK OFFERED                   33,860,309 shares by selling stockholders

OFFERING PRICE                         Market price

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING(1)                 31,980,726 shares as of July 25, 2006

USE OF PROCEEDS                        We will not receive any  proceeds of  the
                                       shares    offered    by   the     selling
                                       stockholders  except that we may  receive
                                       proceeds   from  the   exercise  of   the
                                       Warrants and the SHG Warrant. See "Use of Proceeds".

RISK FACTORS                           The  securities  offered hereby involve a
                                       high   degree   of  risk  and   immediate
                                       substantial dilution. See "Risk Factors" and "Dilution".

OVER-THE-COUNTER BULLETIN
BOARD SYMBOL                           TNSX.OB


------------------
(1) Excludes 3,171,429 shares underlying the Debenture, up to 25,000,000 shares of common stock to be issued pursuant to the Investment
          Agreement with Cornell Capital Partners, up to 14,501,010 shares underlying warrants and up to 3,175,000 shares underlying options.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                           FOR THE PERIOD ENDED MARCH 31,            FOR THE FISCAL YEAR ENDED DECEMBER 31,
                                          ------------------------------             --------------------------------------
STATEMENT OF
OPERATION DATA:

                                            2006                  2005                  2005                     2004
                                        (Unaudited)           (Unaudited)
Revenues
                                     $     981,058           $     640,408       $      3,380,150          $     1,199,900
Total operating expenses                 1,102,832                 679,536              3,543,534                2,326,063
Loss from operations                      (121,774)                (39,128)              (163,384)              (1,126,163)
Total other expenses                      (569,930)                (59,691)              (601,101)                (666,092)

Net loss                             $    (691,704)          $     (98,819)      $       (764,484)         $    (1,792,255)
Net loss per share: Basic and
  diluted                            $       (0.02)          $          --       $          (0.03)         $         (0.10)



                                             AS OF MARCH 31,                           AS OF                      AS OF
                                                                                    DECEMBER 31,               DECEMBER 31,
BALANCE SHEET DATA:                          2006                  2005                2005                       2004
                                     ---------------------------------------------------------------------------------------
                                        (Unaudited)            (Unaudited)
                                     ---------------------------------------------------------------------------------------

Cash                                 $      44,333           $       5,579       $          7,875          $         4,090
Accounts receivable - net                  439,020                 301,723                321,240                  170,198
Prepaid expenses and other
  current assets                           208,366                  74,311                165,129                   51,547
Total assets                             1,855,377               1,132,830              1,693,656                  789,137
Total liabilities                        4,249,692               2,754,520              3,321,296                2,531,224
Common stock and Paid in
  capital                                7,865,770               7,077,445              7,602,629                6,894,696

Accumulated deficit                  $ (10,736,124)          $   8,578,755       $     (9,244,420)         $    (8,479,936)

Total stockholders' deficit          $  (2,394,315)          $   1,621,690       $     (1,627,640)         $    (1,742,087)


                                  RISK FACTORS

     WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


RISKS RELATING TO OUR BUSINESS


     TRANSAX HAS BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITORS, WHICH MEANS THAT TRANSAX MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS TRANSAX OBTAINS ADDITIONAL FUNDING

     Our independent auditors have added a "going concern" statement to their audit report for fiscal years ended December 31, 2005 and 2004, which states that we will need additional working capital to be successful and to service our current debt for the coming year and, therefore, our continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish our objectives. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Our management anticipates that we will incur net losses for the immediate future, and expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue, that we do not obtain additional funding, that our stock price does not increase, and that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern.


     TRANSAX HAS A WORKING CAPITAL DEFICIT AND IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL WE WILL NEED TO CURTAIL BUSINESS OPERATIONS


     We had a working capital deficit of $2,068,956 and $2,659,190 at December 31, 2005 and March 31, 2006, respectively, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of March 31, 2006, we had $44,333 of cash on hand and total current assets were $691,719, and our total current liabilities were $3,350,909. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we achieve profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing, we believe that we will not have sufficient funds to continue operations. We estimate that we will require $1,000,000 to $3,000,000 of financing to fund our anticipated operating expenses for the next twelve (12) months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     TRANSAX WILL REQUIRE ADDITIONAL FUNDING, AND FUTURE ACCESS TO CAPITAL IS UNCERTAIN AND TRANSAX MAY HAVE TO DELAY, REDUCE OR ELIMINATE CERTAIN BUSINESS OPERATIONS

     It is expensive to develop and commercialize Health Information Management Products. Transax plans to continue to conduct research and development, which is costly. Transax's product development efforts may not lead to new commercial products, either because Transax's products fail to be found effective or because Transax lacks the necessary financial or other resources or relationships to pursue commercialization. Transax's capital and future revenues may not be sufficient to support the expenses of its business operations and the development of commercial infrastructure. Transax may need to raise additional capital to: (i) fund operations; (ii) continue the research and development of Health Information Management Products; and (iii) commercialize its products.

     Management believes that the Standby Equity Distribution Agreement will provide some of the necessary capital. However, Transax may need additional financing within this time frame depending on a number of factors. Transax may not be able to obtain additional financing on favorable terms or at all. If Transax is unable to raise additional funds, Transax may have to delay, reduce or eliminate certain business operations. If Transax raises additional funds by issuing equity securities, further dilution to Transax's existing stockholders will result.


     TRANSAX OWES THE BRAZILIAN GOVERNMENT MONEY FOR PAYROLL TAXES AND SOCIAL SECURITY TAXES AND TRANSAX'S FAILURE TO PAY THE BRAZILIAN AUTHORITIES WHEN REQUIRED TO DO SO COULD RESULT IN LIABILITY

     Since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and social security taxes. At December 31, 2005, these deficiencies (including interest and fines) amounted to approximately $755,100.

     This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

     During 2004 and 2005, the Company entered into a number of payment programs with the Brazilian authorities whereby the social security taxes due, Severance Fund Taxes due, plus other taxes and applicable penalties and interest will be repaid over periods of between eighteen (18) and sixty (60) months. At December 31, 2005, the Company's has negotiated approximately $546,400 of tax liabilities under these programs. The payment program requires the Company to pay a monthly fixed amount of the four taxes negotiated. Discussions are currently ongoing for the Company to enter into a similar payment plan for the remainder of the payroll tax liabilities. The Company made the first payment as per the plan in April 2004 and continues to make the required payments. However, there is no certainty that the Brazilian authorities will enter into a similar plan in the future.

     TRANSAX MAY EXPERIENCE PRICE REDUCTIONS, REDUCED GROSS MARGINS AND LOSS OF MARKET SHARE IF TRANSAX IS UNABLE TO SUCCESSFULLY COMPETE

     Competition for Transax's products and services is intense and is expected to increase. Increased competition could result in reductions in Transax's prices, gross margins and market share, and could have a material adverse effect on Transax's business, financial condition and results of operations. Transax competes with other providers of healthcare information software and services, as well as healthcare consulting firms. Some competitors may have formed business alliances with other competitors that may affect Transax's ability to work with some potential customers. In addition, if some of Transax's competitors merge, a stronger competitor may emerge. Some principal competitors include: Polimed, Connectmed and Salutia, major software information systems companies, including those specializing in the healthcare industry, may not presently offer competing products but may in the future enter Transax's market. Many of Transax's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than Transax has. Many of these competitors also have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements, and changes in the political, economic or regulatory environment in the healthcare industry. These competitors may be in a position to devote greater resources to the development, promotion and sale of their products than Transax can. Transax may not be able to compete successfully against current and future competitors, and such competitive pressures could materially adversely affect Transax's business, financial condition and operating results.


     MARKET VOLATILITY MAY AFFECT TRANSAX'S STOCK PRICE, AND THE VALUE OF A SHAREHOLDER'S INVESTMENT IN TRANSAX'S COMMON STOCK MAY BE SUBJECT TO SUDDEN DECREASES

     The trading price for the shares of common stock of Transax has been, and Transax expects it to continue to be, volatile. The price at which Transax's common stock trades depends on a number of factors, including the following, many of which are beyond Transax's control: (i) Transax's historical and anticipated operating results, including fluctuations in financial and operating results; (ii) the market perception of the prospects for health information management network solutions companies as an industry sector; (iii) general market and economic conditions; (iv) changes in government regulations affecting product approvals, reimbursement or other aspects of Transax's and/or competitors' businesses; (v) announcements of technological innovations or new commercial products by Transax or its competitors; (vi) developments concerning Transax's contractual relations with its executive officers, executive management and intellectual property rights; and (vii) announcements regarding significant collaborations or strategic alliances.

     In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of Transax's common stock and affect the volume of trading in the stock. During periods of stock market price volatility, share prices of many health information management network solution companies have often fluctuated in a manner not necessarily related to their individual operating performance.

     Accordingly, Transax's common stock may be subject to greater price volatility than the stock market as a whole.


     THE HEALTHCARE INFORMATION MANAGEMENT AND TECHNOLOGY MARKET IS HIGHLY FRAGMENTED AND CHARACTERIZED BY ON-GOING TECHNOLOGICAL DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS AND RAPID CHANGES IN CUSTOMER REQUIREMENTS AND TRANSAX MAY NOT SUCCESSFULLY, OR IN A TIMELY MANNER, DEVELOP, ACQUIRE, INTEGRATE, INTRODUCE OR MARKET NEW PRODUCTS OR PRODUCT ENHANCEMENTS

     The healthcare information management and technology market is highly fragmented and characterized by on-going technological developments, evolving industry standards and rapid changes in customer requirements. Transax's success depends on its ability to timely and effectively: (i) offer a broad range of software products; (ii) enhance existing products and expand product offerings;
(iii) respond promptly to new customer requirements and industry standards; (iv) remain compatible with popular operating systems and develop products that are compatible with the new or otherwise emerging operating systems; and (v) develop new interfaces with healthcare provider organizations to fully integrate Transax's products and services in order to maximize features and functionality.

     Transax's performance depends in large part on its ability to provide the increasing functionality required by its customers through the timely development and successful introduction of new products and enhancements to existing products. Transax may not successfully, or in a timely manner, develop, acquire, integrate, introduce or market new products or product enhancements.

     Product enhancements or new products developed by Transax may not meet the requirements of hospital or other healthcare providers or health insurance companies or achieve or sustain market acceptance. Transax's failure to either estimate accurately the resources and related expenses required for a project, or to complete its contractual obligations in a manner consistent with the project plan upon which a contract is based, could have a material adverse effect on Transax's business, financial condition, and results of operations. In addition, Transax's failure to meet a customer's expectations in the performance of its services and products could damage Transax's reputation and adversely affect its ability to attract new business.


     FAILURE TO ACCURATELY ASSESS, PROCESS OR COLLECT HEALTHCARE CLAIMS OR ADMINISTER CONTRACTS COULD SUBJECT TRANSAX TO COSTLY LITIGATION AND FORCE TRANSAX TO MAKE COSTLY CHANGES TO PRODUCTS

     It is anticipated that some of Transax's products and services will be used in the payment, collection, coding and billing of healthcare claims and the administration of managed care contracts. If Transax's products and services fail to accurately assess, possess or collect these claims, customers could file claims against Transax. As of the date of this Prospectus, Transax does not carry insurance coverage to cover such claims or, if it does carry such insurance coverage in the future, such insurance coverage may not be adequate to cover such claims. A successful claim that is not covered by or is in excess of insurance coverage could adversely affect Transax's business, financial condition, and results of operations. Even a claim without merit could result in significant legal defense costs and could consume management time and resources.

     In addition, claims could increase insurance premiums such that appropriate insurance cannot be found at commercially reasonable rates. Furthermore, if Transax were found liable, Transax may have to significantly alter one or more of its products, possibly resulting in additional unanticipated research and development expenses.

     THE NATURE OF OUR PRODUCTS MAKES OUR COMPANY VULNERABLE TO UNDETECTED ERRORS THAT COULD REDUCE REVENUES, MARKET SHARE OR DEMAND

     Health Information Management Products may contain errors or failures, especially when initially introduced or when new versions are released. Although Transax conducts extensive testing of its products and services, software errors could be discovered in certain enhancements and products after their introduction. Despite such testing by Transax and by its current and potential customers, products under development, enhancements or shipped products may contain errors or performance failures resulting in, among other things: (i) loss of customers and revenue; (ii) delay in market acceptance; (iii) diversion of resources; (iv) damage to Transax's reputation; or (v) increased service costs. Any of these consequences could have a material adverse effect on Transax's business, financial condition and results of operations.


     TRANSAX MAY BE REQUIRED TO MAKE SUBSTANTIAL CHANGES TO ITS PRODUCTS IF THEY BECOME SUBJECT TO GOVERNMENTAL REGULATION

     None of Transax's Health Information Management Products are subject to regulation by the United States' federal government. Computer products used or intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease or other conditions or that affect the structure or function of the body are subject to regulation by the U.S. Department of Health. In the future, however, the U.S. Department of Health could determine that some of Transax's products (because of their predictive aspects) may be clinical decision tools and subject them to regulation. Compliance with U.S. Department of Health regulations such as HIPPA could be burdensome, time consuming and expensive.

     Other new laws and regulations affecting healthcare software development and marketing could also be enacted in the future. If so, it is possible that Transax's costs and the length of time for product development and marketing could increase and that other unforeseeable consequences could arise.


     GOVERNMENT  REGULATION OF  CONFIDENTIALITY  OF PATIENT  HEALTH  INFORMATION
     COULD  RESULT  IN  REQUIRED  PRODUCT   MODIFICATIONS  WHICH  WOULD  REQUIRE
     SIGNIFICANT EXPENDITURE OF CAPITAL RESOURCES

     There is substantial U.S. federal and state and foreign regulation of confidentiality of patient health information and the circumstances under which such information may be used by, disclosed to or processed by Transax as a consequence of any contracts with various health care providers or insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of the hospital, physician or other healthcare provider, regulations governing patient confidentiality rights are dynamic and rapidly evolving. Changes may be made which would require Transax to change its products and systems and methods which could require significant expenditures of capital and decrease future business prospects. Additional federal and state legislation governing the dissemination of individually identifiable information have been proposed in the United States and may be adopted, which may also significantly affect Transax's business.

     GOVERNMENT REGULATION OF HEALTHCARE INFORMATION DELIVERY SYSTEMS MAY AFFECT HEALTHCARE PROVIDERS' DECISIONS WHICH COULD RESULT IN UNPLANNED PRODUCT ENHANCEMENTS, DELAYS, OR CANCELLATIONS OF PRODUCT ORDERS OR SHIPMENTS, OR REDUCE THE NEED FOR CERTAIN SYSTEMS

     During the past several years, the healthcare industry within the United States and other countries has been subject to changing political, economic and regulatory influences and to increasing levels of governmental regulation. Certain proposals to reform the U.S. healthcare systems have been and are being considered by Congress. These proposals, if enacted, could change the operating environment for any of Transax's customers within the United States that could have a negative impact on Transax's business, financial condition and results of operations. However, the U.S. federal government recently mandated the use of electronic transmissions for large Medicare providers, which may positively affect the marketability of Transax's products in the U.S. Transax is unable to predict what, if any, changes will occur.

     Changes in current healthcare financing, reimbursement systems and procurement practices could result in unplanned product enhancements, delays, or cancellations of product orders or shipments, or reduce the need for certain systems. A portion of Transax's revenues is expected to be derived from sales of its Health Information Management Products to hospitals in the United States.

     Consolidation in the healthcare industry, particularly in the hospital and managed care markets, could decrease the number of potential purchasers of Transax's Health Information Management Products and adversely affect Transax's business. In addition, the decision to purchase such products generally involves a committee approval. Consequently, it is difficult for Transax to predict the timing or outcome of the buying decisions of Transax's potential customers.

     THERE ARE POLITICAL AND ECONOMIC RISKS IN FOREIGN MARKETPLACES WHICH COULD AFFECT THE OPERATIONS OF TRANSAX

     As of the date of this Prospectus, the Health Information Management Products are sold by Transax principally in Brazil. Transax intends to enter the global marketplace which includes, but is not limited to, the marketplaces within the United States, Australia, South America and Europe. During the fiscal year ended December 31, 2005 and 2004, international sales accounted for one hundred percent (100%) of Transax's total revenue. As a result, Transax faces certain risks associated with international sales. International sales may be subject to political, economic, legal and other uncertainties occurring within these countries. Changes in policies by the respective governments may result in changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on imports and sources of supply, import duties, corruption, economic reforms, and currency revaluation, all of which may materially and adversely affect Transax. The continuation or increase of any such disparities could affect the political and social stability of the country, and thus the operations of Transax. Moreover, future controversies could arise which would threaten trade relations between the United States and the respective country. In any of such eventualities, the business of Transax could be adversely affected.

     TRANSAX MAY FACE SCRUTINY FROM GOVERNMENTAL AGENCIES

     As a result of the rising healthcare costs, U.S. federal and state governments and foreign governments have placed an increased emphasis on detecting and eliminating fraud and abuse in healthcare programs. Numerous laws and regulations now exist within the U.S. and other foreign countries to prevent fraudulent or abusive billing, to protect patients' privacy rights, and to ensure patients' access to healthcare. Violation of the laws or regulations governing Transax's operations could result in the imposition of civil or criminal penalties, including temporary or permanent exclusion from participation in government healthcare programs, such as Medicare and Medicaid in the U.S., the cancellation of any contracts with Transax to provide managed care services, and the suspension or revocation of any of Transax's governmental licenses. Transax intends to conduct routine internal audits in an effort to ensure compliance with all applicable laws and regulations. If errors, discrepancies or violations of laws are discovered in the course of these internal audits or otherwise, Transax may be required by law to disclose the relevant facts, once known, to the appropriate authorities.


     THE INABILITY TO PROTECT INTELLECTUAL PROPERTY COULD LEAD TO UNAUTHORIZED USE OF TRANSAX'S PRODUCTS

     Transax relies on a combination of trade secrets, copyright and trademark laws, nondisclosure, non-compete and other contractual provisions to protect its proprietary rights. Measures taken by Transax to protect its intellectual property may not be adequate, and its competitors could independently develop products and services that are substantially equivalent or superior to Transax's products and services. Any infringement or misappropriation of Transax's proprietary software and databases could put Transax at a competitive disadvantage in a highly competitive market and could cause Transax to lose revenues, incur substantial litigation expense, and divert management's attention from other operations. Intellectual property litigation is increasingly common in the software industry. Therefore, the risk of an infringement claim against Transax may increase over time as the number of competitors in the industry segment grows and the functionality of products overlaps. Third parties could asset infringement claims against Transax in the future. Regardless of the merits, Transax could incur substantial litigation expenses in defending any such asserted claim. In the event of an unfavorable ruling on any such claim, such an infringement may result in significant monetary liabilities that could have a material adverse effect on the business.

     In the event of an unfavorable ruling on any such claim, a license or similar agreement may also not be available to use on reasonable terms, if at all.

     Transax may not be successful in the defense of these or similar claims.

     TRANSAX IS DEPENDENT UPON THE LICENSE AGREEMENT TO FURTHER DEVELOP AND COMMERCIALIZE ITS PRODUCTS EFFECTIVELY OR AT ALL

     To further develop and successfully commercialize the Health Information Management Products and related services, Transax and TDS entered into a license agreement (the "License Agreement") to carry out development and commercialization of the MedLink Solution within Brazil. Under the terms of the License Agreement, Transax will receive certain royalties once its subsidiary in Brazil has entered cash flow status.

     The risks associated with the License Agreement include, but are not limited to, the following: (i) TDS may not apply the expected resources or required expertise in developing the MedLink Solution resources and systems or other systems necessary to successfully commercialize the MedLink Solution products; and (ii) disputes may arise between Transax and TDS that delay the commercialization of the MedLink Solution or adversely affect its sales or profitability. Transax's success will depend on the successful introduction and marketing of the MedLink Solution and other products which, in turn, is dependent on the continued existence of favorable contractual relations with TDS. Transax's business operations may be materially affected in the event TDS fails to honor the terms and provisions of License Agreement.


     FAILURE  TO  RETAIN  KEY  PERSONNEL  COULD  IMPEDE  TRANSAX'S   ABILITY  TO
     COMMERCIALIZE ITS PRODUCTS, MAINTAIN THE LICENSE AGREEMENT OR OBTAIN SOURCES OF FUNDS

     Transax depends, to a significant extent, on the efforts of Mr. Stephen Walters, our President, Chief Executive Officer and a director, and on the efforts of its research and development personnel. The development of Health Information Management Products requires expertise from a number of different disciplines, some of which are not widely available. The quality and reputation of Transax's research and development personnel, including its executive officers, and their success in performing their responsibilities, may directly influence the success of Transax. In addition, Mr. Walters is involved in a broad range of critical activities, including providing strategic and operational guidance. The loss of Mr. Walters, or Transax's inability to retain or recruit other key management and research and development personnel, may delay or prevent Transax from achieving its business objectives. Transax faces intense competition for personnel from other companies, public and private research institutions, government entities and other organizations. Transax does not employ management on a full-time or part-time basis and does not have a written employment agreement with Mr. Walters. In addition, Transax does not maintain any key man life insurance policies on Mr. Walters.


RISKS RELATED TO THIS OFFERING


     FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 31,980,726 shares of common stock outstanding as of July 25, 2006, 11,465,112 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 20,515,614 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we shall issue 3,171,429 shares underlying the Debenture, up to 5,400,000 shares underlying warrants (including the SHG Warrant and the Warrants) and up to 25,000,000 shares pursuant to the Investment Agreement with Cornell Capital Partners.

     THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market 33,860,309 shares of common stock being registered in this offering. That means that up to 33,860,309 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. The officers and directors of Transax and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

     THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board.

     Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


     THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SERIES A PREFERRED SHARES THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK


     As of July 25, 2006, we had 31,980,726 shares of common stock issued and outstanding and 16,000 Series A Preferred Shares outstanding. In addition, the number of shares of common stock issuable upon conversion of the outstanding Series A Preferred Shares may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the Series A Preferred Shares, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.



     THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SERIES A PREFERRED SHARES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS

     The number of shares of common stock issuable upon conversion of our Series A Preferred Shares will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our Series A Preferred Shares is essentially limitless if the trading price per common share declines towards zero as the number of Series A Preferred Shares convertible into common stock is based on the trading price per common share of our Company.


     THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SERIES A PREFERRED SHARES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK

     The Series A Preferred Shares are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $0.192 or eighty percent (80%) of the lowest daily volume weighted average of the Company's common stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion.

     The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion of preferred stock, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.


     THE HOLDER OF THE DEBENTURE HAS THE OPTION OF CONVERTING THE PRINCIPAL OUTSTANDING UNDER THE DEBENTURE INTO SHARES OF OUR COMMON STOCK. IF THE HOLDER CONVERTS THE DEBENTURE, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK

     The conversion of the Debenture will result in dilution to the interests of other holders of our common stock since the holder may ultimately convert the full amount of the Debenture and sell all of these shares into the public market.

     The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holder of the Debenture converted at conversion prices of $0.25, $0.20, $0.15, $0.10 and $0.05 (the conversion price shall be equal to the lesser of (i) one hundred twenty percent (120%) of the closing bid price of the Company's common stock on April 1, 2005 and (ii) eighty percent (80%) of the lowest closing bid price of the common stock for five (5) trading days immediately preceding the conversion date):

                              NUMBER OF SHARES
                                  ISSUABLE            PERCENTAGE OF ISSUED
                              ON CONVERSION OF
      CONVERSION PRICE          DEBENTURE(1)           AND OUTSTANDING(2)
            $0.25                1,000,000                   3.13%
            $0.20                1,250,000                   3.91%
            $0.15                1,666,667                   5.21%
            $0.10                2,500,000                   7.82%
            $0.05                5,000,000                  15.69%

----------
(1) Represents the number of shares issuable if the principal amount of the Debenture was converted at the corresponding conversion price.
(2) Represents the percentage of the total outstanding common stock that the shares issuable on conversion of the Debenture without regard to any contractual or other restriction on the number of securities the stockholder may own at any point in time (including a 4.99% ownership limitation set forth in the Debenture). Based on 31,980,726 shares issued and outstanding on July 25, 2006.


     OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK

     The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock", for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Transax. A description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                 Percentage                                                    Percentage
                                                     of                       Percentage of                        of
                                                Outstanding    Shares to be    Shares to be                    Outstanding
                                   Shares          Shares        Acquired        Acquired                        Shares
                                Beneficially    Beneficially    Pursuant to    Pursuant to     Shares to be   Beneficially
                                Owned Before    Owned Before    the Cornell    the Cornell     Sold in the     Owned After
Selling Stockholder               Offering        Offering      Offering(1)    Offering(1)       Offering      Offering(2)
-------------------             ------------   -------------    -----------    ------------    ------------   -------------
                                       SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH TRANSAX

Cornell Capital Partners, LP     1,281,126(3)         4.01%     30,000,000        48.40%       30,288,880(4)            0%

Scott and Heather Grimes -
  Joint Tenants with Rights
  of Survivorship                3,571,429(5)        11.17%             --           --         3,571,429(5)            0%
                                ------------   -------------    -----------    ------------    ------------   -------------
TOTAL                            4,852,555           15.18%     30,000,000        48.40%       33,860,309               0%
                                ============   =============    ===========    ============    ============   =============

--------------
*    Less than one percent (1%).

(1) Applicable percentage of ownership is based on 31,980,726 shares of common stock outstanding as of July 25, 2006, together with securities exercisable or convertible into shares of common stock within sixty (60) days of July 25, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of July 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes the 5,000,000 shares which may be issued upon the exercise of the Warrants, 3,171,429 shares underlying the Debenture and 400,000 shares underlying the SHG Warrant.

(3) Consists of 288,880 shares of common stock and 992,246 shares of common stock issuable upon conversion of Series A Preferred Shares. For purposes of calculating Cornell Capital Partners' beneficial ownership, this figure does not include 29,007,754 shares registered on behalf of this person, as follows: (i) 24,007,754 shares issuable upon conversion of the Series A Preferred Shares and (ii) 5,000,000 shares issuable upon exercise of the Warrants. Pursuant to provisions in the convertible debenture and the warrants, Cornell Capital Partners does not have the right to acquire within sixty (60) days, through the conversion of the convertible debentures or through the exercise of the warrants such number of shares which after giving effect to such exercise or conversion would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of the Company. As a result of this limitation on its percentage beneficial ownership, we do not consider Cornell Capital Partners to be an affiliate.

(4) Includes 288,880 shares which were received as a commitment fee under a now terminated Standby Equity Distribution Agreement.

(5) Consists of 3,171,429 shares of common stock underlying the Debenture and 400,000 shares underlying the SHG Warrant.

     The following information contains a description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Transax, except as follows:


SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH TRANSAX

     CORNELL CAPITAL PARTNERS,  LP (CORNELL CAPITAL  PARTNERS).  Cornell Capital
Partners is the investor under the Investment Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in a financing transaction with Transax. The transaction is explained below:

     o THE INVESTMENT AGREEMENT. On January 13, 2006, Transax entered into an Investment Agreement with Cornell Capital Partners (Cornell Capital Partners and the Company are collectively referred to herein as the "Parties"), pursuant to which the Company sold to Cornell Capital Partners up to 16,000 Series A Preferred Shares, no par value per share, which shall be convertible, at Cornell Capital Partners' discretion, into shares of the Company's common stock, par value $0.00001 per share, for a total price of up to $1,600,000. The Series A Preferred Shares are senior to all common stock and all series of preferred stock of the Company. The holders of Series A Preferred Shares are entitled to receive dividends or distribution on a pro rata basis in the amount of seven percent (7%) per year. Dividends shall be paid in cash and shall be cumulative.

     Each share of Series A Preferred Shares may be converted into shares of the Company's common stock equal to the sum of the Liquidation Amount, defined as an amount equal to $100 per share of Series A Preferred Shares, plus accrued but unpaid dividends thereon, divided by the Conversion Price. The Conversion Price is defined to be equal to the lower of (i) $0.192 or (ii) eighty percent (80%) of the lowest daily volume weighted average price of the Company's common stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion. Of the 16,000 Series A Preferred Shares to be sold to Cornell Capital Partners, 8,000 Series A Preferred Shares equal a purchase price of $800,000, which consists of $255,237 from the surrender of the Promissory Note (as described below) and $544,763 consisting of new funding. The Company completed the Closing (as such term is defined in the Investment Agreement) by issuing to Cornell Capital Partners the remaining 8,000 Series A Preferred Shares for a purchase price equal to $800,000 on May 8, 2006, prior to the date that the Registration Statement (which this Prospectus is made part) was initially filed with the SEC.

     In connection with the Investment Agreement, the Company and Cornell Capital Partners entered into an Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, pursuant to which the parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities (as defined in the IRRA) by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined above) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the holder from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay liquidated damages hereunder within three (3) business days of the holder making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) with the SEC on May 9, 2006.

     In connection with the sale of the Series A Preferred Shares, on January 13, 2006, Cornell Capital Partners surrendered the Promissory Note issued by the Company to Cornell Capital Partners on May 17, 2005, in the principal amount of $255,237, in exchange of $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of zero dollars ($0). As a result, the Promissory Note was retired and cancelled. The Parties also terminated the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

     o WARRANTS. On January 13, 2006, the Company issued to Cornell Capital Partners two (2) Warrants to purchase up to 5,000,000 shares of the Company's common stock. The first Warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock at an exercise price of $0.30, shall terminate after the five (5) year anniversary of the date of issuance. The second warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock at exercise price of $0.20, shall terminate after the five (5) year anniversary of the date of issuance.

     o SCOTT AND HEATHER GRIMES - JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (INVESTOR). Investor is the holder of the convertible Debentures. Investor acquired all shares being registered in this offering in a financing transaction with Transax. This transaction is explained below:

     o CONVERTIBLE DEBENTURES. On April 1, 2005, Company entered into a Securities Purchase Agreement with Investor. Pursuant to the Securities Purchase Agreement, the Company issued the convertible Debenture to Investor in the original principal amount of $250,000.


     The Debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the common stock on the date of the Debenture or (ii) eighty percent (80%) of the lowest closing bid price of the Company's common stock for the five (5) trading days immediately preceding the conversion date. The Debenture has a two (2) year term and accrues interest at five percent (5%) per year. At maturity, the Debentures will automatically convert into shares of common stock at a conversion price equal to the lower of: (i) 120% of the closing bid price of the Company's common stock on the date of the Debentures or (ii) eighty percent (80%) of the lowest closing bid price of the common stock for five (5) trading days immediately preceding the conversion date. On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of common stock. The Company is registering 3,171,429 shares of its common stock underlying the conversion of the Debenture in this offering.


     o SHG WARRANT. On February 1, 2006, the Company and the Investor mutually agreed to extend the term of the Debenture through December 1, 2007. In addition, the Company issued the SHG Warrant to purchase 400,000 shares of the Company's common stock. The SHG Warrant has a term of two (2) years and is exercisable at $0.20 per share. The Company is registering 400,000 shares underlying the SHG Warrant.

                                 USE OF PROCEEDS

     This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. Therefore, there will be no proceeds to us from the sale of shares of common stock in this offering.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one (1) or more underwriters, brokers, dealers or agents from time to time in one (1) or more transactions (which may involve crosses or block transactions); (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).


     On January 13, 2006, Transax entered into an Investment Agreement with Cornell Capital Partners (Cornell Capital Partners and the Company are also collectively referred to herein as the "Parties"), pursuant to which the Company sold to Cornell Capital Partners up to 16,000 of Series A Preferred Shares, no par value per share which shall be convertible, at Cornell Capital Partners' discretion, into shares of the Company's common stock, for a total price of up to $1,600,000. The Series A Preferred Shares are senior to all common stock and all series of preferred stock of the Company. The holders of Series A Preferred Shares are entitled to receive dividends or distribution on a pro rata basis in the amount of seven percent (7%) per year. Dividends shall be paid in cash and shall be cumulative. Each share of Series A Preferred Shares may be converted into shares of the Company's common stock equal to the sum of the Liquidation Amount, defined as an amount equal to $100 per share of Series A Preferred Shares, plus accrued but unpaid dividends thereon, divided by the Conversion Price. The Conversion Price is defined to be equal to the lower of (i) $0.192 or
(ii) eighty percent (80%) of the lowest daily volume weighted average price of the Company's common stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion. Of the 16,000 Series A Preferred Shares sold to Cornell Capital Partners, 8,000 Series A Preferred Shares equal a purchase price of $800,000, which consists of $255,237 from the surrender of the Promissory Note (as described below) and $544,763 consisting of new funding. The Company completed the Closing (as such term is defined in the Investment Agreement) by issuing to Cornell Capital Partners the remaining 8,000 Series A Preferred Shares for a purchase price equal to $800,000 on May 7, 2006, prior to the date that the Registration Statement (of which this Prospectus is made a part) was initially filed with the SEC.

     In connection with the Investment Agreement, the Parties entered into an Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, pursuant to which the parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined above) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the holder from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay liquidated damages hereunder within three (3) business days of the holder making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) with the SEC on May 9, 2006.

     In connection with the sale of the Series A Preferred Shares, on January 13, 2006, Cornell Capital Partners surrendered the Promissory Note issued by the Company to Cornell Capital Partners on May 17, 2005, in the principal amount of $255,237, in exchange of $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of zero dollars ($0). As a result, the Promissory Note was retired and canceled. The Parties also agreed to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

     On January 13, 2006, the Company also issued to Cornell Capital Partners the Warrants to purchase up to 5,000,000 shares of common stock. The first Warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock, at an exercise price of $0.30, shall terminate after the five (5) year anniversary of the date of issuance. The second Warrant issued to Cornell Capital Partners was 2,500,000 shares of common stock, at exercise price of $0.20, shall terminate after the five (5) year anniversary of the date of issuance.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.

     Prospective investors should take these factors into consideration before purchasing our common stock.

     On April 1, 2005, Company entered into the Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued a convertible debenture to Investor in the original principal amount of $250,000 (the "Debenture"). The Debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the common stock on the date of the Debentures or (ii) eighty percent (80%) of the lowest closing bid price of the Company's common stock for the five (5) trading days immediately preceding the conversion date. The Debenture has a two (2) year term and accrue interest at five percent (5%) per year. At maturity, the Debenture will automatically convert into shares of common stock at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the Company's common stock on the date of the Debenture or (ii) eighty percent (80%) of the lowest closing bid price of the common stock for five (5) trading days immediately preceding the conversion date. On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of the Company's common stock.

     On February 1, 2006, the Company and Investor mutually agreed to extend the term of the Debentures until December 1, 2007. In addition, the Company issued the SHG Warrant to purchase 400,000 shares of the Company's common stock. The SHG Warrant has a term of two (2) years and is exercisable at $0.20 per share. The Company is registering 3,171,429 shares of its common stock underlying the conversion of the Debenture and 400,000 shares underlying the SHG Warrant.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Transax expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The estimated offering expenses consist of: an SEC registration fee of $439, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,061. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

     The selling stockholders are subject to applicable provisions of the Exchange Act, and its regulations, including Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus.

     Pursuant to the requirements of Item 512 of Regulation S-B and as stated in
Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


OVERVIEW

     Transax International Limited, currently trades on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB".

     The Company was incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation". Previously, the Company was engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide. During August 2003, the Company completed the acquisition of Transax Limited, a Colorado privately-held corporation ("Transax Limited"), pursuant to a reverse merger and changed its name to "Transax International Limited" by filing an amendment to its articles of incorporation.

     The Company, through its wholly-owned subsidiary TDS Telecommunication Data Systems LTDA. ("TDS") is an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").


SUBSIDIARIES


     TDS TELECOMMUNICATION DATA SYSTEMS LTDA

     TDS was incorporated under the laws of Brazil on May 2, 1998, and is a wholly-owned subsidiary of the Company. TDS assists the Company in providing information network solutions, products and services within Brazil.


     TRANSAX AUSTRALIA PTY LTD.

     Transax Australia Pty Ltd. ("Transax Australia") was incorporated under the laws of the state of New South Wales, Australia on January 19, 2003, and is a wholly-owned subsidiary of the Company. Transax Australia assists the Company in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.


     MEDLINK TECHNOLOGIES, INC.

     MedLink Technologies, Inc. ("MedLink") was incorporated under the laws of Mauritius on January 17, 2003, and is a wholly-owned subsidiary of the Company. MedLink holds the intellectual property developed by the Company and is responsible for initiating research and development.


CRITICAL ACCOUNTING POLICIES

     Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for Transax International Limited include the useful lives of property and equipment, accounting for stock based compensation and revenue recognition.

     We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

     Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. We regularly review the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

     Accounting for Stock Based Compensation - Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 ("SFAS No. 123R") (revised 2004), Share Based Payment. SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognize the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. The adoption of this pronouncement may have a material effect on our results of operations.

     Revenue Recognition - Our revenues, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

     Substantially all of our revenues are derived from the processing of applications by healthcare providers for approval of patients for healthcare services from insurance carriers. Our software or hardware devices containing our software are installed at the healthcare provider's location. We offer transaction services to authorize and adjudicate identity of the patient and obtain "real time" approval for any necessary medical procedure from the insurance carrier. Our transaction-based solutions provide remote access for healthcare providers to connect with contracted insurance carriers. Transaction services are provided through contracts with insurance carriers and others, which specify the services to be utilized and the markets to be served. Our clients are charged for these services on a per transaction basis. Pricing varies depending type of transactions being processed under the terms of the contract for which services are provided. Transaction revenues are recognized in the period in which the transactions are performed.


RECENT ACCOUNTING PRONOUNCEMENTS

     In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. SFAS 155 establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation and clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. Lastly, SFAS 155 amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective in the first fiscal year that begins after September 15, 2006. We are still assessing the impact, if any, on its consolidated financial position, results of operations and cash flows.

     Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.


EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123". SFAS No. 123R requires companies to recognize, in the statement of operations, the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective for the Company on January 1, 2006. The adoption of this standard did not have a material impact on our financial statements.

     In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non- monetary Assets". The Statement is an amendment of Accounting Principles Board ("APB") Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.


RESULTS OF OPERATIONS

     FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2006 COMPARED TO THREE-MONTH PERIOD ENDED MARCH 31, 2005

     Our net losses during the three-month period ended March 31, 2006 were $691,704 compared to a net loss of $98,819 during the three-month period ended March 31, 2005, an increase of $592,885.

     During the three-month period ended March 31, 2006, we generated $981,058 in revenues compared to $640,408 in revenues for the three-month period ended March 31, 2005, an increase of $340,650 or 53.19%. The significant increase in revenues is due to the continued installation of our software and/or hardware devices containing our software at the healthcare provider's locations in Brazil. Upon installation, we begin the processing of applications submitted by the healthcare provider for approval of patients for healthcare services from the insurance carrier. We charge for these services on a per transaction basis.

     We undertook approximately 1.84 million "real time transactions during the three-month period ended March 31, 2006 compared to 1.33 million "real time" transactions during the period ended March 31, 2005.

     During the three-month period ended March 31, 2006, we incurred operating expenses of $1,102,832 compared to operating expenses of $679,536 incurred during the three month period ended March 31, 2005, an increase of $423,296 or 62.29%. The increase in operating expenses during the three-month period ended March 31, 2006 from the same period in 2005 resulted from: (i) an increase of $268,745 or 111.15% in cost of product support services resulting from the increase in revenues; (ii) an increase of $75,126 or 222.82%, in management and consulting fee-related parties due to an increase in use of management and a director/consultants needed to handle our increased operations; (iii) an increase of $3,113 or 1.36%, in general and administrative expenses resulting from a slight increase in operating costs associated with increased operations; an increase of $21,136 or 47.41% in depreciation and amortization expense as a result of an increase in property and equipment acquired for our TDS operations;
(iv) an increase of $9,517 or 64.11% in investor relations fees; and (v) an increase of $57,555 or 473.12% in professional fees relating to our legal costs associated with our financings and filing of a registration statement of Form SB-2.

     Certain operating expenses, however, decreased during the three-month period ended March 31, 2006 from the same period in 2005 as follows: (i) a decrease of $11,896 or 11.44%, in payroll and related benefits, which is attributable to a slight decrease in the number of employees.

     We reported a loss from operations of $121,774 for the three-month period ended March 31, 2006 as compared to a loss from operations of $39,128 for the three month period ended March 31, 2005. Although there can be no assurances, we anticipate that during fiscal year 2006, our ongoing marketing efforts and product roll-out will result in an increase in our net sales from those reported during fiscal year 2006. To support these increased sales, we anticipate that our operating expenses will also increase during fiscal year 2006 as compared to fiscal year 2005. We are, however, unable to predict at this time the amount of any such increase in operating expenses.

     Total other expenses increased $510,239 or 854.80% for the three-month period ended March 31, 2006 as compared to the three-month period ended March 31, 2005.

     Included in this change is: (i) an increase in other expense of $32,863 from $10,514 of other income recognized during the three-month period ended March 31, 2005; (ii) an increase of $153,671 in debt settlement and offering costs from $-0- during the three-month period ended March 31, 2005, which relates to the issuance of warrants to the debenture holder and amortization of certain debt offering costs; (iii) an increase of $249,103 in loss from derivative liabilities from $-0- during the three-month period ended March 31, 2005, which relates to the classification of the embedded conversion feature and related warrants issued in connection with our Series A preferred stock and debenture payable as a derivative instrument; and (iv) an increase of $72,033 in interest expense from $60,218 for the three-month period ended March 31, 2005, which reflects an increase in our borrowings during the three-month period ended March 31, 2006 and in connection with the amortization of debt discounts and debt offering costs of $36,033.

     For the three-month period ended March 31, 2006, our net loss was $691,704 compared to a net loss of $98,819 for the three-month period ended March 31, 2005.

     During the three months ended March 31, 2006, we recorded a deemed preferred stock dividend of $800,000 which relates to our Series A Convertible Preferred Stock. This non-cash expense related to the embedded beneficial conversion features of those securities and fair value of warrants of those securities.

     We reported a net loss attributable to common shareholders of $1,491,704 for the three months ended March 31, 2006 as compared to a net loss attributable to common shareholders of $98,819 for the three months ended March 31, 2005. This translates to an overall per-share loss available to shareholders of ($0.02) and $(0.00) for the three months ended March 31, 2006 and 2005, respectively.

     FOR FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2004

     Our net losses during fiscal year ended December 31, 2005 were $764,464 compared to a net loss of $1,792,255 for fiscal year ended December 31, 2004, a decrease of $1,027,771. During fiscal year ended December 31, 2005, we generated $3,380,150 in revenues compared to $1,199,900 in revenues during fiscal year ended December 31, 2004, an increase of $2,180,250 or 181.7%. The significant increase in revenues is due to the continued installation of our software and/or hardware devices containing our software at the healthcare provider's locations in Brazil. Upon installation, we begin the processing of applications submitted by the healthcare provider for approval of patients for healthcare services from the insurance carrier. We charge for these services on a per transaction basis. We undertook approximately 6,500,000 "real time" transactions during fiscal year 2005 compared to 2,800,000 "real time" transactions during fiscal year 2004. At December 31, 2005, we had 5,350 MedLink Solutions operational in Brazil, including 2,750 Point of Sales ("POS") solutions.

     During fiscal year ended December 31, 2005, we incurred operating expenses of $3,543,534 compared to operating expenses of $2,326,063 during fiscal year ended December 31, 2004, an increase of $1,217,471 or 52.34%. The increase in operating expenses during fiscal year ended December 31, 2005 from fiscal year ended December 31, 2004 resulted from: (i) an increase of $910,337 or 128.15% in cost of product support services resulting from the increase in net revenues;
(ii) an increase of $49,757 or 13.65% in payroll and related benefits due to an increase in employees needed to handle our increased operations; (iii) an increase of $143,980 or 23.23% in general and administrative expenses resulting from increased operating costs associated with increased operations; (iv) an increase of $194,300 or 345.66% in depreciation and amortization expense as a result of an increase in property and equipment acquired for our TDS operations;
(v) an increase of $19,347 or 17.75% in investor relation fees attributable to an increase in the use of investor relations services; and (vi) an increase of $3,562 or 2.80% in professional fees related to legal fees associated with our SEC filings.

     Certain operating expenses, however, decreased during fiscal year ended December 31, 2005 from fiscal year ended December 31, 2004. Management fees - related parties decreased $103,812 or 30.63% attributable to a decrease in amounts paid to our management.

     We reported a loss from operations of $163,384 for fiscal year ended December 31, 2005 as compared to a loss from operations of $1,126,163 for fiscal year ended December 31, 2004. Although there can be no assurances, we anticipate that during fiscal year 2006, our ongoing marketing efforts and product roll-out will result in an increase in our net sales from those reported during fiscal year 2005. To support these increased sales, we anticipate that our operating expenses will also increase during fiscal year 2006 as compared to fiscal year 2005. We are, however, unable to predict at this time the amount of any such increase in operating expenses.

     Total other expenses decreased $64,991 or 9.76% for fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004. Included in this change is: (i) a decrease in other income (expenses) of $69,139 or 135.31% during fiscal year ended December 31, 2005 compared to fiscal year ended December 31, 2004, which results from income recognized during fiscal year ended December 31, 2004 upon settlement of accounts payable balances, which were settled for less than the original obligation; (ii) a decrease of $197,685 or 32.64% in interest expense for fiscal year ended December 31, 2005 compared to fiscal year ended December 31, 2004 which reflects an increase in our borrowing during fiscal year 2005 offset by a decrease in interest expense recorded in connection with warrants granted upon debt conversion;; (iii) an increase of $88,347 or 97.13% in interest expense - related party during fiscal year ended December 31, 2005 compared to fiscal year ended December 31, 2004, which reflects an increase due to the granting of warrants in connection with debt conversions and an increase in our borrowing from related parties; and (iv) an increase of $43,304, or 210.52% in foreign exchange rate gains due to a favorable fluctuation in the exchange rate between Brazil and the United States and (v) the recording of a loss from derivative liability of $18,512 in 2005 related to our debenture payable.

     For the fiscal year ended December 31, 2005, our net loss was $764,484 or $0.03 per common share compared to a net loss of $1,792,255 or $0.10 per common share for the fiscal year ended December 31, 2004.


LIQUIDITY AND CAPITAL RESOURCES


     FOR THREE-MONTH PERIOD ENDED MARCH 31, 2006

     As of March 31, 2006, our current assets were $691,719 and our current liabilities were $3,350,909, which resulted in a working capital deficit of $2,659,190. As of March 31, 2006, our total assets were $1,855,377 consisting of: (i) $44,333 in cash; (ii) $208,366 in prepaid expenses and other current assets; (iii) $439,020 in accounts receivable; (iv) $361,140 in net software development costs; (v) $778,587 in net valuation of property and equipment; (vi) $4,800 in other assets; and (vii) $19,131 in deferred debt offering costs.

     As of March 31, 2006, our total liabilities were $4,249,692  consisting of:
(i) $1,799,473 in long-term and current portion of accounts payable and accrued expenses; (ii) $235,166 due to related parties; (iii) $201,799 in convertible loans to related parties; (iv) $152,967 in loan payable to related parties; (v) $1,982 in current portion of capital lease obligation; (vi) $125,000 in net convertible debenture payable; (vii) $369,004 in loans payable; (viii) $628,798 in warranty liability; and (ix) $735,503 in convertible feature liability. As at March 31, 2006, our current liabilities were $3,350,909 compared to $2,563,200 at December 31, 2005. The increase in current liabilities is due primarily to the recording of warrant and convertible feature liabilities offset by the repayment of loans and related loans payable.

     Stockholders' deficit increased from $1,627,640 for fiscal year ended December 31, 2005 to $2,394,315 for the three-month period ended March 31, 2006.

     For the three-month period ended March 31, 2006, net cash flow used in operating activities was $154,586 compared to net cash provided by operating activities of $79,432 for the three-month period ended March 31, 2005. The change in cash flows used by operating activities is due to the increase in net loss for the three-month period ended March 31, 2006 as well as the repayment of accounts payable.

     Net cash flows used in investing activities amounted to $283,497 for the three-month period ended March 31, 2006 compared to $261,201 for the three-month period ended March 31, 2005. During the three-month period ended March 31, 2006, we capitalized software development costs and acquired equipment for our hardware and software installations while in the three-month period ended March 31, 2005, these costs were less.

     Net cash flow provided by financing activities for the three-month period ended March 31, 2006 was $473,926, resulting primarily from net proceeds from the sale of shares of Series A Preferred Stock of $495,734 and proceeds from loans in the amount of $77,499 offset by repayment of capital lease obligations of $14,307 and the repayment or related party loans of $85,000 compared to $99,334 for the three-month period ended March 31, 2005 resulting primarily from proceeds from a convertible debenture.

     In summary, based upon the cash flow activities as previously discussed, for the three-month period ended March 31, 2006, our overall cash position increased by $36,458.

     Since our inception, we have funded operations through short-term borrowings and equity investments in order to meet our strategic objectives. Our future operations are dependent upon external funding and our ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet our business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that we will be able to obtain sufficient funds to continue the development of our software products and distribution networks.

     On January 13, 2006, we entered into an Investment Agreement with Cornell Capital Partners, LP ("Cornell") and together with the Company, (the "Parties"), pursuant to which we shall sell to Cornell up to 16,000 shares of Series A Convertible Preferred Stock, no par value per share, (the "Series A Preferred Shares") which shall be convertible, at Cornell's discretion, into shares of the Company's common stock, par value $.00001 per share (the "Common Stock") for a total price of up to $1,600,000.

     Of the 16,000 Series A Preferred Shares to be sold to Cornell, 8,000 Series A Preferred Shares had a purchase price of $800,000, which consists of $255,237 from the surrender of a Promissory Note (as described below) and $544,763 consisting of new funding of which the Company received net proceeds of $470,734 after the payment of placement fees and expenses of $74,029. The purchase of the additional 8,000 Series A Preferred Shares, at the purchase price of $800,000, shall close two (2) business days prior to the date that a registration statement is filed with the United States Securities and Exchange Commission, which occurred in May 2006.

     In connection with the Investment Agreement, the Parties entered into an Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, pursuant to which the parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities (as defined in the IRRA) by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined in the Certificate of Designation of Series A Convertible Preferred Shares) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the holder from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay any liquidated damages hereunder within three (3) business days of the holder making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) with the SEC on May 9, 2006.

     In connection with the sale of the Series A Preferred Shares, on January 13, 2006, the Parties agreed that Cornell Capital Partners will surrender the Promissory Note issued by us to Cornell on May 17, 2005, in the principal amount of $255,237, in exchange for $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of $0. As a result of the Parties' agreement, the Promissory Note was retired and canceled. The Parties also agreed to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

     Certain negative covenants in the Investment Agreement could substantially impact our ability to raise funds from alternative sources in the future. For example, so long as any Series A Preferred Shares are outstanding, the Company shall not, without the prior written consent of Cornell Capital Partners (a) directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions; (b) incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; (c) file any other registration statements on any form (including but not limited to forms S-1, SB-2, S-3 and S-8); (d) issue or sell shares of common stock or preferred stock without consideration or for a consideration per share less than the bid price of the common stock determined immediately prior to its issuance or issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than the bid price of the common stock determined immediately prior to the issuance of such convertible security or (e) enter into any security instrument granting the holder a security interest in any and all assets of the Company.

     On January 13, 2006, the Company also issued to Cornell warrants to purchase up to 5,000,000 shares of Common stock. The first warrant issued to Cornell for 2,500,000 shares of Common Stock at an exercise price of $0.30 per share, shall terminate after the five (5) year anniversary of the date of issuance. The second warrant issued to Cornell was for 2,500,000 shares of Common Stock at an exercise price of $0.20 per share, and shall terminate after the five (5) year anniversary of the date of issuance.

     On May 7, 2006, we sold the remaining 8,000 shares of Series A Preferred Stock to Cornell and received net proceeds of $728,000.

     As of the date of this Registration Statement, there is substantial doubt regarding our ability to continue as a going concern as we have not generated sufficient cash flow to fund our business operations and material commitments. Our future success and viability, therefore, are dependent upon our ability to develop, provide and market our information network solutions to healthcare providers, health insurance companies and other end-users, and the continuing ability to generate capital financing. We are optimistic that we will be successful in our business operations and capital raising efforts; however, there can be no assurance that we will be successful in generating revenue or raising additional capital. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our shareholders.

     We anticipate an increase in operating expenses over the next three years to pay costs associated with such business operations. We may need to raise additional funds. We may finance these expenses with further issuances of our common stock. We believe that any anticipated private placements of equity capital and debt financing, if successful, may be adequate to fund our operations over the next twelve months. Thereafter, we expect we will need to raise additional capital to meet long-term operating requirements. If we raise additional funds through the issuance of equity or convertible debt securities other than to current shareholders, the percentage ownership of our current shareholders would be reduced, and such securities might have rights, preferences or privileges senior to our existing common stock. In addition, additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available, or are not available with acceptable terms, we may not be able to conduct our business operations successfully. This eventuality could significantly and materially restrict our overall business operations.

     Based upon a twelve-month work plan proposed by management, it is anticipated that such a work plan would require approximately $1,000,000 to $3,000,000 of financing designed to fund various commitments and business operations.

     In April 2005, we entered into a financing agreement with Scott and Heather Grimes, Joint Tenants with Right of Survivorship (the "Investor"). Under the terms of the financing arrangement with the Investor, we issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the Investor's option any time up to maturity at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price of our common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of our common stock at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price on our common stock for five trading days immediately preceding the conversion date. On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of the Company's common stock.

     Certain negative covenants in the Securities Purchase Agreement could substantially impact our ability to raise funds from alternative sources in the future. For example, for as long as the convertible debenture remains outstanding and without the written consent of the debenture holder, the Company
(a) shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions;
(b) shall not issue or sell shares of common stock or preferred stock without consideration or for a consideration per share less than the bid price of the common stock determined immediately prior to its issuance or issue any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than the bid price of the common stock determined immediately prior to the issuance of such convertible security; (c) shall not enter into any security instrument granting the holder a security interest in any or all assets of the Company; (d) shall not file any registration statement on Form S-8 except the Company may file one registration statement on Form S-8 for up to 2,500,000 shares of common stock and provided however, anyone receiving shares pursuant to such permitted Form S-8 registration shall be restricted from selling such shares for a period of ninety (90) days after the registration statement becomes effective and (e) shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any of its subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own five percent (5%) or more of the Company's common stock, or Affiliates (as defined in the Securities Purchase Agreement) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest, except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any investment in an Affiliate of the Company, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such related party and (iv) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company.

     On February 1, 2006, we and the debenture holder mutually agreed to extend the term of the debentures until December 1, 2007. In addition, we granted a warrant to purchase 400,000 shares of our common stock to the debenture holder. The warrant has a term of 2 years and is exercisable at $0.20 per share. We agreed to register 3,571,429 shares of our common stock underlying the conversion of the Debentures and the exercise of the warrant on a best efforts basis not later than 30 days after we filed our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005. On May 9, 2006 a registration statement was filed with the Securities and Exchange Commission.

     We believe  that we can satisfy our cash  requirements  for the next twelve
(12) months based on our ability to enter into additional financing arrangements as necessary. Our future success and viability are primarily dependent upon our current management to generate revenues from business operations and raise additional capital through further private offerings of our stock or loans from private investors. There can be no assurance, however, that we will be able to raise additional capital. Our failure to successfully raise additional capital will have a material and adverse affect upon us and our shareholders.


     FOR FISCAL YEAR ENDED DECEMBER 31, 2005

     For fiscal year ended December 31, 2005, net cash flow provided by operating activities was $214,657 compared to $46,655 for fiscal year ended December 31, 2004. The change in cash flows provided by operating activities is mainly due to the decrease in operating loss for fiscal year ended December 31, 2005.

     Net cash flows used in investing activities amounted to $662,355 during fiscal year ended December 31, 2005 as compared to $490,334 for fiscal year ended December 31, 2004, an increase of $172,021. During the year ended December 31, 2005, we capitalized software development costs and acquired equipment for our hardware and software installations while in fiscal year ended December 31, 2004, these costs were less.

     Net cash flows provided by financing activities during the fiscal year ended December 31, 2005 were $526,524, resulting primarily from a loan and cash advances from a related party of $85,000, net proceeds from convertible debentures of $336,738 and proceeds from loans of $230,594, offset by the repayment of capital lease obligations of $75,724 and related party advances and loans of $50,084 compared to approximately $475,880 during fiscal year ended December 31, 2004. The borrowings were used to fund operating activities.

     In summary, based upon the cash flow activities as previously discussed, during the fiscal year ended December 31, 2005, our overall cash position increased by approximately $3,800.


MATERIAL COMMITMENTS


     LOAN

     A significant material liability for us for fiscal year 2006 is the aggregate amount of $138,874 in principal due and owing to a related party (the "Loan"). The $138,874 Loan is evidenced by a promissory note with an interest rate of 0.8% per month compounded and was repayable during March 2006. As of the date of this Registration Statement, the Loan due date is being negotiated. Additionally, during 2005, we borrowed $85,000 from this officer, which amount was repaid during the three-month period ended March 31, 2006. At March 31, 2006, $14,093 in interest was accrued and the aggregate principal amount of $152,967 is due and owing.


     CONVERTIBLE LOANS

     A significant and estimated material liability for us for fiscal year 2006 is the aggregate principal amount of $175,000 and $26,799 in accrued interest due and owing to a related party in accordance with two (2) convertible promissory notes (collectively, the "Convertible Promissory Note(s)").

     Previously, the aggregate principal amounts of the Convertible Promissory Notes were $200,000 and $100,000, respectively. During March 2005, we modified the terms of the Convertible Promissory Notes: (i) $200,000 is due on March 31, 2007 and convertible into shares of our common stock at $0.125 per share together with a warrant per share to purchase our common stock at $0.25 per share for a period of two (2) years; and (ii) $100,000 is due on April 30, 2007 and convertible into shares of our common stock at $0.125 per shares together with a warrant per share to purchase our common stock at $0.25 per share for a period of two (2) years. On June 28, 2005 and September 30, 2005, the holder of the Convertible Promissory Notes partially exercised the respective conversion rights. As at March 31, 2006, an aggregate principal amount of $175,000 and interest in the amount of $26,799 remains due and owing under the Convertible Promissory Notes.


     CONSULTING AGREEMENTS

     A significant and estimated material liability for us for fiscal year 2006 is the aggregate amount of $201,318 due and owing to Stephen Walters, our President and Chief Executive Officer. In accordance with the terms of an agreement, we pay monthly to Mr. Walters an aggregate amount of $13,750 as compensation for managerial and consulting services provided by Mr. Walters.

     On March 20, 2006, we entered into a one-year consulting contract for business development services with ROI Group Associates Inc. In connection with the agreement, we agreed to issue 900,000 shares of common stock. We valued these common shares at the fair market value on the dates of grant or $0.12 per share based on the quoted trading price and recorded deferred consulting expense of $108,000 to be amortized over the service period. In addition, we granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. On May 17, 2006, the Company issued 600,000 common shares and on June 28, 2006, the Company issued 300,000 common shares in connection with this consulting contract.

     DEBENTURE

     A significant material liability for us for fiscal year 2006 is the aggregate amount of $250,000. On April 1, 2005, we entered into a financing agreement with Scott and Heather Grimes, Joint Tenants with Right of Survivorship (the "Investor"). Under the terms of the financing arrangement with the Investor, we issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the Investor's option any time up to maturity at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price of our common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of our common stock at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price on our common stock for five trading days immediately preceding the conversion date. On February 1, 2006 we agreed to extend the term of the debentures to December 1, 2007 and issued 400,000 warrants at 0.20 per share valid for two years. On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of the Company's common stock, leaving a balance on the principal amount equal to $235,000.


     ACCRUED TAXES AND RELATED EXPENSES

     A significant and estimated material liability for us for fiscal year 2006 is the aggregate amount of approximately $755,100 due and owing for Brazilian payroll taxes and Social Security taxes.

     Effective April 1, 2004, we entered into a payment program with the Brazilian authorities whereby the Social Security ("INSS") taxes due and applicable penalties and interests will be repaid over a period of up to 60 months. At December 31, 2005, approximately $297,000 of our INSS taxes are to be repaid over periods from 20-50 months. The payment program requires us to pay a monthly fixed amount of approximately $9,000. During February 2006 we entered into a payment program for $30,000 of other taxes to be repaid over a period of 60 months. Discussions are currently ongoing for us to enter into a similar payment plan for approximately $213,000 of tax liabilities. We made the first payment as per the plan in April 2004 and have continued to make the required payments.

PURCHASE OF SIGNIFICANT EQUIPMENT

     We do not intend to purchase any significant equipment during the next twelve (12) months with the exception of replacing and upgrading hardware during the normal course of business.


OFF BALANCE SHEET ARRANGEMENTS

     As of the date of this Registration Statement, we do not have any off-balance sheet arrangements that have or are reasonably like to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.


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
                             DESCRIPTION OF BUSINESS


BUSINESS HISTORY AND DEVELOPMENT

     Transax International Limited currently trades on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB".

     We were incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation". Previously, we were engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide.

     Our Board of Directors (the "Board") approved the execution of an agreement in principle dated June 19, 2003 and a subsequent merger agreement and its ancillary documents dated July 22, 2003 (collectively, the "Merger Agreement") among us (then known as Vega-Atlantic Corporation), Vega-Atlantic Acquisition Corporation, our wholly-owned subsidiary ("Vega-Atlantic"), Transax Limited, a Colorado corporation ("Transax"), and certain selling shareholders of Transax. The Merger Agreement and our acquisition of Transax by way of merger was completed effective as of August 14, 2003 (the "Effective Date").

     In accordance with the completion of the terms and conditions of the Merger
Agreement: (i) Vega-Atlantic merged with Transax (so that Transax became the surviving company and our wholly-owned subsidiary and, correspondingly, the shareholders, warrantholders and optionholders of Transax became our shareholders, warrantholders and optionholders; (ii) our business operations became that of Transax, primarily consisting of the development, acquisition, provider and marketing of information network solutions for healthcare providers and health insurance companies world-wide; and (iii) we changed our name to "Transax International Limited" and our trading symbol.


SUBSIDIARIES


     TDS TELECOMMUNICATIONS DATA SYSTEMS LTDA

     TDS Telecommunication Data Systems LTDA. ("TDS") was incorporated under the laws of Brazil on May 2, 1998, and is our wholly-owned subsidiary. TDS assists us in providing information network solutions, products and services within Brazil.


     TRANSAX AUSTRALIA PTY LTD.

     Transax Australia Pty Ltd. was incorporated under the laws of New South Wales, Australia on January 19, 2003, and is our wholly-owned subsidiary ("Transax Australia"). Transax Australia assists us in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.


     MEDLINK TECHNOLOGIES, INC.

     MedLink Technologies, Inc. was incorporated under the laws of Mauritius on January 17, 2003, and is our wholly-owned subsidiary ("MedLink"). MedLink holds the intellectual property developed by us and is responsible for initiating research and development.


CURRENT BUSINESS OPERATIONS

     As of the date hereof, through TDS, we are an international provider of health information management products (collectively, the "Health Information Management Products"), as described below, which are specifically designed for the healthcare providers and health insurance companies. We are dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record management's processes.

     Our strategic focus is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. We believe that our unique combination of complimentary solutions


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
is designed to significantly improve the business of healthcare. Our Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care. In general, the Health Information Management Products and software solutions, including the MedLink Solution, fall into four main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and (iv) record management.

     We believe that hospitals and other healthcare providers must implement comprehensive coding and compliance programs in order to minimize payer submission errors and assure the receipt of anticipated revenues. We believe that an effective program should include clear, defined guidelines and procedures, which combined with our Health Information Management Products, will enhance an organization's system and effectively increase revenues and reduce costs. Our Health Information Management Products will include compliance management and coding and reimbursement products and software, which are designed to conduct automated prospective and retrospective reviews of all in-patient and out-patient claims data. Management tools include internally designed targets aimed to provide data quality, coding accuracy and appropriate reimbursement. These tools work in conjunction with an organization's coding and billing compliance program to (i) identify claims with potential errors prior to billing; (ii) screen professional fees and services; and (iii) identify patterns in coding and physician documentation. Results of the auditing and monitoring activities are represented in executive reports summarizing clinical and financial results as well as detailed reports providing information needed to target specific areas for review. Billing practices for health care services are under close scrutiny by governmental agencies as high-risk areas for Medicare fraud and abuse. We believe that the Health Information Management Products will increase an organization's progress in reducing improper payments and ensuring that medical record documentation support services are provided.

     The Health Information Management Products are also designed to include abstracting solutions, which enable healthcare facilities to accurately collect and report patient demographic and clinical information. We believe that the Health Information Management Products will provide the organization with the ability to calculate in-patient and out-patient hospital reimbursements and customize data fields needed for state, federal or foreign governmental regulatory requirements. Standard and custom reports will provide the customer with the ability to generate facility-specific statistical reporting used for benchmarking, outcomes and performance improvement, marketing and planning. We believe that the Health Information Management Products will further provide healthcare organizations the flexibility to customize abstracting workflow to meet data collection reporting and analysis needs. The Health Information Management Products will provide the organization with the ability to customize workflow by creating fields and rules and designing screen navigation.

     We also believe that the Health Information Management Products will provide record management, which will automate the record tracking and location functions, monitor record completeness and facilitate the release of information process within health information management departments. The Health Information Management Products will assist healthcare organizations in properly completing records pursuant to state, federal, foreign governmental and medical staff requirements. The management tools are designed to monitor a facility's adherence to patient privacy, disclosure and patient bill of rights requirements, if applicable.


MEDLINK SOLUTION/MEDLINK WEB SOLUTION

     We have developed a proprietary software trademarked (Brazil only) "MedLink Solution", which was specifically designed and developed for the healthcare and health insurance industry enabling the real time automation of routine patient eligibility, verifications, authorizations, claims processing and payment functions that are currently performed manually (the "MedLink Solution"). A transaction fee is charged to the insurer for use of the MedLink Solution. The MedLink Solution hosts its own network processing system (the "Total
Connectivity Solution"), whereby we are able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location or method of generation.

     During fiscal year 2005, we released a new version of MedLink Solution that is Health Insurance Portability and Accountability Act ("HIPAA") compliant, which was developed in-house by our professional using the Microsoft.NET platform (the "MedLink Web Solution"). TDS became a member of the Microsoft Partnership program, therefore, the initial design and specification of the MedLink Web Solution was undertaken in collaboration with engineers from the Microsoft Development and Training Center in Brazil. Our new MedLink Web
Solution offers all functionalities already available in our other capture solutions, but in an Internet-based application that can be accessed by providers through a standard Internet browser. The MedLink Web Solution allows providers to capture medical and dental exams, procedures, therapies, visits,


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
laboratory tests and doctor referrals without complicated software conversion, utilizing an existing Internet connection. MedLink Web Solution contains a number of important security procedures following international standards, utilizing an intrusion detection system and SSL security to encrypt transactions. Additional security features are available at the application level to individual users.

     We believe that the MedLink Solution and the MedLink Web Solution solves technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. The MedLink Solution replaces manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. The MedLink Solution allows users to collect, authorize and process transaction information in real-time for applications including, but not limited to, patient and provider eligibility verification, procedure authorization and claims and debit processing. Participants of the MedLink Solution include private health insurance companies, group medical companies, and healthcare providers.

     During fiscal year ended December 31, 2005 and 2004, we installed approximately 1,850 and 2,500 MedLink Solutions, respectively, into healthcare provider locations throughout Brazil. At the end of 2005 we had approximately 5,350 solutions installed into healthcare provider locations throughout Brazil.

     We anticipate that upon completion of compliance testing by an independent third-party in the United States and subsequent certification, we will launch our MedLink Web Solution to the United States market under our current arrangements with Union Dental Corp. and to the general market. See "--Product Market Target Strategy - Product Target Market - Union Dental Corp."

MEDLINK SOLUTION ARCHITECTURE AND DESIGN

     We believe that the MedLink Solution is the total connectivity system that will allow hospitals, clinics, medical specialists and other healthcare providers to easily capture, route, and authorize medical, hospital, and dental claims in "real time". The MedLink Solution will address pre-existing technological and communication problems by creating a universal virtual link between the insurer and the care provider.

     The MedLink Solution's architecture and design is as follows: (i) seven capture methods; (ii) a network processor; and (iii) an authorizer.

     CAPTURE METHODS. The MedLink Solution is tailored to the specific care provider's environment and needs usage based upon its technological resources, physical installation and volume of claims. The MedLink Solution offers seven different methods to capture data. The health care provider can select which of these seven methods best suit its operational needs and technological abilities.

     Regardless of the capture method chosen, transactions are seamless and efficient. The MedLink Solution's capture methods are: o MedLink Solution POS Terminal;

     o    MedLink Solution Phone;

     o    MedLink Solution PC Windows

     o    MedLink Solution PC Net

     o    MedLink Solution Server Labs

     o    MedLink Solution Server Hospitals

     o    MedLink Solution Web

     NETWORK PROCESSOR. The MedLink Solution network processor routes the transactions captured by the MedLink Solution (the "Network Processor") to the authorization system of the healthcare plan (the "Authorization System"). For example, in Brazil this process is carried out either using Embratel's Renpac service or the Internet. The Network Processor offers uninterrupted 24-hour, seven days a week operation and service.


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
     The Network Processor is secured from the Renpac and Internet communication channels to the communication channels with the Authorization System, passing through the elements of local network, processors and unities of storage of data. It is implemented on a RAID5 disk array architecture.

     AUTHORIZATION SYSTEM. The Authorization System's software is composed of a control module and a group of storage procedures that validate the specific rules of the health plan or insurer. It is responsible for: (i) receiving and decoding the messages sent by the Network Processor, containing the solicitations of the MedLink Solution installed at the provider; (ii) identification of the kind of the message (claim, refund, settlement, etc) and of the service provider; (iii) validation or denial of the transaction; (iv) updating the historical database of the claims; and (v) replying to the request by sending a message to the Network Processor.


PRODUCT TARGET MARKET STRATEGY


     MARKET STRATEGY

     Our key marketing strategy is to position ourselves as a market leader in providing total information management network processing solutions for the healthcare industry worldwide. We believe that its Health Information Management Products encompass a variety of solutions for healthcare provider locations, a complete network processing service for the health insurance companies, and in-house software and systems development to address specific and unique customer requirements, and the ability to operate the systems through a variety of communication methods.

     The promotional and marketing strategy is based on creating a proactive "push pull" effect on the demand for the Health Information Management Products and services within the healthcare industry. We have been focusing on the promotion and marketing of its products to the Brazilian healthcare providers and insurance companies by demonstrating: (i) the benefits of the MedLink Solution application and services; (ii) real-time cash visibility; (iii) nominal to no capital investment; (iv) the established Network Processor facility; (v) custom software development support; and (vi) option of immediate payment of outstanding claims.

     We believe that this commonly used marketing and promotional model will be suitable and used for initial market penetration. However, international marketing and promotional strategies will be developed and adapted on a country-to-country basis to meet different market environments and governmental requirements, build business and political relationships, and obtain domestic media exposure and high visibility within the local healthcare industry to establish credibility.

     During fiscal year 2005, we attended the ValueRich Small Cap Financial Expo held at the Jacob Javits Center in New York City. Our management made a presentation during which our current operations, proprietary technology, including our new cost-saving software MedLink Web Solutions, and growth strategies were discussed. We believe that investment conferences are also an important opportunity to connect with potential clients and the financial community in a way that allows them to appreciate the benefits of our software solutions up close. In addition, as of the date of this Prospectus, we are in the process of scripting and producing a feature to be aired on CNN's Lou Dobbs Show for a "Business Odyssey/Business & Beyond" and on Alexander Haig's Health Journal Television series.


     PRODUCT TARGET MARKET

     We have  identified two initial target markets for our products.  They are:
(i) healthcare providers, such as physicians, clinics, hospitals, laboratories, diagnosis centers, emergency centers, etc.; and (ii) health insurance and group medicine companies.

     We have previously been successfully short-listed by the Australian Federal Government through its Health Insurance Commission (the "HIC"), to supply an authorization and eligibility solution for the Australian health insurance market. On January 19, 2003, we established our wholly-owned subsidiary, Transax Australia, to seek additional opportunities within Australia and New Zealand.

     We are currently focused primarily on the marketing and sale of our Health Information Management products in Brazil and have commenced to seek other opportunities in certain South American countries. We believe that there is a significant global market opportunity for our Healthcare Information Management Products and services and software technology.


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
     UNION DENTAL CORP.

     During fiscal year 2005, we developed and demonstrated a "real time" solution for authorization and adjudication of dental claims for Union Dental Corp. ("UDC"), for the United States market. The solution we demonstrated in association with UDC and on behalf of the Communication Workers of America Union will be developed in three phases. Phase I consisted of: (i) processing of certain business rules in order to guarantee that error free claims are generated; (ii) real time calculation of the proper co-pay according to the existing and future schedules as negotiated; and (iii) generation of the electronic claims files to be submitted to the insurer in real-time transactions standards. The final stage of the project is expected to lead to a real time payment option for union dental providers following the adjudication process. As of the date of this Prospectus, UDC is testing our product and, when completed, we anticipate that it may lead to contract in the United State to provide "real time" authorization and auto-adjudication of health claims within the expanding union dental network of dental providers throughout the United States.


STRATEGIC ALLIANCES

     We have developed key strategic alliances with the following technology providers to support the MedLink Solution's unique system architecture and design. We believe that the establishment of these strategic alliances has given us a significant competitive advantage in Brazil.


     CENTRO BRASILERIO DE INFORMATICA MEDICA S/A

     On February 14, 2006, we entered into an agreement (the "CEBIM Agreement") with Centro Brasilerio De Informatica Medica S/A, a Brazilian company ("CEBIM"). CEBIM is the developer of Brazil's Amigo premier medical practice management system ("Amigo PMS"). Pursuant to the terms and provisions of the CEBIM Agreement, CEBIM will integrate our MedLink Web Solution real time online claims adjudication with the Amigo PMS software to provide users with a new version of the Amigo PMS, including connectivity. As of the date of this Prospectus, we anticipate that integration of the MedLink Web Solution is expected to be completed by the end of second quarter 2006. We anticipate significant benefits as a result of this strategic relationship. We believe we will obtain a minimum of 2,000 additional capture solutions, which would represent an approximate 40% increase. As a result of the anticipated increased solutions, we estimate up to 400,000 transaction per month may be generated through the Amigo PMS once the integration is complete and rollout becomes fully operational. We believe that this strategic partnership will generate additional revenue of approximately $2,000,000 annually.


     GENS INFORMATION - PMS/ASP

     On February 19, 2001, we entered into an operating agreement (the "GENS Operating Agreement") with GENS Information ("GENS"). Pursuant to the terms and provisions of the GENS Operating Agreement: (i) GENS will provide to us a basic product called "Personal Med", which is a Windows client-server application, running with Delphi front-end and Paradox and Oracle DB; and (ii) we will incorporate the MedLink Solution transaction services within the Personal Med allowing for its users to use the MedLink Solution services from within their PMS.

     We believe that GENS is the leading Brazilian developer of practice management software with over 50% of the market share. Personal Med is the name of GENS basic product, with some thirty variations according to doctor's specialization. The variations are designed around specific exams data to be acquired and stored in each medical specialization.

     We estimate that current installed basis is approximately 10,600 copies sold directly to doctors, plus approximately 500 copies sold to corporations. We believe that GENS has approximately 50% of the Brazilian market in practice management systems. The current structure sells an average of 200 copies a month, plus special events.

     GENS is currently implementing versions to its Personal Med based on SQL server, and is further developing a web enabled version, which will allow doctors to select patients they want to have access through the Internet, and a tool to access the database of each patient for this centralized base. GENS is also implementing access to doctor's agenda and some direct news to be directed to Internet enabled doctors.

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
     VIDALINK, INC. - DRUG MANAGEMENT

     On August 29, 2001, we entered into an operational agreement (the "Vidalink Operational Agreement"), with Vidalink, Inc. ("Vidalink"), to allow the Vidalink Health Portal access to the MedLink Solution connectivity services, creating the first authorization and claims processing Internet service in Brazil. The Vidalink Health Portal offers doctors, the most extensive set of information on pathologies and medication practices, with complete drug interaction analysis and alert functionality. It offers also extensive continuous education programs, with selection of doctor's areas of interest and automatic issuing news in selected subjects.

     Pursuant to the terms and provisions of the Vidalink Operational Agreement, the MedLink Solution connectivity capabilities will be added to the Vidalink Health Portal, which will give the MedLink Solution access to Vidalink's drug management services and Internet content, thus creating a synergic relationship between the two portals and allow doctors access to each portal reaching a much broader range of services.

     Vidalink is a health portal focused in offering the premier drug management service package in Latin America, with operations in Mexico and Brazil. Through Vidalink, health plans have access to drug discount programs, as well as an extensive drug usage management service, capable of monitoring consumption of specific drugs by patients. We believe that the Vidalink programs are supported by agreements with approximately twenty-two of the largest pharmaceutical industries in Brazil, offering discount packages for drugs covering over 85% of total chronic diseases. We further believe that Vidalink also offers a drug delivery scheme from an extensive network of pharmacies reaching over 5000 points of presence nationwide.

     MOSAIC SOFTWARE, INC. - NETWORK PROCESSOR SYSTEM

     On November  25,  2002,  we entered into  supplier  agreement  (the "Mosaic
Supplier Agreement") with Mosaic Software, Inc. ("Mosaic"), to develop the Network Processor software package, known as the "Positllion", for use in the MedLink Solution. We believe that Mosaic is the supplier of the most modern technology for network control software, based on a low cost hardware platform (PC's) and Windows NT software. Management believes the Position software is the best cost /effect solution for this kind of system. During 2005 Mosaic Software, Inc. was acquired by S1 Corporation of Atlanta, Georgia.

     HYPERCOM CORPORATION

     On December 1, 2003, we entered into a servicing agreement (the "Hypercom Service Agreement") with Hypercom Corporation, a publicly traded multinational company ("Hypercom'"). Pursuant to the terms and provisions of the Hypercom Service Agreement Hypercom would provide leasing arrangements for POS (Point of Sale) terminals in Brazil.

     On April 30, 2002, we entered into a service agreement with Netset, Inc. ("Netset"), a wholly-owned subsidiary of Hypercom (the "Service Agreement"). Pursuant to the terms and provisions of the Service Agreement, Netset will (i) provide to us installation, servicing, training, customer service and technical support (Call Center) for its terminal network in Brazil; and (ii) allow us to use the entire Hypercom structure to serve its clients.

RESEARCH AND DEVELOPMENT

     Our research and development department is responsible for the definition, design and implementation of our products. This comprises three main areas of activity: research of electronic transaction product trends both in Brazil and around the world as it applies to the healthcare industry, definition of products and services required for MedLink Solution services and implementation of the hardware and software products to support MedLink Solution services. Products to be offered by MedLink Solution involves interactive discussions with the marketing and sales team in order to identify the market needs, costs and timing to introduce such products and solutions. We have entered into agreements with Hypercom and Dione PLC, of the United Kingdom, to utilize their terminals for the MedLink Solution.

     During fiscal year 2005, we developed a biometric (fingerprint reader) version of our MedLink Solution on behalf of a major health insurance group in Brazil, which is currently piloting the solution in that region (the "Biometric Solution"). The Biometric Solution is a new biometric security technology, which is rendered from the first time a patient visits a medical provider location.


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
     The patient passes a magnetic card through a reader for verification and then provides a fingerprint and his/her biometric identity is stored in the MedLink Solution authorizer. The Biometric Solution will be used in conjunction with magnetic stripe or smart cards issued by the heath insurer to its policyholders in such a way that through the MedLink Solution real time adjudication system, information on the magnetic stripe card and fingerprint recognition must match each time a patient requires authorization and adjudication of medical claims. We believe that this additional security for the MedLink Solution will expedite patient authentication processes while significantly enhancing the security of customer information transfer between the health care provider and the insurer. As of the date of this Prospectus, upon certification of the Biometric Solution, we will make the Biometric Solution available as an option to our current and future clients.


MATERIAL AGREEMENTS


     GOLDEN CROSS

     On August 9, 2002, TDS and Golden Cross, ("Golden Cross"), one of Brazil's largest health insurance companies entered into an agreement (the "Golden Cross Agreement"). The agreement was extended in August 2004 for a period of two years. Pursuant to the terms and conditions of the Golden Cross Agreement, we have committed to supply to Golden Cross a total of 5,500 installations consisting of more than 1500 MedLink Solution POS terminals with the balance being MedLink PC and MedLink Solution servers. The Golden Cross Agreement also provides for MedLink Solution WEB and MedLink Solution phone solutions, which will be used as appropriate by the healthcare provider. We have approximately 3,900 MedLink Solutions in Golden Cross Provider's locations.

     During fiscal years ended December 31, 2005 and 2004, we processed 2,800,000 and 1,900,000 transactions, respectively, for Golden Cross.

     CAMED

     On October 17, 2002, TDS and Camed, a self-insured company based in northern Brazil ("Camed"), entered into an agreement (the "Camed Agreement") pursuant to which we installed MedLink Solution POS terminals for pilot testing.

     During fiscal year ended December 31, 2005, we completed the installation of more then 330 MedLink Solution POS terminals and 250 IVR Phone solutions. The Camed Agreement also provides for MedLink Solution WEB and MedLink Server Solution solutions which will be used as appropriate by the healthcare providers. We have approximately six hundred (600) MedLink Solutions in Camed providers' locations. During fiscal years ended December 31, 2005 and 2004, we processed 400,000 and 220,000 transactions, respectively, for Camed.

     BRADESCO HEALTH

     On October 17, 2002 TDS and Bradesco Insurance ("Bradesco"), Brazil's largest health insurance company, entered into an agreement for the provision of a four month pilot program contract for the testing of its "MedLink" Solution.

     Subsequently, in February 2003, the pilot program was extended for a further six months at the request of Bradesco. On October 1, 2003, TDS and Bradesco entered into a contract pursuant to which we would undertake and install its "MedLink" Solution into the Bradesco healthcare provider's network. In order to undertake this program, Bradesco agreed to set up a stand alone processing facility to hold its database, which was subsequently contracted to a third party. Phase one of the program went live during March 2004.During Fiscal year ended December 31, 2005 we had installed over 1,000 POS terminals. Current roll out plans indicate that we will install up to 3,500 solutions into the Bradesco provider's network in order to achieve Bradesco's initial target of 1,000,000 transactions per month. During fiscal years ended December 31, 2005 and 2004, we processed 3,200,000 and 570,000 transactions, respectively, for Bradesco.

     CORNELL CAPITAL PARTNERS

     On October 13, 2004 and May 17, 2005, we entered into two (2) respective Standby Equity Distribution Agreements, (collectively, the "Standby Equity Distribution Agreements"), and associated documentation, including a promissory note, with Cornell Capital Partners. The Standby Equity Distribution Agreements were terminated on May 17, 2005 and January 13, 2006, respectively (collectively, the "Termination Agreement(s)"). In accordance with the terms and provisions of the Standby Equity Distribution Agreements we: (i) issued to Cornell Capital Partners 1,202,779 shares of our common stock; and (ii) issued to Monitor Capital, Inc. ("Monitor Capital") 125,000 shares of our common stock as compensation for placement services. During fiscal year 2006, and in accordance with the terms and provisions of the Termination Agreements: (i) Cornell Capital Partners returned to us 601,884 shares of our common stock, which have been returned to treasury, and had retained 600,889 shares of our common stock, of which 288,880 are being registered in this offering; and (ii) Monitor Capital returned to us 62,500 shares of our common stock, which have been returned to treasury, and shall retain 62,500 shares of our common stock.

     On January 13, 2006, we entered into the Investment Agreement with Cornell Capital Partners. In accordance with the terms and provisions of the Investment
Agreement: (i) we sold to Cornell Capital Partners 16,000 shares of our Series A Preferred for a total price of up to $1,600,000; (ii) the Series A Preferred Shares are senior to all common stock and all series of preferred stock; (iii) the holders of Series A Preferred Shares are entitled to receive dividends or distribution on a pro rata basis in the amount of seven percent (7%) per year which shall be paid in cash and shall be cumulative; and (iv) each Series A Preferred Share can be converted into shares of our common stock equal to the sum of the Liquidation Amount, which is defined as an amount equal to $100 per shares of Series A Preferred, plus accrued but unpaid dividends thereon, divided by the conversion price (which conversion price is defined to be equal to the lower of (a) $0.192 or (b) eighty percent (80%) of the lowest daily volume weighted average price of our common stock as determined by price quotations from Bloomberg, LP during the ten (10) trading days immediately preceding the date of conversion.

     In connection with the Investment Agreement, the Parties entered into an Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, pursuant to which the parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities (as defined in the IRRA) by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined above) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the holder from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay any liquidated damages hereunder within three (3) business days of the holder making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) with the SEC on May 9, 2006.

     In connection with the Standby Equity Distribution Agreements, we entered into the Promissory Note with Cornell Capital Partners in the principal amount of $255,237. On January 13, 2006, Cornell Capital Partners surrendered to us the Promissory Note in exchange for the issuance by us to Cornell Capital Partners of $255,237 of Series A Preferred Shares. Thus, as of the date of this Prospectus, the Promissory Note has been terminated and canceled.

     ROI GROUP ASSOCIATES INC.

     On March 20, 2006, we entered into a one-year consulting contract for business development services with ROI Group Associates Inc. In connection with the agreement, we agreed to issue 900,000 shares of common stock. We valued these common shares at the fair market value on the dates of grant or $0.12 per share based on the quoted trading price and recorded deferred consulting expense of $108,000 to be amortized over the service period. In addition, we granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. On May 17, 2006, the Company issued 600,000 common shares and on June 28, 2006, the Company issued 300,000 common shares in connection with this consulting contract.


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
     COMPETITION

     The information network solutions market for the healthcare providers and health insurance companies is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including a number of large technology companies, such as IBM, Siemens, Visanet and EDS, as well as several specialized healthcare information management companies, are developing various products and services. There may be products on the market that do or will compete directly with the products and services that we are seeking to develop. These companies may also compete with us in recruiting qualified personnel. Many of our potential competitors have substantially greater financial, research and development, human and other resources than we do.

     Furthermore, the larger companies may have significantly more experience than we do in developing such products and services. Such competitors may: (i) develop more efficient and effective products and services; (ii) obtain patent protection or intellectual property rights that may limit our ability to commercialize our products or services; or (iii) commercialize products and services earlier than we do.

     We expect technology developments in the healthcare information management and technology industry to continue to occur at a rapid pace.

     Commercial  developments  by any  competitors may render some or all of our
potential  products  or  services  obsolete  or  non-competitive,   which  could
materially harm our business and financial condition.

     We believe that the following Brazilian companies, which have developed or are developing various types of similar products or services, could be our major competitors: (i) Polimed, which offers two modalities for the authorization software; (ii) Connectmed, which offers Internet connectivity services; and
(iii) Salutia, which offers a connectivity system with software to be installed and integrated to the management systems, similar to our MedLink Solution Web and MedLink Solution Server and related technologies.

     We believe, however, that our Health Management information Products and related services and solutions for the healthcare providers and health insurance companies represent an unique approach and has certain competitive advantages as follows: i) the MedLink Solution significantly reduces medical administrative procedures and costs through connecting in real time individual healthcare provider locations to health insurance companies; (ii) irrespective of the choice of connectivity or the method of transmission, MedLink provides a secure and reliable service where healthcare providers can automatically verify patient eligibility, receive authorization for the performance of approved medical procedures and process a paperless claim electronically with each insurance provider it interacts with, provided they are subscribed to the network; (iii) once connected to the network, MedLink Solution provides numerous benefits to doctors and private health insurance companies including the automation of their paper-based clerical duties; and (iv) by using MedLink Solution, many of these cumbersome tasks can be processed electronically in seconds, virtually eliminating processing costs, paperwork, and the high risks associated with fraud.


GOVERNMENT REGULATION

     As of the date of this Prospectus, none of our software products or services are regulated by the U.S. Department of Health. However, there is substantial state and federal regulation of the confidentiality of patient medical records and the circumstances under which such records may be used, disclosed to or processed by us as a consequence of our contacts with various healthcare providers and health insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of covered entities, including hospitals, physicians or other healthcare providers, regulations governing patient confidentiality rights are rapidly evolving.

     Additional federal and state legislation governing the dissemination of medical record information may be adopted which could have a material affect on our business. Those laws, including HIPAA and ICD 10 implementation, may significantly affect our future business and materially impact our product and service development, revenue and working capital. During the past several years, the healthcare industry also has been subject to increasing levels of governmental regulation of, among other things, reimbursement rates and certain capital expenditures. We are unable to predict what, if any, changes will occur as a result of such regulation.

INTELLECTUAL PROPERTY, PATENTS AND TRADEMARKS

     Patents and other proprietary rights are vital to our business operations. Our policy is to seek appropriate copyright and patent protection both in the United States and abroad for our proprietary technologies and products. We have acquired the license to certain intellectual property as follows:


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
     (i) "MedLink" registered trade name in Brazil Registration number 820986160 filed on August 17, 1998 with INPI Brazil; and

     (ii) Source code for all of the MedLink Solutions, source nodes and Network processor source code.

     We have hired appropriate counsel in the United States to apply for copyright protection of our products in the United State. We intend to apply for a process patent in the near future.


EMPLOYEES

     Our subsidiary, TDS, employs approximately thirty-six (36) staff and contract personnel. As of the date of this Registration Statement, we do not employ management on a full-time or on a part-time basis. Our President/Chief Executive Officer and Chief Financial Officer are primarily responsible for all day-to-day operations. Other services are provided by outsourcing and verbal management contracts. As the need arises and funds become available, however, management may seek employees as necessary in our best interests.

                            DESCRIPTION OF PROPERTIES

     Except as described above, we do not own any other real estate or other properties. We lease office space in several locations as follows:

     (i) United States: 8th Floor, 5201 Blue Lagoon Drive, Miami, Florida,33126 USA;

     (ii) Brazil: Praia de Botafogo # 440, 4 andar, Botafogo 22250 - 040, Rio de Janeiro, RJ Brazil;

     (iii) Asia-Pacific: Level 30, Six Battery Road, Singapore, 049909;

     (iv) Australia: Suite 22, Old Northern Road, Baulkham Hills, NSW 2153, Australia; and

     (v)  Brazil: Av, Paulista, 726, conj. 1707, Bela Vista Sao Paulo, Brazil.

                                LEGAL PROCEEDINGS


     On March 14, 2005, X-Clearing Corp, a Colorado corporation ("X-Clearing"), our former transfer agent, initiated legal proceedings against us by filing a complaint and verified motion for replevin and for temporary order to preserve property in the District Court of the City and County of Denver, State of Colorado, civil action no. 05 CV 1980 (the "Complaint"). During September 2001, we had entered into an agreement with X-Clearing Corp. regarding engagement as our transfer agent, registrar and disbursing agent in connection with our shares of Common Stock (the "Transfer Agent Agreement"). The Complaint generally alleges that: (i) we have breached and wrongfully attempted to terminate the Transfer Agent Agreement; (ii) X-Clearing has a valid and perfected security interest in our books and records in accordance with the terms of the Transfer Agent Agreement; and (iii) X-Clearing is entitled to an order from the District Court replevining and preventing us from altering, destroying or otherwise interfering with the valid and perfected security interest and liquidated damages.

     On April 5, 2005, we filed an answer to the Complaint, counterclaims and jury demand (the "Answer"). The Answer generally denies that: (i) we breached and attempted to wrongfully terminate the Transfer Agent Agreement; (ii) X-Clearing Corp. has a valid and perfected security interest in our books and records; (iii) X-Clearing is entitled to an order of replevin and liquidated damages. Our Answer further states that: (i) X-Clearing Corp. has failed to take reasonable steps to minimize or mitigate its claimed damages; and (ii)
X-Clearing Corp.'s claims are barred by the statute of frauds, doctrine of laches, doctrine of accord and satisfaction. Our Answer further counterclaims that: (i) despite X-Clearing Corp. being paid all administrative fees, share transfer fees and fees for new issuances, X-Clearing Corp. has refused to produce and provide us with our stock transfer records, which has caused us irreparable harm; (ii) X-Clearing Corp. has continued undertaking stock transfers on our behalf and illegally issuing fraudulent stock certificates; and
(iii) X-Clearing Corp. has improperly and illegally used our records, which included stock certificates that X-Clearing Corp. has fraudulently created and issued to make stock transfers without notification to us.

     On April 7, 2005, we filed a stipulated motion for testimony by telephone and for expedited ruling by court. A hearing was set for April 12, 2005, at which X-Clearing Corp.'s replevin action was dismissed by the District Court. As of the date of this Registration Statement, we intend to aggressively pursue all such legal actions and review further legal remedies against X-Clearing Corp.

     On May 15, 2006 a court-appointed mediation was undertaken. The parties are currently in negotiation for a settlement of claims.

     Management has instructed counsel to vigorously defend all claims against Transax and to aggressively pursue all counterclaims on behalf of the company. While the result of litigation is difficult to predict, counsel has advised
Transax that the likelihood of sustaining any significant damages at trial is minimal. Counsel has further advised management that there is a significant likelihood that the case could settle prior to trial without significant financial exposure to Transax.

     Other than as disclosed above, we are not aware of any legal proceedings contemplated by any governmental authority or other party involving us or our subsidiaries or our properties. None of our directors, officers or affiliates are: (i) a party adverse to us in any legal proceedings; or (ii) has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us, our subsidiaries or our properties.


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
                                   MANAGEMENT


OFFICERS AND DIRECTORS

     The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to Transax.

NAME                           AGE         TITLE
Mr. Stephen Walters            47          President, Chief Executive Officer
                                           and Director
Ms. Laurie Bewes, BBA          54          Director
Mr. David M. Bouzaid           50          Director
Mr. Adam Wasserman             41          Chief Financial Officer
Mr. David Sasso                32          Vice-President Investor Relations

     Certain biographical information of our directors and officers is set forth below.

     STEPHEN WALTERS is our President/Chief Executive Officer and a director. Mr. Walters currently is the President/Chief Executive Officer and a director of Transax. Mr. Walters has more than fifteen (15) years of business experience in the Asia-Pacific Region. He is responsible for corporate development initiatives that have seen a successful restructuring of the predecessor company. Mr. Walters is also the founder and principal of the Carlingford Group of companies based in Singapore. In the past thirty-six (36) months, Mr. Walters has raised over $6,000,000 for investment in promising early stage technology companies principally from North America and to expand their operations to the Asia-Pacific region through the establishment of joint ventures with strategic partners and licensing arrangements. The Carlingford Group focuses on companies in the biomedical, computer network and wireless telecommunications industries. Mr. Walters possesses an in depth knowledge of the public markets having previously acted as President and Chief Executive Officer of a US public company. Mr. Walters currently is a director of a publicly traded company in Canada.

     LAURIE BEWES is one of our directors. Mr. Bewes currently is a director of Transax. Mr. Bewes has a Bachelor of Business Administration (RMIT) and is a member of the Australian Institute of Company Directors (MAICD). His business background over the past twenty (20) years includes joint ventures, business development, mergers, infrastructure privatization and start-ups across South America (Argentina and Brazil), Asia (Indonesia, Singapore and Malaysia) and Australia/New Zealand. Mr. Bewes has worked in various senior executive positions for companies such as P & O, ANL and TNT.


     DAVID BOUZAID is one of our directors. Mr. Bouzaid currently is a director of Transax. Mr. Bouzaid has accumulated twenty-eight (28) years of experience in the health insurance industry within Asia and the Australasia region. Mr. Bouzaid specializes in New Business Development within the health insurance industry and over the past four years he has gained a wealth of experience in Global Healthcare Insurance. Mr. Bouzaid is currently regional director (Asia-Pacific) for Interglobal Insurance Services Ltd. based in Bangkok, Thailand.

     ADAM WASSERMAN is our Chief Financial Officer. Mr. Wasserman has over fifteen (15) years of public and private market experience in financial reporting, accounting, budgeting and planning, mergers and acquisitions, auditing, automated systems, banking relations, internal control, and corporate governance. Throughout his career, Mr. Wasserman has been an integral member of executive management responsible for financial reporting and accounting. Previously, Mr. Wasserman was an audit manager of American Express Tax & Business in Ft. Lauderdale, Florida. During his tenure as audit manager, Mr. Wasserman successfully acted as an outsourced chief financial officer and advisor to a diversified clientele in the wholesale, technology, distribution, medical, retail and service industries in both the private and public sectors. His responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining client relations, preparation of tax returns and preparation of financial statements and related footnotes. Mr. Wasserman also has experience with filings under both the Securities Act and the Exchange Act, including initial public offerings, annual reports, and quarterly reports. Mr. Wasserman was also with Deloitte & Touche, LLP in New York City. Mr. Wasserman's responsibilities at Deloitte & Touche, LLP included audits of public and private companies, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman holds a Bachelor of Administration from the State University of New York at Albany in Albany, New York. He is a Certified Public Accountant (New York) and a member of the American Institute of Certified Public Accountants. Currently, Mr. Wasserman is also a director and the treasurer of Gold Coast Venture Capital Club and a former officer of Toastmasters International.

     DAVID SASSO is our Vice-President Investor Relations. Mr. Sasso has over ten (10) years of public and private market experience in investor relations and corporate governance. Throughout his career, Mr. Sasso has been an integral member of executive management responsible for investor relations. Previously, Mr. Sasso was the managing director of Marketing Services Group in New York City, New York, as well as managing director of investor relations at KCSA Public Relations Worldwide, representing several emerging growth companies. Prior to KCSA Public Relations Worldwide, he was vice president at the Abernathy MacGregor Group, a financial communications agency. Earlier in his career, Mr. Sasso worked with Merrill Lynch in their worldwide headquarters. Mr. Sasso earned a degree from the State University of New York at Albany, New York.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     As of the date of this Registration Statement, none of our directors or executive officers is or has been involved in any legal proceeding concerning
(i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).


AUDIT COMMITTEE

     As of the date of this Registration Statement, we have not appointed members to an audit committee and, therefore, the respective role of an audit committee has been conducted by our Board of Directors. When established, the audit committee's primary function will be to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent accountants; (iii) evaluate our quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent accountants, management and our Board.

     Our Board has considered whether the regulatory provision of non-audit services is compatible with maintaining the principal independent accountant's independence.


AUDIT COMMITTEE FINANCIAL EXPERT

     As of the date of this Registration Statement, our Board has determined that we do not have an audit committee financial expert nor do we have an audit committee.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act, requires our directors and officers, and the persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2005.

COMPENSATION OF OFFICERS AND DIRECTORS

     As of the date of this Registration Statement, certain of our executive officers are compensated for their roles as executive officers. Officers and directors are reimbursed for any out-of-pocket expenses incurred by them on behalf of us. None of our directors or executive officers are party to written employment or consulting agreements with us. We have, however, informal month-to-month verbal agreements with certain executive officers. As of the date of this Registration Statement, Mr. Walters derives remuneration from us as compensation for consulting services rendered, Mr. Wasserman derived remuneration from us as compensation for financial services rendered, and since November 2005 Mr. Sasso derives remuneration from us as compensation for investor service relations rendered. See "Summary Compensation Table". We presently do not have any pension, health, annuity, insurance, profit sharing or similar benefit plans.


WALTERS CONSULTING AGREEMENT

     We entered into a verbal month-to-month consulting services agreement with Stephen Walters, our President/Chief Executive Officer (the "Walters Consulting Agreement"). Pursuant to the terms and provisions of the Walters Consulting
Agreement: (i) Mr. Walters provides managerial services to us; and (ii) Mr. Walters shall be paid a monthly fee of $13,750 for a potential annual salary of $165,000 plus reimbursement of expenses.


     Mr. Walters derived remuneration from us as compensation under the terms and provisions of the Walters Consulting Agreement. During fiscal year ended December 31, 2005 and for the three months ended March 31, 2006, $190,000 and $41,250 was incurred by us to Mr. Walters for management and consulting services rendered, respectively, including a bonus of $25,000 in fiscal 2005. During fiscal year ended December 31, 2005, Mr. Walters was paid $-0- by us for consulting fees. During fiscal year ended December 31, 2005, an aggregate of $162,000 in accrued consulting fees was settled by us by the issuance of 1,200,000 shares of our restricted common stock. During the three months ended March 31, 2006, Mr. Walters was paid $13,750 by us for management and consulting fees. As of the date of this Registration Statement, an aggregate of $195,819 remains due and owing to Mr. Walters for management and consulting fees and expenses.


BEWES CONSULTING AGREEMENT

     We entered into a verbal month-to-month consulting services agreement with Laurie Bewes, one of our directors (the "Bewes Consulting Agreement").

     Pursuant to the terms and provisions of the Bewes Consulting Agreement: (i) Mr. Bewes agreed to provide managerial and developmental services to us; and
(ii) Mr.  Bewes shall be paid a monthly fee of AUD  $10,000  (USD  approximately
$6,600) for a potential annual salary of AUD $120,000 (USD approximately $79,200) plus reimbursement of expenses.

     Mr. Bewes derived remuneration from us as compensation under the terms and provisions of the Bewes Consulting Agreement. As at December 31, 2004, an aggregate of $10,565 in consulting fees was due and owing to Mr. Bewes which was paid in 2006. During fiscal year ended December 31, 2005, $6,000 was incurred by us to Mr. Bewes for consulting services rendered. During fiscal year ended December 31, 2005 and for the three months ended March 31, 2006,, Mr. Bewes was paid $-0- and $24,000 by us, respectively, for consulting fees. As of the date of this Registration Statement, an aggregate of $0 remains due and owing to Mr. Bewes.



SASSO INVESTOR RELATIONS AGREEMENT

     On January 17th 2006 we entered into a twelve month Consulting Agreement with David Sasso for provision of Investor Relations services.

     Pursuant to the terms of the Agreement Mr. Sasso is paid a monthly fee of $7,000. Mr. Sasso agreed to act as our Vice President of Investor Relations and Corporate Communications.

WASSERMAN FINANCIAL SERVICES AGREEMENT

     We entered into an engagement letter with Adam Wasserman. Pursuant to the terms of this engagement Letter, Mr. Wasserman is paid a monthly retainer fee of $2,500 plus hourly fees at a standard rate of $95 per hour for services performed. Mr. Wasserman agreed to act as our Chief Financial Officer and principal accounting office. During fiscal year ended December 31, 2005 and for the three months ended March 31, 2006, accounting fees amounted to $40,616 and $11,157, respectively. As of the date of this Registration Statement, an aggregate of $13,592 remains due and owing to Mr. Wasserman.


DE CASTRO CONSULTING AGREEMENT

     We entered into a consulting services agreement with Americo De Castro, an executive officer of our subsidiary (the "De Castro Consulting Agreement").

     Pursuant to the terms and provisions of the De Castro Consulting Agreement:
(i) Mr. De Castro agreed to provide technical, research and developmental services to our subsidiary; and (ii) Mr. De Castro shall be paid a monthly fee of $8,000 U.S. Dollars for an aggregate annual salary of $96,000, and reimbursement of expenses. During fiscal year ended December 31, 2005 the consulting services agreement was assigned to our Brazil subsidiary. An aggregate of $96,000 in fees was incurred and paid to Mr. De Castro for services rendered.

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below reflects those amounts received as compensation by our executive officers and directors during fiscal years ended December 31, 2003, 2004 and 2005 from us.

                                                                                              LONG TERM
                                                          ANNUAL COMPENSATION               COMPENSATION
                                                          -------------------                SECURITIES
NAME AND PRINCIPAL POSITION           YEAR            SALARY              OTHER(1)        UNDERLYING OPTIONS
---------------------------           ----
Stephen Walters                       2005               --             $190,000               500,000
(President and Chief                  2004               --             $165,000               250,000
Executive Officer)                    2003               --             $132,000               750,000

Laurie Bewes (Director)               2005               --             $  6,000               225,000
                                      2004               --             $ 25,600               125,000
                                      2003               --             $   0(1)               200,000

Adam Wasserman
(Chief Financial Officer)             2005               --             $ 40,616               150,000
                                      2004               --                   --                    --
                                      2003               --                   --                    --

----------

(1) Pursuant to contractual arrangements, either verbal or written, between us and the respective officer.


                                       46

                   STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                          Number of
                         Securities        Percent of Total
Name                 Underlying Options    Options Granted      Exercise Price     Date of Expiration

Stephen Walters                  400,000                  --               $ 0.15          05/04/2010
                                 100,000              41.66%                 0.15          12/25/2010

Laurie Bewes                     175,000                  --               $ 0.15          05/04/2010
                                  50,000              18.75%                 0.15          12/25/2010

David Bouzaid                    175,000                  --               $ 0.15          05/04/2010
                                  50,000              18.75%                 0.15          12/25/2010

Adam Wasserman                   150,000              12.50%               $ 0.15          05/04/2010


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


     We have one equity compensation plan, the Transax International Limited Stock Option Plan. The table set forth below presents the securities authorized for issuance with respect to the Stock Option Plan under which equity securities are authorized for issuance as of March 31, 2006:


                      EQUITY COMPENSATION PLAN INFORMATION

                                                                  NUMBER OF                                 NUMBER OF
                                                              SECURIITES TO BE                              SECURITIES
                                                                 ISSUED UPON       WEIGHTED-AVERAGE    REMAINING AVAILABLE
                                                                 EXERCISE OF       EXERCISE PRICE OF   FOR FUTURE ISSUANCE
                                                                 OUTSTANDING          OUTSTANDING         UNDER EQUIPTY
PLAN CATEGORY                                                 OPTIONS, WARRANTS    OPTIONS, WARRANTS    COMPENSATION PLANS
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS               (A)                  (B)                  (C)

Stock Option Plan                                                1,425,000                $0.50               268,270
                                                                   600,000                 0.20
                                                                 1,400,000                 0.15                50,000
                                                                 ---------           ----------            ----------
Merger Agreement - Warrants                                      4,100,000                $1.00                    --
                                                                 ---------           ----------            ----------
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS
  -                                                                  (A)                  (B)                  (C)

Warrants                                                         2,000,000                $0.25                    --
Warrants                                                         6,302,500                $0.20                    --
Warrants                                                         4,500,000                $0.30                    --

Total                                                           20,327,500
                                                                ==========

STOCK OPTION PLAN

     On July 22, 2003, our Board of Directors unanimously approved and adopted a stock option plan, and during fiscal year 2004, our Board of Directors unanimously approved and adopted a 2004 incentive stock option plan (collectively, the "Stock Option Plan"). The purpose of the Stock Option Plan is to advance our interests and those of our shareholders by affording our key personnel an opportunity for investment and the incentive advantages inherent in stock ownership. Pursuant to the provisions of the Stock Option Plan, stock options (the "Stock Options") will be granted only to our key personnel, generally defined as a person designated by our Board of Directors upon whose judgment, initiative and efforts we may rely including any of our directors, officers, employees or consultants. The Stock Option Plan provides authorization to our Board of Directors to grant Stock Options to purchase a total number of shares of our common stock not to exceed 4,500,000 shares and, in accordance with the provisions of the 2004 incentive stock option plan, a further 2,500,000 shares.

     The Stock Option Plan is to be administered by our Board of Directors, which shall determine (i) the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. At the time a Stock Option is granted under the Stock Option Plan, our Board of Directors shall fix and determine the exercise price at which shares of our common stock may be acquired; provided, however, that any such exercise price shall not be less than that permitted under the rules and policies of any stock exchange or over-the-counter market which are applicable.

     In the event an optionee who is one of our directors or officers ceases to serve in that position, any Stock Option held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee who is one of our employees or consultants ceases to be employed by us, any Stock Option held by such optionee generally may be exercisable within up to sixty (60) calendar days (or up to thirty (30) calendar days where the optionee provided only investor relations services to us) after the effective date that his employment ceases, and after such 60- or 30-day period any unexercised Stock Option shall expire.

     No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period of ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as our Board of Directors may determine.

     Unless restricted by the option agreement, the exercise price shall by paid by any of the following methods or any combination of the following methods: (i) in cash; (ii) by cashier's check, certified check, or other acceptable banker's note payable to us; (iii) by net exercise notice whereby the option holder will authorize the return to the Stock Option Plan pool, and deduction from the option holder's Stock Option, of sufficient Stock Option shares whose net value (fair value less option exercise price) is sufficient to pay the option price of the shares exercise (the fair value of the shares of the Stock Option to be returned to the pool as payment will be determined by the closing price of our shares of common stock on the date notice is delivered); (iv) by delivery to us of a properly executed notice of exercise together with irrevocable instructions (referred to in the industry as `delivery against payment') to a broker to deliver to us promptly the amount of the proceeds of the sale of all or a portion of the stock or of a loan from the broker to the option holder necessary to pay the exercise price; of (v) such other method as the option holder and our Board of Directors may determine as adequate including delivery of acceptable securities (including our securities), set-off for wages or invoices due, property, or other adequate value. In the discretion of our Board of Director, we may grant a loan or guarantee a third-party loan obtained by an option holder to pay part of all of the exercise option price of the shares provided that such loan or our guaranty is secured by the shares of common stock.


INCENTIVE STOCK OPTIONS

     The Stock Option Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, our of Board of Directors may grant to any one of our key personnel who is an employee eligible to receive options one or more incentive stock options to purchase the number of shares of common stock allotted by our Board of Directors (the "Incentive Stock Options").

     The option price per share of common stock deliverable upon the exercise of an Incentive Stock Option shall be no less than fair market value of a share of common stock on the date of grant of the Incentive Stock Option. In accordance with the terms of the Stock Option Plan, "fair market value" of the Incentive Stock Option as of any date shall not be less than the closing price for the shares common stock on the last trading day preceding the date of grant.

     The option term of each Incentive Stock Option shall be determined by our Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.


FORM S-8 - REGISTRATION STATEMENT

     On November 16, 2004, we filed with the SEC a registration statement on Form S-8 for the registration of Stock Options and Incentive Stock Options under the Stock Option Plan in the amount of up to 2,500,000 at an exercise price of $0.25.


STOCK OPTIONS GRANTED AND EXERCISED

     As of December 31, 2005, we have granted 10,224,040 Stock Options and cancelled 3,524,040 Stock Options. As of December 31, 2005, 4,450,000 Stock Options were exercised. As at December 31, 2005, 3,225,000 Stock Options were outstanding. During the three months ended March 31, 2006, we granted 200,000 options. As at March 31, 2006, 3,425,000 Stock Options were outstanding.

     As of the date of this Registration Statement, there are 31,980,726 shares of common stock issued and outstanding. The following table sets forth information as of the date of this Registration Statement, concerning: (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of our executive officers, directors and key employees; and (iii) all executive officers and directors as a group. common stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within sixty (60) days is treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares of common stock shown.

                             PRINCIPAL STOCKHOLDERS

                                                                                        AMOUNT AND NATURE
                                                                                         OF BENEFICIAL           PERCENT OF
TITLE OF CLASS                             NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP              CLASS(9)

Common Stock                               Stephen Walters                                  3,434,819(1)(2)          10.78%
                                           Bali View Block A4/7
                                           Jl. Cirendeu Raya 40 Jakarta Selatan
                                           13419 Indonesia

Common Stock                               Laurie Bewes                                    1,008,333(1)               3.16%
                                           429 Willawrong Road
                                           Caringbah, Australia NSW 2229

Common Stock                               David Sasso                                    150,000(1)(5)                   *
                                           1330 West Avenue #1703
                                           Miami Beach, FL 33139

Common Stock                               David Bouzaid                                  720,000(1)(6)               2.26%
                                           Jl. Bangka Selaton
                                           12730
                                           Indonesia

Common Stock                               Adam Wasserman                                 150,000(1)(7)                   *
                                           1643 Royal Grove Way
                                           Weston,
                                           FL 33327 USA

COMMON STOCK                               ALL OFFICERS AND DIRECTORS AS A GROUP
                                           (5 PERSONS)                                 14,181,940(1)(8)              44.49%

Common Stock                               Carlingford Investments Limited              8,718,788(1)(3)              27.35%
                                           80 Raffles Place
                                           #16-20 UOB Plaza II
                                           Singapore 048624

-----------------
*        Less than one percent (1%).

(1)  These are restricted shares of common stock.
(2) This figure includes: (i) 1,934,819 shares of common stock held of record by Mr. Walters; (ii) an assumption of the exercise by Mr. Walters of 750,000 Stock Options granted to Mr. Walters to acquire 750,000 shares of common stock at $0.50 per share expiring on August 14, 2008; (iii) an assumption of the exercise by Mr. Walters of 250,000 Stock Options to acquire 250,000 shares of common stock at $0.20 per share expiring on December 30, 2009; (iv) an assumption of the exercise by Mr. Walters of 400,000 Stock Options to acquire 400,000 shares of common stock at $0.15 per share expiring on May 4, 2010; (v) an assumption of the exercise by Mr. Walters of 100,000 Stock Options to acquire 100,000 shares of common stock at $0.15 per share expiring on December 25, 2010. As of the date of this Prospectus, no Stock Options have been exercised.
(3) This figure includes: (i) 5,970,455 shares of common stock held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights; (ii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 2,700,000 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 2,700,000 shares of common stock at a price of $1.00 per share expiring on August 14, 2008; and (iii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 48,333 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 48,333 shares of common stock at a price of $0.20 per share expiring on September 29, 2009. As of the date of this Prospectus, no warrants have been exercised.
(4)  This figure  includes:  (i) 458,333  shares of common stock held of record;
     (ii) an assumption of the exercise by Mr. Bewes of 200,000 Stock Options to acquire 200,000 shares of common stock at $0.50 per share expiring on August 14, 2008; (iii) an assumption of the exercise by Mr. Bewes of 125,000 Stock Options to acquire 125,000 shares of common stock at $0.20 per share expiring on December 30, 2009; (iv) an assumption of the exercise by Mr. Bewes of 175,000 Stock Options to acquire 175,000 shares of common stock at $0.15 per share expiring on May 4, 2010; and (v) an assumption of the exercise by Mr. Bewes of 50,000 Stock Options to acquire 50,000 shares of common stock at $0.15 per share expiring on December 25, 2010. As of the date of this Prospectus, no Stock Options have been exercised.
(5)  This figure includes: (i) 50,000 shares of common stock held of record; and
     (ii) an assumption of the exercise by Mr. Sasso of 100,000 Stock Options to acquire 100,000 shares of common stock at $0.15 per share expiring on February 5, 2011.
(6) This figure includes: (i) 170,000 shares of common stock held of record; and (ii) an assumption of the exercise by Mr. Bouzaid of 200,000 Stock Options to acquire 200,000 shares of common stock at $0.50 per share expiring on August 14, 2008; (iii) an assumption of the exercise by Mr. Bouzaid of 125,000 Stock Options to acquire 125,000 shares of common stock at $0.20 per share expiring on December 30, 2009; (iv) an assumption of the exercise by Mr. Bouzaid of 175,000 Stock Options to acquire 175,000 shares of common stock at $0.15 per share expiring on May 4, 2010; and (v) an assumption of the exercise by Mr. Bouzaid of 50,000 Stock Options to acquire 50,000 shares of common stock at $0.15 per share expiring on December 25, 2010.
(7) This figure includes an assumption of the exercise by Mr. Wasserman of 150,000 Stock Options to acquire 150,000 shares of common stock at $0.15 per share expiring on May 4, 2010.
(8)  This figure includes:  (i) 8,583,607 shares of common stock held of record;
     (ii) an assumption of the exercise of an aggregate of 2,748,333 Warrants to acquire 2,748,333 shares of common stock; and (iii) an assumption of the exercise of an aggregate of 2,850,500 Stock Options to acquire 2,850,000 shares of common stock.

(9) Applicable percentage of ownership is based on 31,980,726 shares of common stock outstanding as of July 25, 2006, together with securities exercisable or convertible into shares of common stock within sixty (60) days of July 25, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of July 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or any other matters which may require shareholder approval.

                          MARKET PRICE OF AND DIVIDENDS
          ON THE COMPANY'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS


MARKET INFORMATION

     Transax's common stock is traded on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB". The market for Transax's common stock is limited, volatile and sporadic. The following table sets forth the high and low bid prices relating to Transax's common stock for the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

         2006                                 HIGH BID           LOW BID
         First Quarter                          $ 0.16            $ 0.10
         Second Quarter                         $ 0.21            $ 0.10

         2005                                 HIGH BID           LOW BID
         First Quarter                          $ 0.18            $ 0.12
         Second Quarter                         $ 0.14            $ 0.10
         Third Quarter                          $ 0.26            $ 0.10
         Fourth Quarter                         $ 0.20            $ 0.13

         2004                                 HIGH BID           LOW BID
         First Quarter                          $ 0.38            $ 0.16
         Second Quarter                         $ 0.26            $ 0.07
         Third Quarter                          $ 0.11            $ 0.03
         Fourth Quarter                         $ 0.17            $ 0.07

HOLDERS

     As of July 13, 2006,  Transax had approximately  two hundred  seventy-seven
(277) shareholders of record.


DIVIDEND POLICY

     No dividends have ever been declared by the Board of Directors of Transax on its common stock. Transax's previous losses do not currently indicate the ability to pay any cash dividends, and Transax does not indicate the intention of paying cash dividends on its common stock in the foreseeable future.


RECENT SALES OF UNREGISTERED SECURITIES

     As of the date of this Prospectus and during fiscal year ended December 31, 2005, to provide capital, we sold stock in private placement offerings, issued stock in exchange for our debts or pursuant to contractual agreements as set forth below.


CORNELL CAPITAL PARTNERS

     On January 13, 2006, in accordance with the terms and provisions of the Investment Agreement, we issued to Cornell Capital Partners: (i) 8,000 Series A Preferred Shares in exchange for the surrender of the Promissory Note; (ii) a five (5) year Warrant exercisable into 2,500,000 shares of our common stock at an exercise price of $0.30; and (iii) a five (5) year Warrant exercisable into 2,500,000 shares of our common stock at an exercise price of $0.20. On May 8, 2006, the Company issued the remaining 8,000 shares of Series A Preferred for a purchase price equal to $800,000 in accordance with the Investment Agreement.

DIRECTOR COMPENSATION

     On December 26, 2005, we entered into a settlement agreement with David Bouzaid, one of our officers/directors, regarding the settlement of an aggregate amount of $6,000 due and owing pursuant to services provided by Mr. Bouzaid (the "Director Settlement Agreement"). Pursuant to the terms and provisions of the Settlement Agreement: (i) we agreed to settle $6,000 due and owing to Mr. Bouzaid by issuing 40,000 shares of our restricted common stock at $0.15 per share; and (ii) Mr. Bouzaid agreed to accept the issuance of the aggregate 40,000 shares of restricted common stock as full and complete satisfaction of the debt due and owing. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.


INVESTOR RELATION CONTRACT

     On December 8, 2005, we entered into an investor relations contract (the "Investor Relations Contract") with David Sasso, one of our directors.

     Pursuant to the terms and provisions of the Investor Relations Contract, we agreed to issue 50,000 shares of our restricted common stock at $0.15 per share to Mr. Sasso as compensation for investor related services provided and valued at $7,500. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.


CONVERTIBLE LOANS

     On September 30, 2005, the holder of certain convertible loans exercised the conversion right. Accordingly, we issued 600,000 shares of our restricted common stock at the conversion price of $0.125 per share and 600,000 warrants to purchase shares of our restricted common stock at $0.25 per share for the conversion of principal balance of $75,000. We also issued an additional 77,968 shares of restricted common stock to settle $9,746 in interest due on the convertible loans. The recipients are sophisticated investors who have such knowledge and experience in financial, investment and business matters that they are capable of evaluating the merits and risks of the prospective investment in our securities. The recipients are accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.


DIRECTOR SETTLEMENT AGREEMENTS

     On December 26, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $45,000 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $45,000 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 300,000 shares of our restricted common stock at $0.15 per share; and (ii) Mr. Walters agreed to accept the issuance of an aggregate of 300,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $45,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On September 27, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $34,000 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $34,000 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 200,000 shares of our restricted common stock at $0.17 per share; and (ii) Mr. Walters agreed to accept the issuance of an aggregate of 200,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $34,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On June 28, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $33,000 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $33,000 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 300,000 shares of our restricted common stock at $0.11 per share; and (ii) Mr. Walters agreed to accept the issuance of an aggregate of 300,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $33,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On March 28, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $50,500 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $50,500 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 400,000 shares of our restricted common stock at $0.126 per share; and (ii) Mr. Walters agreed to accept the issuance of an aggregate of 400,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $50,500. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.


CONSULTING AGREEMENTS

     On July 15, 2005, we entered into a consulting services agreement (the "Consulting Agreement A") with Geoff Eiten ("Eiten"). Pursuant to the terms and provisions of the Consulting Agreement A, we agreed to issue 200,000 shares of our restricted common stock at $0.15 per share to Eiten as compensation for consulting services provided and valued at $30,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of the Securities Act.

     On March 21, 2005, we entered into a consulting services agreement (the "Consulting Agreement B") with Aiden Capital Management ("ACM").Pursuant to the terms and provisions of the Consulting Agreement B, we agreed to issue 150,000 shares of our restricted common stock at $0.14 per share to ACM as compensation for consulting services provided and valued at $21,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On January 14, 2005, we entered into a consulting services agreement (the "Consulting Agreement C") with Empire Relations Group ("ERG"). Pursuant to the terms and provisions of the Consulting Agreement C, we agreed to issue 100,000 shares of our restricted common stock at $0.16 per share to ERG as compensation for consulting services provided and valued at $16,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On January 14, 2005, we entered into a six (6) month consulting services agreement (the "Consulting Agreement D") with Mirador Consulting Ltd. ("Mirador"). Pursuant to the terms and provisions of the Consulting Agreement D, we agreed to issue 400,000 shares of our restricted common stock at $0.16 per share to Mirador as compensation for consulting services provided and valued at $42,667. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     However, we terminated the Consulting Agreement D and cancelled 200,000 of the 400,000 shares of restricted common stock that were previously issued under the terms of the Consulting Agreement D.

     On March 20, 2006, we entered into a one (1) year consulting contract for business development services with ROI Group Associates Inc. In connection with the agreement, we agreed to issue 900,000 shares of common stock. We valued these common shares at the fair market value on the dates of grant or $0.12 per share based on the quoted trading price and recorded deferred consulting expense of $108,000 to be amortized over the service period. In addition, we granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. On May 17, 2006, the Company issued 600,000 common shares and on June 28, 2006, the Company issued 300,000 shares in connection with this consulting contract.

     RELATED PARTY LOANS

     On December 31, 2005 we issued 50,000 shares of restricted common stock to settle $6,250 in interest due on certain related party notes. The recipients are sophisticated investors who have such knowledge and experience in financial, investment and business matters that they are capable of evaluating the merits and risks of the prospective investment in our securities. The recipients are accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On June 28, 2005, the holder of certain related party notes exercised the conversion feature at a conversion price of $0.125 per share. Accordingly, we issued 400,000 shares of our restricted common stock and 400,000 warrants to purchase shares of our restricted common stock at $0.25 per share for conversion of the principal balance of $50,000. We also issued an additional 35,770 shares of our restricted common stock to settle $4,471 in interest due on these related party notes. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.


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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     With the exception of the current month-to-month contractual relations between us and certain of our executive officers as described above, as of the date of this Prospectus, we have not entered into any contractual arrangements with related parties other than those transactions resulting primarily from advances made by related parties to us. Our Board has not adopted or approved any policy regarding possible future transactions with related third parties.

     Our executive officers and directors may be engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. Our executive officers and directors may have other business interests to which they may devote a portion of their time. Certain conflicts of interest, therefore, may arise between us and our executive officers and directors. Such conflicts can be resolved through the exercise by such executive officers and directors of judgment consistent with their fiduciary duties to us.

     Our executive officers and directors intend to resolve such conflicts in the best interests of us. Moreover, the executive officers and directors will devote his time to our affairs as they deem necessary.

                          DESCRIPTION OF CAPITAL STOCK


COMMON STOCK


     Transax is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, of which 31,980,726 shares were issued and outstanding on July 25, 2006. The securities being offered hereby are common stock, with one
(1) vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by Transax or conversion into any other security. All outstanding shares of common stock are, and those issued pursuant to the Cornell Financing will be, fully paid and non assessable.


     Shareholders are entitled to receive such dividends as may be declared by the Board of Transax out of funds legally available therefore and, upon the liquidation, dissolution or winding up Transax, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining our earnings to finance the growth of our business.

     Future dividend policies will depend upon Transax's earnings, financial needs and other pertinent factors.


PREFERRED STOCK


     Transax is authorized to issue 20,000,000 shares of preferred stock, of which 16,000 Series A Preferred Shares were issued and outstanding at July 25, 2006.

     With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Shares shall be senior to the common stock of the Company and senior to all other series of preferred shares.

     The holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares in the amount of seven percent (7%) per year (computed on the basis of a 365-day year and the actual days elapsed). Dividends shall be paid in cash and shall be cumulative.

     Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), before any distribution or payment shall be made to any of the holders of common stock or any series of preferred shares, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to One Hundred Dollars ($100) per share of Series A Preferred Shares (the "Liquidation Amount") plus all accumulated and unpaid dividends thereon, for each share of Series A Preferred Shares held by them.

     The Series A Preferred Shares shall have registration rights pursuant to the Investor Registration Rights Agreement (the "IRRA"), dated January 13, 2006, by and between the Company and Cornell Capital. Pursuant to the IRRA, the Parties agreed that, in the event the Registration Statement is not filed within thirty (30) days from the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Filing Deadline") or is not declared effective by the SEC within ninety (90) days of the date of the IRRA (the "Effective Deadline"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then as relief for the damages to any holder of Registrable Securities (as defined in the IRRA) by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the Liquidation Amount (as defined above) outstanding as liquidated damages for each thirty (30) day period or any part thereof after the Filing Deadline or the Effective Deadline as the case may be. Any liquidated damages payable hereunder shall not limit, prohibit or preclude the holder from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay liquidated damages hereunder within three (3) business days of the holder making written demand. It shall also become an event of default under the IRRA if the Registration Statement is not declared effective by the SEC within one-hundred twenty (120) days from the date of the IRRA. The Company initially filed its Registration Statement (of which this Prospectus is made a part) with the SEC on May 9, 2006.


     Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to certain adjustments), at the office of the Company's transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated January 13, 2006 ("Transfer Agent Instructions") for the Series A Preferred Shares into such number of fully paid and non-assessable shares of common stock equal to the sum of (i) the Liquidation Amount of the Series A Preferred Shares plus (ii) all accrued but unpaid dividends thereon, divided by the Conversion Price. The "Conversion Price" shall be equal to the lower of (i) $0.192 (the "Fixed Conversion Price"), or (ii) eighty percent (80%) of the lowest daily volume weighted average price ("VWAP") of the common stock during the ten (10) trading days immediately preceding the date of conversion. The VWAP shall be determined using price quotations from Bloomberg, L.P.

     The Company at its option shall have the right to redeem (unless otherwise prevented by law), with three (3) business days advance written notice (the "Redemption Notice", any shares of Series A Preferred Shares provided that the closing bid price of the Company's common stock, as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Company shall pay an amount equal to one hundred fifteen percent (115%) of the Liquidation Amount, plus accrued but unpaid dividends thereon.

     The Series A Preferred Shares shall not have any voting rights except as provided under the laws of the State of Colorado.

     The issuance of preferred stock may have the effect of delaying or preventing a change in control of Transax. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. As of the date of this Prospectus, no shares of preferred stock will be outstanding and we currently have no plans to issue any shares of preferred stock.


CONVERTIBLE DEBENTURES

     Transax has outstanding a convertible Debenture, were issued in the original principal amount of $250,000 to Investor. The Debenture accrues interest at a rate of five percent (5%) per year and mature two (2) years from the issuance date. The Debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) one hundred twenty percent (120%) of the closing bid price of the common stock on the date of the Debenture or (ii) eighty (80%) of the lowest closing bid price of the common stock for the five (5) trading days immediately preceding the conversion date.

     At maturity, the Debenture will automatically convert into shares of common stock at a conversion price equal to the lower of (i) one hundred twenty (120%) of the closing bid price of the common stock on the date of the debentures or
(ii) eighty  (80%) of the lowest  closing bid price of the common stock for five
(5) trading days immediately preceding the conversion date.

CONVERTIBLE PROMISSORY NOTE


     At March 31, 2006, the Company had aggregate loans payable for $175,000 to a related party whose officer is an officer of the Company. On March 23, 2005, the Company modified the terms of its convertible loans to this related party. Under the modified terms, $75,000 of principal due under the convertible loans is due on March 31, 2007 and is convertible into the Company's common stock at $0.125 per share. The remaining principal of $100,000 is due on April 30, 2007 and is convertible into the Company's common stock at $0.125 per share. For each common share received upon conversion of the principal balance, the related party is entitled to receive one warrant to purchase the Company's common stock at $0.25 per share for a period of two years from the conversion date. The interest rate of the loan is 12% per annum compounded monthly. At March 31, 2006, interest due on these two loans amounted to $26,799 and the aggregate principal amount due is $175,000. During the three months ended March 31, 2006 and 2005, the Company incurred $5,178 and $8,877, respectively, in interest expense related to these two loans. In the 2005 period, the Company did not incur beneficial conversion charges on these convertible loans because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

COMMON STOCK PURCHASE WARRANTS

     As of July 25, 2006, there were an aggregate of 16,902,500 share purchase warrants issued and outstanding as follows: (i) 4,100,000 warrants convertible into 4,100,000 shares of common stock at the price of $1.00 per share expiring on August 14, 2008; (ii) 2,402,500 warrants convertible into 2,402,500 shares of common stock at the price of $0.20 per share expiring on September 29, 2009;
(iii) 2,000,000 warrants convertible into 2,000,000 shares of common stock at $0.30 per share expiring on December 30, 2006; (iv) 2,500,000 Warrants convertible into 2,500,000 shares of common stock at $0.30 per share expiring January 13, 2011, (v) 400,000 Warrants convertible into 400,000 shares of common stock at $0.25 per share expiring June 27, 2007, (vi) 600,000 Warrants convertible into 600,000 shares of common stock at $0.25 per share expiring September 30, 2007, (vii) 2,500,000 Warrants convertible into 2,500,000 shares of common stock at $0.20 per share expiring January 13, 2011; (viii) 400,000 SHG Warrants convertible into 400,000 shares of common stock at $0.20 per share; and
(ix) 2,000,000 warrants convertible into 2,000,000 shares of common stock expiring January 31, 2009, 1,000,000 of which are exercisable at $0.20 per share and 1,000,000 of which are exercisable at $0.25 per share.

OPTIONS

     As of July 25, 2006, there was an aggregate of 3,425,000 options outstanding.


TRANSFER AGENT

     Transax's  transfer agent is Transfer  Online,  Inc., 227 S.W. Pine Street,
Suite  300,  Portland,   Oregon  97204;  telephone  503.227.2950  and  facsimile
503.227.6874.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY

     Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Indemnification is only possible under this Section 7-109-102, however, if:
(a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

     Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

     Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director. A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

     Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

     Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations.

     Shareholders who have suffered losses in connection with the purchase or sale of their equity interest due to a breach of a fiduciary duty by one of our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
     We have has no agreements with any of our directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is being sought.

     At present, there is no pending litigation or proceeding involving a director or executive officers of Transax as to which indemnification is being sought.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

     There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Transax by another company.

                                     EXPERTS

     The audited Financial Statements included in this Prospectus and elsewhere in this Registration Statement for the fiscal years ended December 31, 2005 and December 31, 2004 have been audited by Moore Stephens, P.C. The reports of Moore Stephens, P.C. are included in this Prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Moore Stephens, P.C. contained elsewhere in this Prospectus contain an explanatory paragraph regarding our ability to continue as a going concern.


                                  LEGAL MATTERS

     The validity of the shares offered herein will be opined on for us by Diane
D. Dalmy, Esq., which has acted as our outside legal counsel in relation to certain, restricted tasks.

                           HOW TO GET MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus.

     This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-0213. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                                            Page

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE PERIOD ENDED MARCH 31, 2006

Consolidated Balance Sheet (Unaudited) As of March 31, 2006..........        F-1

Consolidated Statements of Operations (Unaudited)
  For the Three (3) Months Ended March 31, 2006 and 2005.............        F-2

Consolidated Statements of Cash Flows (Unaudited)
  For the Three (3) Months Ended March 31, 2006 and 2005.............        F-3

Notes to Unaudited Consolidated Financial Statements................. F-4 - F-22

TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARY
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm..............       F-23

Consolidated Balance Sheet...........................................       F-24

Consolidated Statements of Operations and Comprehensive Income.......       F-25

Consolidated Statements of Changes in Stockholders' Deficit..........       F-26

Consolidated Statements of Cash Flows................................       F-27

Notes to Consolidated Financial Statements...........................F-28 - F-58


                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2006
                           (As Restated - See Note 8)
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS:
  Cash ......................................................................................     $     44,333
  Accounts receivable (Net of allowance for doubtful accounts of $0) ........................          439,020
  Prepaid expenses and other current assets .................................................          208,366
                                                                                                  ------------

     TOTAL CURRENT ASSETS ...................................................................          691,719

SOFTWARE DEVELOPMENT COSTS, net .............................................................          361,140
PROPERTY AND EQUIPMENT, net .................................................................          778,587
DEFERRED DEBT OFFERING COSTS ................................................................           19,131
OTHER ASSETS ................................................................................            4,800
                                                                                                  ------------

     TOTAL ASSETS ...........................................................................     $  1,855,377
                                                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of capital lease obligation ...............................................     $      1,982
  Current portion of loan payable ...........................................................          369,004
  Accounts payable and accrued expenses .....................................................        1,299,128
  Due to related parties ....................................................................          235,166
  Warrant liability .........................................................................          628,798
  Convertible feature liability .............................................................          462,065
  Loan payable - related party ..............................................................          152,967
  Convertible loans from related party ......................................................          201,799
                                                                                                  ------------

     TOTAL CURRENT LIABILITIES ..............................................................        3,350,909

DEBENTURE PAYABLE, NET ......................................................................          125,000
CONVERTIBE FEATURE LIABILITY ................................................................          273,438
ACCOUNTS PAYABLE AND ACCRUED EXPENSES, net of current portion ...............................          500,345
                                                                                                  ------------

     TOTAL LIABILITIES ......................................................................        4,249,692
                                                                                                  ------------

STOCKHOLDERS' DEFICIT:
  Series A preferred stock, no par value; 16,000 shares authorized;
    8,000 shares issued and outstanding ; liquidation preference $800,000 ...................          750,971
  Common stock $.00001 par value; 100,000,000 shares authorized;
    30,976,559 shares issued and outstanding ................................................              309
  Common stock issuable (900,000 shares) ....................................................                9
  Paid-in capital ...........................................................................        7,865,461
  Accumulated deficit .......................................................................      (10,736,124)
  Deferred compensation .....................................................................         (320,831)
  Other comprehensive income - Cumulative foreign currency translation adjustment ...........           45,890
                                                                                                  ------------

     TOTAL STOCKHOLDERS' DEFICIT ............................................................       (2,394,315)
                                                                                                  ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ............................................     $  1,855,377
                                                                                                  ============

              The accompanying notes are an integral part of these
                   unaudited consolidated financial statements

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (As Restated - See Note 8)
                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                                          ------------------------------------
                                                                              2006                    2005
                                                                          ------------            ------------
                                                                           (Unaudited)             (Unaudited)
REVENUES ......................................................           $    981,058            $    640,408
                                                                          ------------            ------------

OPERATING EXPENSES:
  Cost of product support services ............................                510,540                 241,795
  Payroll and related benefits ................................                 92,131                 104,027
  Professional fees ...........................................                 69,720                  12,165
  Management and consuling fees - related parties .............                108,841                  33,715
  Investor relations ..........................................                 24,362                  14,845
  Depreciation and amortization ...............................                 65,713                  44,577
  General & administrative ....................................                231,525                 228,412
                                                                          ------------            ------------

     TOTAL OPERATING EXPENSES .................................              1,102,832                 679,536
                                                                          ------------            ------------

LOSS FROM OPERATIONS ..........................................               (121,774)                (39,128)
                                                                          ------------            ------------

OTHER INCOME (EXPENSES):
  Other income (expense) ......................................                (22,349)                 10,514
  Foreign exchange gain (loss) ................................                 (2,875)                  2,502
  Debt settlement and offering costs ..........................               (153,671)                      -
  Loss from derivative liabilities ............................               (249,103)                      -
  Interest expense ............................................               (132,251)                (60,218)
  Interest expense - related party ............................                 (9,681)                (12,489)
                                                                          ------------            ------------

     TOTAL OTHER EXPENSES .....................................               (569,930)                (59,691)
                                                                          ------------            ------------

NET LOSS ......................................................               (691,704)                (98,819)

DEEMED PREFERRED STOCK DIVIDEND ...............................               (800,000)                      -
                                                                          ------------            ------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS ..................           $ (1,491,704)           $    (98,819)
                                                                          ============            ============

COMPREHENSIVE LOSS:
      NET LOSS ................................................           $   (691,704)           $    (98,819)

      OTHER COMPREHENSIVE INCOME:
           Unrealized foreign currency translation gain .......                 31,739                  83,925
                                                                          ------------            ------------

      COMPREHENSIVE LOSS ......................................           $   (659,965)           $    (14,894)
                                                                          ============            ============

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED .............................................           $      (0.02)           $          -
                                                                          ============            ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED .......             31,182,527              28,986,100
                                                                          ============            ============

              The accompanying notes are an integral part of these
                   unaudited consolidated financial statements

                                      F-2

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (As Restated - See Note 8)
                                                                                       FOR THE THREE MONTHS
                                                                                          ENDED MARCH 31,
                                                                                   ---------------------------
                                                                                      2006              2005
                                                                                   ---------         ---------
                                                                                  (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..................................................................        $(691,704)        $ (98,819)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
     Depreciation and amortization ........................................           65,713            44,577
     Amortization of software maintenance costs ...........................           51,155            31,109
     Beneficial interest ..................................................                -            31,250
     Stock-based compensation and consulting ..............................           35,334            53,542
     Grant of warrants in connection with debt extention ..................           46,686                 -
     Amortization of deferred debt issuance costs .........................          111,768                 -
     Amortization of debt discount ........................................           31,250                 -
     Loss from derivative liabilities .....................................          249,103                 -

Changes in assets and liabilities:
     Accounts receivable ..................................................          (91,960)         (131,525)
     Prepaid expenses and other current assets ............................          (43,237)          (22,764)
     Other assets .........................................................           (2,400)           (2,400)
     Accounts payable and accrued expenses ................................          (36,474)          313,556
     Accrued interest payable, related party ..............................            9,434             4,163
     Due to related parties ...............................................            6,234           (18,218)
     Accounts payable and accrued expenses  - long-term ...................          104,511          (125,039)
                                                                                   ---------         ---------

NET CASH PROVIDED BY USED IN) OPERATING ACTIVITIES ........................         (154,586)           79,432
                                                                                   ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized software development costs ..................................          (86,731)          (43,963)
  Acquisition of property and equipment ...................................         (196,766)         (217,238)
                                                                                   ---------         ---------

NET CASH USED IN INVESTING ACTIVITIES .....................................         (283,497)         (261,201)
                                                                                   ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES: .....................................                -                 -
  Advances from related party .............................................                -                 -
  Net proceeds from sale of Seris A preferred stock .......................          495,734                 -
  Repayment of advances from related party ................................                -           (35,000)
  Repayments under capital lease obligations ..............................          (14,307)           (8,063)
  Proceeds from convertible debenture .....................................                -           125,000
  Proceeds from loan payable ..............................................           77,499            17,397
  Proceeds from loan - related party ......................................          (85,000)                -
  Repayment of from loan - related party ..................................                -                 -
                                                                                   ---------         ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES .................................          473,926            99,334
                                                                                   ---------         ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH ...................................              615            83,924
                                                                                   ---------         ---------

NET INCREASE IN CASH ......................................................           36,458             1,489

CASH, BEGINNING OF YEAR ...................................................            7,875             4,090
                                                                                   ---------         ---------

CASH, END OF PERIOD .......................................................        $  44,333         $   5,579
                                                                                   =========         =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest ..................................................        $  95,656         $  25,358
                                                                                   =========         =========
  Cash paid for income taxes ..............................................        $       -         $       -
                                                                                   =========         =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for debt and accrued interest .......................        $       -         $  50,500
                                                                                   =========         =========
  Common stock and options issued for services ............................        $  35,334         $ 101,000
                                                                                   =========         =========
  Loan paid paid with preferred stock proceeds ............................        $ 255,237         $       -
                                                                                   =========         =========
  Derivative laibilities recorded for deemed preferred stock dividend .....        $ 800,000         $       -
                                                                                   =========         =========


              The accompanying notes are an integral part of these
                   unaudited consolidated financial statements

                                      F-3

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
---------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary to make the interim financials not misleading have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2005 and notes thereto contained in the Report on Form 10-KSB/A of Transax International Limited ("our Company" or the "Company") as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results for the full fiscal year ending December 31, 2006.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The consolidated financial statements include the Company and its wholly-owned subsidiaries, Transax Limited, TDS Telecommunication Data Systems Ltda., Transax (Australia) Pty Ltd., and Medlink Technologies, Inc. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

Organization
------------

Transax International Limited was incorporated in the State of Colorado in 1999. The Company, primarily through its wholly-owned subsidiary, TDS Telecommunication Data Systems Ltda. ("TDS"), is an international provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company's MedLink Solution (TM) enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. The Company has offices located in Miami, Florida and Rio de Janeiro, Brazil.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates used in the preparation of the accompanying financial statements include the allowance for doubtful accounts receivable, the useful lives of property, equipment and software development costs, variables used to determine stock-based compensation, and the valuation of derivative liabilities.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
-----------------------------------

The fair value of our cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying values due to their short maturities. The fair values of our debt instruments approximate their carrying values based on rates currently available to us.

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and accounts receivable.

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

Revenue recognition
-------------------

The Company's revenues, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

Substantially all of the Company's revenues are derived from the processing of applications by healthcare providers for approval of patients for healthcare services from insurance carriers. The Company's software or hardware devices containing the Company's software are installed at the healthcare provider's location. The Company offers transaction services to authorize and adjudicate identity of the patient and obtains "real time" approval for any necessary medical procedure from the insurance carrier. The Company's transaction-based solutions provide remote access for healthcare providers to connect with contracted insurance carriers. Transaction services are provided through contracts with insurance carriers and others, which specify the services to be utilized and the markets to be served. The Company's clients are charged for these services on a per transaction basis. Pricing varies depending type of transactions being processed under the terms of the contract for which services are provided. Transaction revenues are recognized in the period in which the transactions are performed.

Comprehensive Loss
------------------

Other comprehensive loss currently includes only foreign currency translation adjustments.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation
----------------------------

The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the year-end exchange rates, equity is converted historically and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income or loss in stockholders' deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS - Brazilian Real, Transax Australia, - Australian dollar and Transax and the Company - USD) are included in the Statement of Operations as incurred.

Stock-based compensation
------------------------

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognizes the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. The recognition of this cost will be made on the modified prospective basis, which applies to new stock-based awards issued after December 31, 2005, and for awards modified, purchased or cancelled after that date.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

Loss per common share
---------------------

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive, although the common stock equivalents may dilute earnings in the future. The Company's common stock equivalents at March 31, 2006 include the following:

         Options ........................................     3,425,000
         Warrants .......................................    16,902,500
         Preferred stock ................................     7,692,308
         Convertible loans payable - related party ......     1,400,000
         Debenture payable ..............................     2,604,166
                                                             ----------

              Total .....................................    32,023,974
                                                             ==========

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and accounts receivable.

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility and are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of March 31, 2006, the allowance for doubtful accounts was $0.

The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

The Company had net revenues to 2 major customers during each of the three month periods ended March 31, 2006 and 2005. These revenues accounted for approximately 91%, or $892,763 and 95% or $608,388 of the total revenues for the three months ended March 31, 2006 and 2005, respectively. For the three months ended March 31, 2006, these 2 major customers accounted for 53% and 38% of net revenues, respectively. At March 31, 2005, these 2 major customers accounted for 47% and 48%, respectively, of the total accounts receivable balance outstanding.

The Company maintains its cash in accounts with major financial institutions in the United States, Australia and Brazil in the form of demand deposits and money market accounts. Deposits in these banks may exceed the amounts of insurance provided on such deposits. As of March 31, 2006, the Company had no deposits subjected to such risk. We have not experienced any losses on our deposits of cash and cash equivalents.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting for Conversion Features and Warrants Issued with Preferred Stock
---------------------------------------------------------------------------

The Company issued $800,000 of convertible series A preferred stock, which contained an Embedded Conversion Feature ("ECF") and warrants to purchase common stock. In accordance with the guidance in paragraph 12 of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," it was necessary to evaluate separation of the conversion option from the debt host and account for it separately as a derivative if the conversion option met certain criteria. The Conversion option met all three criteria of paragraph 12: (1) the conversion feature is not clearly and closely related to the host component, (2) the convertible instrument is not accounted for at fair value, and (3) the embedded conversion option meets the definition of a derivative in paragraph 6 of SFAS No. 133.

To assess whether or not the ECF would be classified as stockholders' equity if it were freestanding, management considered the guidance in EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." In assessing whether or not the conversion option would be classified as equity or a liability if it were freestanding, management determined whether or not the series A convertible preferred stock is considered "conventional." EITF 00-19 and EITF 05-2, "The Meaning of Conventional Convertible Debt Instruments in issue No. 00-19," defines conventional convertible debt as debt whereby the holder will, at the issuer's option, receive a fixed amount of shares or the equivalent amount of cash as proceeds when he exercises the conversion option. Management determined that series A convertible preferred stock was not "conventional," and the Company considered all aspects of EITF 00-19, paragraphs 12-33.

This caused the ECF of the series A convertible preferred stock to be classified as a derivative financial instrument under SFAS No. 133. In addition, all warrants to purchase common stock issued with the preferred stock were then deemed to be classified as derivative instruments under SFAS No. 133. The accounting treatment of derivative financial instruments requires that the Company record the ECF and warrants at their fair values as of each reporting date. Any change in fair value is recorded as non-operating, non-cash income or expense at each reporting date. The derivatives were valued using the Black-Scholes option pricing model and are classified in the consolidated balance sheet as current liabilities at March 31, 2006.

Reclassifications
-----------------

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements
--------------------------------

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. SFAS 155 establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation and clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. Lastly, SFAS 155 amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective in the first fiscal year that begins after September 15, 2006. The Company is still assessing the impact, if any, on its consolidated financial position, results of operations and cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

Convertible Loans Payable
-------------------------

At March 31, 2006, the Company had aggregate loans payable for $175,000 to a related party whose officer is an officer of the Company. On March 23, 2005, the Company modified the terms of its convertible loans to this related party. Under the modified terms, $75,000 of principal due under the convertible loans is due on March 31, 2007 and is convertible into the Company's common stock at $.125 per share. The remaining principal of $100,000 is due on April 30, 2007 and is convertible into the Company's common stock at $.125 per share. For each common share received upon conversion of the principal balance, the related party is entitled to receive one warrant to purchase the Company's common stock at $.25 per share for a period of two years from the conversion date. The interest rate of the loan is 12% per annum compounded monthly. At March 31, 2006, interest due on these two loans amounted to $26,799 and the aggregate principal amount due is $175,000. During the three months ended March 31, 2006 and 2005, the Company incurred $5,178 and $8,877, respectively, in interest expense related to these two loans. In the 2005 period, the Company did not incur beneficial conversion charges on these convertible loans because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 2 - RELATED PARTY TRANSACTIONS (CONTINUED)

Due to Related Parties
----------------------

At March 31, 2006, advances and interest due amounting to $24,041 are included in due to related parties on the accompanying balance sheet.

For each of the three months ended March 31, 2006 and 2005, the Company incurred $41,250 in management fees to an officer/director of the Company. At March 31, 2006, $201,318 in management fees and other expenses were outstanding to this officer/director and are included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

For the three months ended March 31, 2006, the Company incurred $11,157 in management fees to a company whose officer is an officer of the Company.

For the three months ended March 31, 2006, the Company incurred $24,000 in consulting fees to a director of the Company.

Loan Payable - Related Party
----------------------------

On March 5, 2004, the Company borrowed Euro 115,000 ($138,874 at March 31, 2006) from an officer of the Company for working capital purposes. The loan accrues 0.8% interest compounded monthly, had an initial term of twelve months, and the debt is repayable quarterly in arrears. The officer agreed to extend this loan for an additional twelve months until March 2006. The due date of this loan is currently being negotiated. Additionally, during 2005, the Company borrowed $85,000 from this officer, which was repaid in 2006. This loan accrued interest at 9.6% per annum and was payable on demand. For the three months ended March 31, 2006 and 2005, the Company incurred $3,876 and $3,612, respectively, in interest related to these loans. At March 31, 2006, $14,093 in interest was accrued on these loans and the aggregate principal and interest amount due is $152,967 and is included in loan payable - related party on the accompanying balance sheet.

NOTE 3 - FINANCING ARRANGEMENTS

Loan Payable
------------

On October 25, 2004, the Company and Cornell Capital Partners entered into a Securities Purchase Agreement, pursuant to which Cornell Capital Partners purchased two 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). In connection with the terms of the original debentures, for the three months ended March 31, 2005, the Company recorded a beneficial conversion amount of $31,250 as interest expense since the debentures were immediately convertible.

On May 17, 2005, the Company and Cornell Capital Partners entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated. This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237. In January 2006, in connection with a preferred stock offering, this note was repaid.

The Company's subsidiary, TDS, has several loans and credit lines with financials institutions. The loans require monthly installments, bear interest at rates ranging from 30% to 50% per annum, are secured by certain receivables and assets of TDS, and are due through December 2006. At March 31, 2006, loans payable to these financial institutions aggregated $369,004.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 3 - FINANCING ARRANGEMENTS (CONTINUED)

Debenture Payable
-----------------

On April 1, 2005, the Company entered into a Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

The Company determined that the conversion feature of the convertible debentures represents an embedded derivative since the debentures are convertible into a variable number of shares upon conversion. Accordingly, the convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Company believes that the aforementioned embedded derivative meets the criteria of SFAS 133 and EITF 00-19, and should be accounted for as separate derivative with a corresponding value recorded as liability. Accordingly, the fair value of this derivative instrument has been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the debentures. Such discount will be accreted from the date of issuance to the maturity date of the debentures. The change in the fair value of the liability for derivative contracts will be credited to other income/ (expense) in the consolidated statements of operations. On February 1, 2006, the Company and the debenture holder mutually agreed to extend the term of the debentures until December 1, 2007. In addition, the Company granted a warrant to purchase 400,000 shares of the Company's common stock to the debenture holder. The warrant has a term of 2 years and is exercisable at $0.20 per share. The fair value of this warrant grant was estimated at $46,686 on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded debt settlement expense of $46,686 and a warrant liability of $46,686. At the end of each reporting period, the Company revalues the warrant and convertible feature derivative liabilities. For the three months ended March 31, 2006, after adjustment, the Company recorded a gain on valuation of derivative liability of $1,212. Amortization of debt discount for the three months ended March 31, 2006 was $31,250 and is included in interest expense. Amortization of debt offering costs for the three months ended March 31, 2006 was $4,783 and is included in interest expense.

The Company agreed to register, on a best efforts basis, 3,571,429 shares of its common stock underlying the conversion of the Debentures and the exercise of the warrant not later than 30 days after the Company files its annual report on Form 10-KSB for the fiscal year ended December 31, 2005.

The convertible debenture liability is as follows at March 31, 2006:

Convertible debentures payable ..................    $ 250,000

Less: unamortized discount on debentures ........     (125,000)
                                                     ---------

Convertible debentures, net .....................    $ 125,000
                                                     =========

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 3 - FINANCING ARRANGEMENTS (CONTINUED)

Standby Equity Distribution Agreement
-------------------------------------

On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $5.0 million. On May 17, 2005, the Company entered into a Termination Agreement with Cornell, whereby the Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement were terminated.

Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on May 17, 2005. On January 13, 2006, the Company entered into a Termination Agreement with Cornell (the "SEDA Termination Agreement") pursuant to which the Parties terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement and the Placement Agent Agreement, each dated as of May 17, 2005. In connection with the Standby Equity Distribution Agreement, in December 2004, the Company issued to Cornell 1,202,779 shares of the Company's Common Stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to Monitor Capital, Inc., as Placement Agent, 125,000 shares of the Company's Common Stock (the "Placement Agent's Shares").

In December 2004, the Company valued the common shares issued to Cornell at the fair market value on the dates of grant or $0.1664 per share, or $200,000, based on the quoted trading price for the stock. At December 31, 2005, the commitment fee was deemed to be a deferred offering cost on the accompanying balance sheet. Pursuant to the SEDA Termination Agreement, Cornell shall retain 600,889 of the Investor's Shares and return the other 601,890 of the Investor's Shares to the Company to be cancelled. Monitor Capital, Inc. shall retain 62,500 of the Placement Agent's Shares and return the other 62,500 of the Placement's Agent's Shares to the Company to be cancelled. In connection with the termination of the SEDA, the Company received and cancelled 664,390 shares of its common stock with a fair market value of $93,015 and for the three months ended March 31, 2006, recorded debt offering cost expense of $106,985 on the accompanying consolidated statement of operations.

NOTE 4 - STOCKHOLDERS' DEFICIT

Preferred Stock
---------------

On January 13, 2006, the Company's Board of Directors approved the creation of 16,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations:

(a)   each share has a stated value of $100 per share and no par value;

(b) With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Shares shall be senior to the common stock of the Company, par value $.0001 per share and senior to all other series of Preferred Shares (the "Junior Stock").

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' DEFICIT (CONTINUED)

Preferred Stock (continued)
---------------------------

(c) The holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares in the amount of seven percent (7%) per year (computed on the basis of a 365-day year and the actual days elapsed). Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Shares for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

(d) Each share of Series A Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share for the Series A Preferred Shares into such number of fully paid and non-assessable shares of Common Stock equal to the sum of (i) the Liquidation Amount of the Series A Preferred Shares plus (ii) all accrued but unpaid dividends thereon, divided by the Conversion Price, as defined. The Conversion Price" shall be equal to the lower of (i) $0.192 ( the "Fixed Conversion Price"), or (ii) eighty percent (80%) of the lowest daily volume weighted average price ("VWAP") of the Common Stock during the ten (10) Trading Days immediately preceding the date of conversion (the "Market Conversion Price"). The VWAP shall be determined using price quotations from Bloomberg, LP. "Trading Day" shall mean any day during which the Nasdaq OTC Bulletin Board shall be open for trading. Additionally, each share of Series A Preferred Shares shall automatically convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company. Each share of Series A Preferred Shares shall automatically convert into shares of Common Stock at the Conversion Price then in effect immediately upon the third anniversary of the date of Investment Agreement.

(e) The Series A Preferred Shares shall not have any voting rights except as provided under the laws of the state of Colorado.

(f) The shares are not subject to redemption. However, The Company at its option shall have the right to redeem (unless otherwise prevented by law), with three (3) business days advance written notice (the "Redemption Notice"), any shares of Series A Preferred Shares provided that the closing bid price of the of the Company's Common Stock, as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Company shall pay an amount equal to One Hundred Fifteen percent (115%) of the Liquidation Amount, plus accrued but unpaid dividends thereon (the "Redemption Amount"). The Company shall deliver to the holder the Redemption Amount on the third (3rd) business day after the Redemption Notice. After receipt of a Redemption Notice, the holder shall be entitled to continue to convert outstanding shares of Series A Preferred Shares until the Redemption Price is received, subject to the conversion limitations as defined.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' DEFICIT (CONTINUED)

Preferred Stock (continued)
---------------------------

On January 13, 2006, the Company entered into an Investment Agreement with Cornell Capital Partners, LP ("Cornell") and together with the Company, (the "Parties"), pursuant to which the Company shall sell to Cornell up to 16,000 shares of Series A Convertible Preferred Stock, no par value per share, (the "Series A Preferred Shares") which shall be convertible, at Cornell's discretion, into shares of the Company's common stock, par value $.00001 per share (the "Common Stock") for a total price of up to $1,600,000.

Of the 16,000 Series A Preferred Shares to be sold to Cornell, 8,000 Series A Preferred Shares had a purchase price of $800,000, which consists of $255,237 from the surrender of a Promissory Note (as described below) and $544,763 consisting of new funding of which the Company received net proceeds of $470,734 after the payment of placement fees and expenses of $74,029. The purchase of the additional 8,000 Series A Preferred Shares, at the purchase price of $800,000, shall close two (2) business days prior to the date that a registration statement is filed with the United States Securities and Exchange Commission, which occurred in May 2006.

In connection with the sale of the Series A Preferred Shares, on January 13, 2006, the Parties agreed that Cornell Capital Partners will surrender the Promissory Note issued by the Company to Cornell on May 17, 2005, in the principal amount of $255,237, in exchange for $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of $0. As a result of the Parties' agreement, the Promissory Note was retired and canceled. The Parties also agreed to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

On January 13, 2006, the Company also issued to Cornell warrants to purchase up to 5,000,000 shares of Common stock. The first warrant issued to Cornell for 2,500,000 shares of Common Stock at an exercise price of $0.30 per share, shall terminate after the five (5) year anniversary of the date of issuance. The second warrant issued to Cornell was for 2,500,000 shares of Common Stock at an exercise price of $0.20 per share, and shall terminate after the five (5) year anniversary of the date of issuance.

Subject to the terms and conditions of an Investor Registration Rights Agreement, the Company shall prepare and file, no later than the earlier of 30 days from the date the Company files its Form 10-KSB/A for the year ended December 31, 2005 or the date that such filing is due (the "Scheduled Filing Deadline"), with the SEC, a registration statement on Form S-1 or SB-2 under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by the Investor of the underlying common stock and warrants, including at least 25,000,000 shares underlying the Series A Preferred Shares and 5,000,000 Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registerable Securities have been sold. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days from the date hereof (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registerable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days from the date hereof. The Company filed a registration statement on Form SB-2 on May 9, 2006.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' DEFICIT (CONTINUED)

Preferred Stock (continued)
---------------------------

In the event the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the holder's option, either a cash amount or shares of the Company's Common Stock equal to two percent (2%) of the Liquidation Amount (as defined in the Certificate of Designation of Series A Convertible Preferred Shares) outstanding as Liquidated Damages for each thirty
(30) day period or any part thereof after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be.

In accordance with SFAS No. 133, the Company is required to record the fair value of the ECF and warrants as a liability. The initial estimated fair value of the ECF and warrants was $588,363 and $689,000, respectively, which reduced the carrying value of the Preferred Stock to zero. The $477,363 excess value of the fair values of the ECF and warrants over the proceeds received from the Preferred Stock was charged to other expense upon recording. The fair values of the ECF and warrants were estimated using the Black-Scholes option pricing model with the following assumptions: estimated volatility of 222%; risk-free interest rate of 4.26%; estimated life of 5 years and no dividends. At March 31, 2006, the Company revalued the EFC and warrants resulting in a gain on derivative liability of $227,048 due to a decrease in the Company's stock price. The fair value of the ECF and warrants were estimated using the Black-Scholes option pricing model with the following assumptions: estimated volatility of 222%; risk-free interest rate of 4.26%; estimated life of 4.8 years and no dividends. At March 31, 2006, the estimated fair value of the ECF and warrants was $462,065 and $588,250, respectively, and are reflected as liabilities on the accompanying consolidated balance sheet,

Common Stock
------------

In connection with the termination of the SEDA, the Company received and cancelled 664,390 shares of its common stock with a fair market value of $93,015.

On March 20, 2006, the Company entered into a one-year consulting contract for business development services. In connection with the agreement, the Company agreed to issue 900,000 shares of common stock. Of the 900,000 shares issuable, 600,000 shares vest immediately and 300,000 shares vest on the fourth month of the agreement. The Company valued these common shares at the fair market value on the dates of grant or $0.12 per share based on the quoted trading price and recorded deferred consulting expense of $108,000 to be amortized over the service period. In addition, the Company granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. The fair value of this warrant grant was estimated at $221,998 or $.11 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded deferred consulting expense, which will be amortized over the contract period. As of March 31 2006, these shares had not been issued and are included in common stock issuable on the accompanying consolidated balance sheet (see Note 7).

Stock Options
-------------

On November 28, 2004, the Company adopted a 2004 Incentive Stock Option Plan (the "Plan"). The Plan provides options to be granted, exercisable for a maximum of 2,500,000 shares of common stock. Both incentive and nonqualified stock options may be granted under the Plan. The exercise price of options granted, the expiration date, and the vesting period, pursuant to this plan, are determined by a committee.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' DEFICIT (CONTINUED)

On January 26, 2006, the Company's Board of Directors, pursuant to written unanimous consent, appointed David Sasso as the Vice President of Investor Relations and Corporate Communications of the Company effective January 26, 2006. On January 26, 2006, the Company granted Mr. Sasso 100,000 options to purchase 100,000 shares of the Company's common stock at $0.15 per share. The options expire on February 5, 2011. The fair value of this option grant was estimated at $12,834 on the date of grant using the Black-Scholes option-pricing model. In connection with these options, the Company recorded stock-based compensation expense of $12,834, which has been included in management and consulting fees - related party on the accompanying consolidated statement of operations.

On February 5, 2006, the Company granted options to purchase 100,000 shares of common stock to a consultant for business development services rendered. The options are exercisable at $0.15 per share and expire on February 5, 2011. The fair value of this option grant was estimated at $13,333 on the date of grant using the Black-Scholes option-pricing model. In connection with these options, the Company recorded consulting expense of $13,333.

A summary of the status of the Company's outstanding stock options as of March 31, 2005 and 2006 and changes during the periods then ended is as follows:

                                              Number of     Weighted Average
                                               Options       Exercise Price
                                              ---------     ----------------

   Balance at December 31, 2005 .........     3,225,000          $ 0.31
     Granted ............................       200,000            0.15
     Exercised ..........................             -               -
     Forfeited ..........................             -               -
                                              ---------          ------
   Balance at March 31, 2006 ............     3,425,000          $ 0.30
                                              =========          ======

   Options exercisable at end of period .     3,425,000          $ 0.30
                                              =========          ======

   Weighted average fair value of options
   granted during the period ............                        $ 0.15

The following table summarizes information about employee and consultants stock options outstanding at March 31, 2006:

                Options Outstanding                       Options Exercisable
---------------------------------------------------    -------------------------
                              Weighted
                              Average      Weighted                     Weighted
Range of        Number       Remaining     Average         Number       Average
Exercise   Outstanding at   Contractual    Exercise    Exercisable at   Exercise
 Price     March 31, 2006   Life (Years)    Price      March 31, 2006     Price
--------   --------------   ------------   --------    --------------   --------
$   0.50      1,425,000         3.12       $   0.50       1,425,000     $   0.50
$   0.20        600,000         4.50           0.20         600,000         0.20
$   0.15      1,400,000         4.41           0.15       1,400,000         0.15
           --------------                  --------    --------------   --------
              3,425,000                    $   0.30       3,425,000     $   0.30
           ==============                  ========    ==============   ========

The total fair value of shares vested during the periods ended March 31, 2006 and 2005 is $26,167 and $0, respectively.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 4 - STOCKHOLDERS' DEFICIT (CONTINUED)

The valuation of the option grants is estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants during the period ended March 31, 2006: expected volatility of 222%; risk free interest rate ranging from 3.75% to 4.26%; expected life of 5 years and annual dividend rate of 0%. No options were granted during the period ended March 31, 2005.

In utilizing the Black-Scholes, we calculate volatility using the historical volatility of our stock, the expected term is based on our estimate of when the options will be exercised, and the risk free interest rate is based on the U.S. Treasury yield in effect at the time of the grant.

The total cost recognized during the periods ended March 31, 2006 and 2005 for share-based payments is $35,334 and $53,542, respectively.

Stock Warrants
--------------

On February 1, 2006, the Company and the debenture holder (See Note 3 - Debenture Payable) mutually agreed to extend the term of the debentures until December 1, 2007. In addition, the Company granted a warrant to purchase 400,000 shares of the Company's common stock to the debenture holder. The warrant has a term of 2 years and is exercisable at $0.20 per share. The Company agreed to register 3,571,429 shares of its common stock underlying the conversion of the Debentures and the exercise of the warrant not later than 30 days after the Company files its annual report on Form 10-KSB/A for the fiscal year ended December 31, 2005. The fair value of this warrant grant was estimated at $46,686 on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded debt settlement expense of $46,686.

A summary of the status of the Company's outstanding stock warrants as of March 31, 2006 and changes during the period then ended is as follows:

                                              Number of     Weighted Average
                                              Warrants       Exercise Price
                                              ---------     ----------------
   Balance at December 31, 2005 .........     9,502,500          $ 0.57
   Granted ..............................     7,400,000            0.24
   Exercised ............................             -               -
   Forfeited ............................             -               -
                                             ----------          ------
   Balance at March 31, 2006 ............    16,902,500          $ 0.43
                                             ==========          ======

   Options exercisable at end of period .    16,902,500          $ 0.43
                                             ==========          ======

   Weighted average fair value of options
   granted during the period ............                        $ 0.24

The following information applies to all warrants outstanding at March 31, 2006:

                             Warrants Outstanding          Warrants Exercisable
                           -------------------------      ----------------------
                             Weighted
                             Average        Weighted                    Weighted
Range of                    Remaining       Average                     Average
Exercise                   Contractual      Exercise                    Exercise
 Prices       Shares       Life (Years)      Price          Shares       Price
--------     ---------     ------------     --------      ---------     --------
 $ 1.00      4,100,000         2.38          $ 1.00       4,100,000      $ 1.00
 $ 0.30      4,500,000         3.00          $ 0.30       4,500,000      $ 0.30
 $ 0.20      6,302,500         3.80          $ 0.20       6,302,500      $ 0.20
 $ 0.25      2,000,000         2.12          $ 0.25       2,000,000      $ 0.25

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 5 - FOREIGN OPERATIONS

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

                                                 Three months ended March 31,
                                                     2006            2005
                                                 -----------     -----------
      Net revenues to unaffiliated customers:
              Brazil ........................    $   981,058     $   640,408
                                                 -----------     -----------
      Operating Expenses:
              Brazil ........................        801,983         501,705
              USA ...........................        284,285         156,023
              Australia .....................          2,293           7,218
              Mauritius .....................         14,271          14,590
                                                 -----------     -----------
                                                   1,102,832         679,536
                                                 -----------     -----------
      Loss from operations ..................       (121,774)        (39,128)
                                                 -----------     -----------
      Other income (expenses):
              Brazil ........................       (115,485)        (31,228)
              USA ...........................       (454,445)        (28,463)
              Australia .....................              -               -
                                                 -----------     -----------
                                                    (569,930)        (59,691)
                                                 -----------     -----------
      Net loss as reported ..................    $  (691,704)    $   (98,819)
                                                 -----------     -----------

NOTE 6 - GOING CONCERN

Since inception, the Company has incurred cumulative net losses of $10,736,124, and at March 31, 2006 has a stockholders' deficit of $2,394,315 and has a working capital deficit of $2,659,190. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. Additionally, under the current roll out schedules with its clients, the Company expects to increase its revenues significantly during 2006 with the expectation of the Company becoming a profitable entity. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks. Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At March 31, 2006, these deficiencies (including interest and fines) amounted to approximately $755,100. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 7 - SUBSEQUENT EVENT

On May 7, 2006, the Company sold 8,000 shares of Series A Preferred stock to Cornell for net proceeds of $728,000 (see Note 4). On May 17, 2006, the Company issued 600,000 common shares in connection with a consulting contract(see Note
4).

NOTE 8 - RESTATEMENT

After reviewing certain accounting principles the Company had applied in previously issued financial statements, management has determined that the Company's accounting for the embedded derivative option related to the Company's debenture payable should have been classified as a liability on the accompanying balance sheet and revalued at the end of each period in accordance with SFAS No. 133 and EITF 00-19. Consequently, management is restating its quarterly financial statements as of March 31, 2006 and for the three months then ended. The change in presentation of the Company's embedded derivative feature associated with its debenture payable and related warrants has the effect of increasing assets by $19,131, increasing liabilities by $208,117, increasing the stockholders' deficit by $188,986 as of March 31, 2006, and increasing the Company's net loss by $30,038 for the three months ended March 31, 2006. This change in presentation of the Company's embedded derivative feature affected some of the items within the Company's consolidated statement of cash flows for the three months ended March 31, 2006 but did not impact cash at the end of the period. Accordingly, the adjustments to the balance sheet, statement of operations, and statement of cash flows are summarized as follows:

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 8 - RESTATEMENT (continued)

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2006
                                   (UNAUDITED)
                                     ASSETS
                                                                       INITIAL                         AS
                                                                       FILING      RESTATEMENT      RESTATED
                                                                    ------------   ------------   ------------
Current Assets:
  Cash ...........................................................  $     44,333   $          -   $     44,333
  Accounts receivable (Net of allowance for doubtful
    accounts of $0) ..............................................       439,020              -        439,020
  Prepaid expenses and other current assets ......................       208,366              -        208,366
                                                                    ------------   ------------   ------------

     TOTAL CURRENT ASSETS ........................................       691,719              -        691,719

SOFTWARE DEVELOPMENT COSTS, net ..................................       361,140              -        361,140
PROPERTY AND EQUIPMENT, net ......................................       778,587              -        778,587
DEFERRED DEBT OFFERING COSTS .....................................             -         19,131         19,131
OTHER ASSETS .....................................................         4,800              -          4,800
                                                                    ------------   ------------   ------------
     TOTAL ASSETS ................................................  $  1,836,246   $     19,131   $  1,855,377
                                                                    ============   ============   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of capital lease obligation ....................  $      1,982   $          -   $      1,982
  Current portion of loan payable ................................       369,004              -        369,004
  Accounts payable and accrued expenses ..........................     1,299,128              -      1,299,128
  Due to related parties .........................................       235,166              -        235,166
  Warrant liability ..............................................       588,250         40,548        628,798
  Convertible feature liability ..................................       462,065              -        462,065
  Loan payable - related party ...................................       152,967              -        152,967
  Convertible loans from related party ...........................       201,799              -        201,799
                                                                    ------------   ------------   ------------

     TOTAL CURRENT LIABILITIES ...................................     3,310,361         40,548      3,350,909

DEBENTURE PAYABLE, NET ...........................................       230,869       (105,869)       125,000
CONVERTIBE FEATURE LIABILITY .....................................             -        273,438        273,438
ACCOUNTS PAYABLE AND ACCRUED EXPENSES, net of current portion ....       500,345              -        500,345
                                                                    ------------   ------------   ------------
     TOTAL LIABILITIES ...........................................     4,041,575        208,117      4,249,692
                                                                    ------------   ------------   ------------

STOCKHOLDERS' DEFICIT:
  Series A preferred stock, no par value; 16,000 shares
    authorized; 8,000 shares issued and outstanding;
    liquidation preference $800,000 ..............................       750,971              -        750,971
  Common stock $.00001 par value; 100,000,000 shares
    authorized; 30,976,559 shares issued and outstanding .........           309              -            309
  Common stock issuable (900,000 shares) .........................             9              -              9
  Paid-in capital ................................................     7,974,647       (109,186)     7,865,461
  Accumulated deficit ............................................   (10,656,324)       (79,800)   (10,736,124)
  Deferred compensation ..........................................      (320,831)             -       (320,831)
  Other comprehensive income - Cumulative foreign currency
    translation adjustment .......................................        45,890              -         45,890
                                                                    ------------   ------------   ------------
     TOTAL STOCKHOLDERS' DEFICIT .................................    (2,205,329)      (188,986)    (2,394,315)
                                                                    ------------   ------------   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .................  $  1,836,246   $     19,131   $  1,855,377
                                                                    ============   ============   ============


                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 8 - RESTATEMENT (continued)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                           FOR THE THREE MONTHS ENDED
                                                                                 MARCH 31, 2006
                                                                  --------------------------------------------
                                                                     INITIAL                           AS
                                                                     FILING       RESTATEMENT       RESTATED
                                                                  ------------    ------------    ------------
LOSS FROM OPERATIONS ..........................................   $   (121,774)   $          -    $   (121,774)
                                                                  ------------    ------------    ------------

OTHER INCOME (EXPENSES):
  Other income (expense) ......................................        (22,349)              -         (22,349)
  Foreign exchange gain (loss) ................................         (2,875)              -          (2,875)
  Debt settlement and offering costs ..........................       (153,671)              -        (153,671)
  Loss from derivative liabilities ............................       (250,315)          1,212        (249,103)
  Interest expense ............................................       (101,001)        (31,250)       (132,251)
  Interest expense - related party ............................         (9,681)              -          (9,681)
                                                                  ------------    ------------    ------------

     TOTAL OTHER EXPENSES .....................................       (539,892)        (30,038)       (569,930)
                                                                  ------------    ------------    ------------

NET LOSS ......................................................       (661,666)        (30,038)       (691,704)

DEEMED PREFERRED STOCK DIVIDEND ...............................       (800,000)              -        (800,000)
                                                                  ------------    ------------    ------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS ..................   $ (1,461,666)   $    (30,038)   $ (1,491,704)
                                                                  ============    ============    ============

COMPREHENSIVE LOSS:
     NET LOSS .................................................   $   (661,666)   $    (30,038)   $   (691,704)

     OTHER COMPREHENSIVE INCOME:
          Unrealized foreign currency translation gain ........         31,739               -          31,739
                                                                  ------------    ------------    ------------

     COMPREHENSIVE LOSS .......................................   $   (629,927)   $    (30,038)   $   (659,965)
                                                                  ============    ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED .................   $      (0.02)                   $      (0.02)
                                                                  ============                    ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED .......     31,182,527                      31,182,527
                                                                  ============                    ============

                          TRANSAX INTERNATIONAL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)

NOTE 8 - RESTATEMENT (continued)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        INITIAL                          AS
                                                                         FILING      RESTATEMENT      RESTATED
                                                                       ---------     -----------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .........................................................     $(661,666)     $ (30,038)     $(691,704)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
     Depreciation and amortization ...............................        65,713              -         65,713
     Amortization of software maintenance costs ..................        51,155              -         51,155
     Stock-based compensation and consulting .....................        35,334              -         35,334
     Grant of warrants in connection with debt extention .........        46,686              -         46,686
     Amortization of deferred debt issuance costs ................       111,768              -        111,768
     Amortization of debt discount ...............................             -         31,250         31,250
     Loss from derivative liabilities ............................       250,315         (1,212)       249,103

Changes in assets and liabilities:
     Accounts receivable .........................................       (91,960)             -        (91,960)
     Prepaid expenses and other current assets ...................       (43,237)             -        (43,237)
     Other assets ................................................        (2,400)             -         (2,400)
     Accounts payable and accrued expenses .......................       (36,473)             -        (36,473)
     Accrued interest payable, related party .....................         9,434              -          9,434
     Due to related parties ......................................         6,234              -          6,234
     Accounts payable and accrued expenses  - long-term ..........       104,511              -        104,511
                                                                       ---------      ---------      ---------

NET CASH USED IN OPERATING ACTIVITIES ............................     $(154,586)     $       -      $(154,586)
                                                                       ---------      ---------      ---------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of Transax International Limited.

We have audited the accompanying consolidated balance sheet of Transax International Limited and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations and comprehensive income, stockholders' deficit, and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transax International Limited and Subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has accumulated losses from operations of approximately $9.2 million, a working capital deficiency of approximately $2.1 million and a net capital deficiency of approximately $1.6 million at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 14 to the consolidated financial statements, the Company restated its consolidated financial statements as of and for the year ended December 31, 2005.

                                        Moore Stephens, P.C.
                                        Certified Public Accountants

New York, New York
March 24, 2006, except for Note 14
as to which the date is June 26, 2006.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005
                          (As Restated - See Note 14)

                                     ASSETS

CURRENT ASSETS:
  Cash ...........................................................  $     7,875
  Accounts receivable (Net of allowance for doubtful
   accounts of $0) ...............................................      321,240
  Prepaid expenses and other current assets ......................      165,129
                                                                    -----------

     TOTAL CURRENT ASSETS ........................................      494,244

SOFTWARE DEVELOPMENT COSTS, net ..................................      325,564
PROPERTY AND EQUIPMENT, net ......................................      647,534
DEFERRED DEBT OFFERING COSTS .....................................      223,914
OTHER ASSETS .....................................................        2,400
                                                                    -----------

     TOTAL ASSETS ................................................  $ 1,693,656
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of capital lease obligation ....................  $    16,289
  Current portion of loan payable ................................      546,742
  Accounts payable and accrued expenses ..........................    1,340,906
  Due to related parties .........................................      228,932
  Loan payable - related party ...................................      233,710
  Convertible loans from related party ...........................      196,621
                                                                    -----------

     TOTAL CURRENT LIABILITIES ...................................    2,563,200

DEBENTURE PAYABLE, NET OF UNAMORTIZED DISCOUNT OF $156,250 .......       93,750
CONVERSION FEATURE LIABILITY .....................................      268,512
ACCOUNTS PAYABLE AND ACCRUED EXPENSES, net of current portion ....      395,834
                                                                    -----------

     TOTAL LIABILITIES ...........................................    3,321,296
                                                                    -----------

STOCKHOLDERS' DEFICIT:
  Preferred stock $.0001 par value; 20,000,000 shares authorized;
  No shares issued and outstanding ...............................            -
  Common stock $.00001 par value; 100,000,000 shares authorized;
  31,640,949 shares issued and outstanding .......................          316
  Paid-in capital ................................................    7,602,313
  Accumulated deficit ............................................   (9,244,420)
  Other comprehensive income - Cumulative foreign currency
   translation adjustment ........................................       14,151
                                                                    -----------

     TOTAL STOCKHOLDERS' DEFICIT .................................   (1,627,640)
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .................  $ 1,693,656
                                                                    ===========

              The accompanying notes are an integral part of these
                    audited consolidated financial statements

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                          (As Restated - See Note 14)

                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                     2005               2004
                                                 ------------      ------------

REVENUES ...................................     $  3,380,150      $  1,199,900
                                                 ------------      ------------

OPERATING EXPENSES:
  Cost of product support services .........        1,620,730           710,393
  Payroll and related benefits .............          414,222           364,465
  Professional fees ........................          130,936           127,374
  Management fees - related parties ........          235,081           338,893
  Investor relations .......................          128,332           108,985
  Depreciation and amortization ............          250,511            56,211
  General & administrative .................          763,722           619,742
                                                 ------------      ------------

     TOTAL OPERATING EXPENSES ..............        3,543,534         2,326,063
                                                 ------------      ------------

LOSS FROM OPERATIONS .......................         (163,384)       (1,126,163)
                                                 ------------      ------------

OTHER INCOME (EXPENSES):
  Other income (expense) ...................          (18,044)           51,095
  Foreign exchange gain (loss) .............           22,734           (20,570)
  Loss on derivative liability .............          (18,512)
  Interest expense .........................         (407,976)         (605,661)
  Interest expense - related party .........         (179,303)          (90,956)
                                                 ------------      ------------

     TOTAL OTHER EXPENSES ..................         (601,101)         (666,092)
                                                 ------------      ------------

NET LOSS ...................................         (764,484)       (1,792,255)

OTHER COMPREHENSIVE INCOME  (LOSS):
  Unrealized foreign currency
   translation gain (loss) .................           76,803          (117,328)
                                                 ------------      ------------

COMPREHENSIVE LOSS .........................     $   (687,681)     $ (1,909,583)
                                                 ============      ============

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED ..........................     $      (0.03)     $      (0.10)
                                                 ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING
 - BASIC AND DILUTED .......................       30,008,516        17,879,799
                                                 ============      ============

              The accompanying notes are an integral part of these
                    audited consolidated financial statements

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 For the Years Ended December 31, 2005 and 2004
                           (As Restated - See Note 14)

                                                                                                      Accumulated      Total
                          Common Stock                                                                   Other      Stockholders'
                       -------------------      Share        Paid-in     Accumulated     Deferred    Comprehensive     Equity
                         Shares     Amount  Subscriptions    Capital       Deficit     Compensation  Income (Loss)    [Deficit]
                       ----------   ------  -------------  -----------   -----------   ------------  -------------  -------------
BALANCE,
DECEMBER 31, 2003 .... 14,029,647   $ 141     $ 421,293    $ 4,590,094   $(6,687,681)    $      -      $  54,676     $(1,621,477)

Issuance of stock for
settlement of share
subscriptions ........  1,168,570      12      (421,293)       421,281             -            -              -               -

Common stock issued for
debt ................. 10,147,881     101             -      1,107,253             -            -              -       1,107,354

Common stock issued
for services .........  2,163,334      21             -        222,979             -            -              -         223,000

Cancellation of
previously issued
shares ...............   (300,000)     (3)            -        (74,997)            -            -              -         (75,000)

Common stock issued in
connection with
financing arrangements  1,327,779      13             -         94,182             -      (94,195)             -               -

Stock options and
warrants granted .....          -       -             -        502,369             -            -              -         502,369

Beneficial conversion           -       -             -         31,250             -            -              -          31,250

Comprehensive Loss:
  Net loss for period           -       -             -              -    (1,792,255)           -              -               -
  Foreign currency
    translation
    adjustments ......          -       -             -              -             -            -       (117,328)              -
  Total comprehensive
    loss .............          -       -             -              -             -            -              -      (1,909,583)
                       ----------   -----     ---------    -----------   -----------     --------      ---------     -----------

BALANCE,
DECEMBER 31, 2004 .... 28,537,211     285             -      6,894,411    (8,479,936)     (94,195)       (62,652)     (1,742,087)

Common stock issued for
debt .................  1,163,738      12             -        145,455             -            -              -         145,467

Common stock issued
for services .........  2,140,000      21             -        306,978             -      (21,333)             -         285,666

Stock warrants granted
upon debt conversion .          -       -             -        129,745             -            -              -         129,745

Cancellation of shares   (200,000)     (2)            -        (21,331)            -       21,333              -               -

Beneficial conversion           -       -             -         31,250             -            -              -          31,250

Reclassification and
recalculation of
deferred offering
costs ................          -       -             -        115,805             -       84,195              -         200,000

Amortization of
deferred compensation           -       -             -              -             -       10,000              -          10,000

Comprehensive Loss:
   Net loss for period          -       -             -              -      (764,484)           -              -               -
   Foreign currency
     translation
     adjustments .....          -       -             -              -             -            -         76,803               -
   Total comprehensive
     loss ............          -       -             -              -             -            -              -        (687,681)
                       ----------   -----     ---------    -----------   -----------     --------      ---------     -----------
BALANCE,
DECEMBER 31, 2005 .... 31,640,949   $ 316     $       -    $ 7,602,313   $(9,244,420)    $      -      $  14,151     $(1,627,640)
                      ===========   =====     =========    ===========   ===========     ========      =========     ===========

              The accompanying notes are an integral part of these
                    audited consolidated financial statements

                                      F-26

                      TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (As Restated - See Note 14)

                                                                      For the Year
                                                                     Ended December 31,
                                                                -------------------------
                                                                    2005         2004
                                                                -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .....................................................  $  (764,484)  $(1,792,255)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and amortization ...........................      250,512        56,211
     Amortization of software maintenance costs ..............      153,884        83,829
     Beneficial interest .....................................       31,250        31,250
     Stock-based compensation and consulting .................      295,666       182,900
     Grant of warrants in connection with debt conversion ....      129,745       467,469
     Amortization of deferred debt issuance costs ............       14,348             -
     Amortization of discount on debenture payable............       93,750             -
     Loss on derivative liability ............................       18,512             -

Changes in assets and liabilities:
     Accounts receivable .....................................     (151,042)     (170,198)
     Prepaid expenses and other current assets ...............     (113,582)      (25,916)
     Other assets ............................................       (2,400)            -
     Accounts payable and accrued expenses ...................      217,281       249,393
     Accrued interest payable, related party .................       26,096        92,573
     Accrued interest payable ................................       14,655             -
     Due to related parties ..................................       (2,311)      478,333
     Accounts payable and accrued expenses  - long-term ......        2,769       393,066
                                                                -----------   -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES ....................      214,649        46,655
                                                                -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized software development costs .....................     (236,404)     (216,537)
  Acquisition of property and equipment ......................     (425,951)     (195,052)
                                                                -----------   -----------

NET CASH USED IN INVESTING ACTIVITIES ........................     (662,355)     (411,589)
                                                                -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from related party ................................            -        82,500
  Advances from non-related company ..........................            -       114,000
  Repayment of advances from related party ...................      (35,000)            -
  Repayments under capital lease obligations .................      (75,724)       32,714
  Proceeds from convertible debenture ........................      336,738       125,000
  Proceeds from loan payable .................................      230,594        60,911
  Proceeds from loan - related party .........................       85,000       139,500
  Repayment of from loan - related party .....................      (15,084)            -
                                                                -----------   -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....................      526,524       475,880
                                                                -----------   -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH ......................      (75,033)     (117,328)
                                                                -----------   -----------

NET INCREASE (DECREASE) IN CASH ..............................        3,785        (6,382)

CASH, BEGINNING OF YEAR ......................................        4,090        10,472
                                                                -----------   -----------

CASH, END OF YEAR ............................................  $     7,875   $     4,090
                                                                ===========   ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest .....................................  $    20,188   $    96,000
                                                                ===========   ===========
  Cash paid for income taxes .................................  $         -   $         -
                                                                ===========   ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for debt and accrued interest ..........  $   256,717   $ 1,107,354
                                                                ===========   ===========
  Common stock issued for services ...........................  $   295,666   $   182,900
                                                                ===========   ===========
  Grant of common stock warrants in connection debt conversion  $   129,745   $   467,469
                                                                ===========   ===========
  Equipment acquired under capital leases ....................  $         -   $    78,745
                                                                ===========   ===========

              The accompanying notes are an integral part of these
                    audited consolidated financial statements

                                      F-27

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

         Transax International Limited ("TNSX" or the "Company") (formerly Vega-Atlantic Corporation) was incorporated in the State of Colorado in 1999. The Company currently trades on the OTC Bulletin Board under the symbol "TNSX" and the Frankfurt and Berlin Stock Exchanges under the symbol "TX6".

         On June 19, 2003, as amended on July 22, 2003 and effective August 14, 2003, the Company entered into a Merger Agreement (referred to as the "Agreement" or the "Merger") with Transax Limited ("Transax"), a Colorado private corporation, whereby the Company issued 11,066,207 restricted common shares of the Company in exchange for all of its outstanding shares of Transax. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Transax with the former shareholders of the Company retaining 1,406,710, or approximately 11%, of the outstanding stock. The stockholders' equity section reflects the change in the capital structure of Transax due to the recapitalization.

         On August 8, 2003, the shareholders of both TNSX and Transax held meetings. TNSX's shareholders approved the following ratifications: (i) name change from Vega-Atlantic Corporation to Transax International Limited; (ii) the Stock Option Plan, and; (iii) the reverse Stock Split. Moreover, on August 8, 2003, the shareholders of Transax approved the terms and conditions of the Agreement in Principle and of the Merger Agreement.

         Pursuant to the terms of the Merger Agreement and a corresponding contribution agreement, Transax has contributed to the Company 4,500,000 stock options and 4,100,000 share purchase warrants. Pursuant to further terms of the Agreement, the Company; (i) exchanged with the Transax option holders an aggregate of 4,500,000 stock options to acquire up to 4,500,000 shares of TNSX's common stock to replace all stock options outstanding in Transax; and (ii) exchanged with the Transax warrant holders an aggregate of 4,100,000 share purchase warrants to acquire up to 4,100,000 shares of TNSX's common stock to replace all share purchase warrants that were outstanding in Transax.

         The Company, primarily through its wholly-owned subsidiary TDS Telecommunication Data Systems Ltda. ("TDS"), is an international provider of information network solutions specifically designed for healthcare providers and health insurance companies. The MedLink Solution (TM) enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. The Company has offices located in Miami, Florida, and Rio de Janeiro, Brazil.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of presentation

         The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The consolidated financial statements include the Company and its wholly-owned subsidiaries, Transax Limited, TDS Telecommunication Data Systems Ltda., Transax (Australia) Pty Ltd., and Medlink Technologies, Inc. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates used in the preparation of the accompanying financial statements include the allowance for doubtful accounts receivable, the useful lives of property, equipment and software development costs and variables used to determine stock-based compensation.

Fair Value of Financial Instruments

         The fair value of our cash and cash equivalents, accounts receivable, debenture and loans payable, accounts payable and accrued expenses approximate carrying values due to their short maturities. The fair value of our debt instruments approximate their carrying values based on rates currently available to us.

Concentrations of Credit Risk

         Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and accounts receivable.

         The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk (continued)

         The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility and are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2005, the allowance for doubtful accounts was $0.

         The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

         The Company had net revenues to 2 major customers during each of the years ended December 31, 2005 and 2004. These revenues accounted for approximately 94%, or $3,100,000 and 91% or $1,100,000 of the total revenues for the years 2005 and 2004, respectively. In 2005, these 2 major customers accounted for 50% and 44% of net revenues, respectively. At December 31, 2005, these 2 major customers accounted for 52% and 40%, respectively, of the total accounts receivable balance outstanding.

         The Company maintains its cash in accounts with major financial institutions in the United States, Australia and Brazil in the form of demand deposits and money market accounts. Deposits in these banks may exceed the amounts of insurance provided on such deposits. As of December 31, 2005, the Company had no deposits subjected to such risk. We have not experienced any losses on our deposits of cash and cash equivalents.

Cash and Cash Equivalents

         The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 2005.

Property and Equipment, net

         Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives (approximately 2 - 10 years) of the assets. Expenditures for maintenance and repairs that do not improve or extend the lives of the related assets are expensed to operations, while major repairs are capitalized.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

         The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. As of December 31, 2005, management expects those assets related to its continuing operations to be fully recoverable.

Income Taxes

         The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's foreign subsidiaries in the jurisdictions in which those subsidiaries operate. The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translation

         Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

         For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of December 31, 2005, the exchange rate for the Brazilian Real (R$) was $1.00 US for 2.3407 R$.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation (continued)

         Although the economic situation in Brazil has remained relatively stable in recent years, a return to higher levels of inflation, and currency fluctuations could adversely affect the Company's operations. The devaluation or valuation of the Brazilian Real in relation to the U.S. dollar may have significant effects on the Company's consolidated financial statements.

Revenue Recognition

         The Company's revenues, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

         Substantially all of the Company's revenues are derived from the processing of applications by healthcare providers for approval of patients for healthcare services from insurance carriers. The Company's software or hardware devices containing the Company's software are installed at the healthcare provider's location. The Company offers transaction services to authorize and adjudicate identity of the patient and obtains "real time" approval for any necessary medical procedure from the insurance carrier. The Company's transaction-based solutions provide remote access for healthcare providers to connect with contracted insurance carriers. Transaction services are provided through contracts with insurance carriers and others, which specify the services to be utilized and the markets to be served. The Company's clients are charged for these services on a per transaction basis. Pricing varies depending type of transactions being processed under the terms of the contract for which services are provided. Transaction revenues are recognized in the period in which the transactions are performed.

Loss per Share

         Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. At December 31, 2005, there were options and warrants to purchase 13,726,070 shares of common stock and 1,400,000 shares issuable upon conversion of outstanding debt, which could potentially dilute future earnings per share.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

         The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

         Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended December 31, 2005 and 2004:

                                                     Year ended December 31,
                                                  ---------------------------
                                                      2005            2004
                                                  ----------     ------------
      Net loss as reported ..................     $ (764,484)    $ (1,792,255)
      Add: total stock-based employee
      compensation expense determined under
      fair value based method, net of related
      tax effect ............................       (156,786)        (109,568)
                                                  ----------     ------------

      Pro forma net loss ....................     $ (921,270)    $ (1,901,823)
                                                  ==========     ============

        Basic loss per share:
            As reported .....................     $     (.03)    $       (.10)
                                                  ==========     ============
            Pro forma .......................     $     (.03)    $       (.11)
                                                  ==========     ============

         The valuation of the option grants is estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2005: expected volatility of 205% to 218%; risk free interest rate ranging from 3.25% to 3.75%; expected life of 2-5 years and annual dividend rate of 0%.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

         Advertising costs are expensed when incurred. For the years ended December 31, 2005 and 2004, advertising expense was not material.

Comprehensive Loss

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Other comprehensive loss, which currently includes only foreign currency translation adjustments, is shown net of tax in the Statement of Changes in Stockholders' Deficit.

Recent accounting pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("SFAS No. 123R"). SFAS No. 123R requires companies to recognize, in the statement of operations, the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective for the Company on January 1, 2006. The Company believes the adoption of this pronouncement may have a material impact on its financial statements.

         In May 2005, FASB issued SFAS 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of SFAS 154 require, unless impracticable, retrospective application to prior periods' financial statements of (1) all voluntary changes in principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. Management does not believe the adoption of this pronouncement will have a material effect on its financial statements.

Reclassifications

         Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:


         Computer Equipment .........................      $   916,208
         Software ...................................          196,338
         Office Furniture and Equipment .............           15,068
         Vehicle ....................................           24,345
         Other ......................................           14,020
                                                           -----------
                                                             1,165,979
         Accumulated Depreciation ...................         (518,445)
                                                           -----------

                                                           $   647,534
                                                           ===========

         For the years ended December 31, 2005 and 2004, depreciation expense amounted to approximately $250,000 and $56,000, respectively.

NOTE 3 - GOING CONCERN

         Since inception, the Company has incurred cumulative net losses of $9,244,420 has a stockholders' deficit of $1,627,640 at December 31, 2005 and has a working capital deficit of $2,068,956. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. In January 2006, the Company entered into an investment agreement to sell 16,000 shares of its preferred stock for approximately $1,600,000. As of the filing of these financial statements 8,000 of the preferred shares have been sold (see Note 13). Additionally, under the current roll out schedules with its clients, the Company expects to continue to increase its revenues during 2006. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

         Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At December 31, 2005, these deficiencies (including interest and fines) amounted to approximately $732,000. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

         As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 4 - SOFTWARE DEVELOPMENT COSTS

         The Company established the technological feasibility of its MedLink Solutions in the year ended December 31, 2002. Therefore, from Inception to December 31, 2002, all costs incurred in establishing the technological feasibility of the MedLink Solutions were charged to expense when incurred, as required by SFAS No. 2, "Accounting for Research and Development Costs."

         Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. The Company regularly reviews the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

         For the years ended December 31, 2005 and 2004, amortization of development costs amounted to approximately $154,000 and $84,000, respectively, and has been included in cost of product support services on the accompanying consolidated statements of operations.

NOTE 5 - RELATED PARTY TRANSACTIONS

Convertible Loans Payable - Related Party
-----------------------------------------

         At December 31, 2004, the Company had loans payable for $200,000 and $100,000 to a related party whose officer is an officer of the Company. The interest rate of the loan is 12% per annum compounded monthly

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 5 - RELATED PARTY TRANSACTIONS

Convertible Loans Payable - Related Party (continued)
-----------------------------------------------------

         On March 23, 2005, the Company modified the terms of its convertible loans to this related party. Under the modified terms, $200,000 of principal due under the convertible loans is due on March 31, 2007 and is convertible into the Company's common stock at $0.125 per share. The remaining principal of $100,000 is due on April 30, 2007 and is convertible into the Company's common stock at $0.125 per share. For each common share received upon conversion of the principal balance, the related party is entitled to receive one warrant to purchase the Company's common stock at $0.25 per share for a period of two years from the conversion date.

         On June 28, 2005, the holder of the notes partially exercised the conversion feature. Accordingly, the Company issued 400,000 shares and 400,000 warrants to purchase common stock of the Company at $0.25 per share for the conversion of principal balance of $50,000. The Company also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans. The fair value of these warrant grants were estimated at $0.078 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, for the year ended December 31, 2005, the Company recorded interest expense of $31,200.

         On September 30, 2005, the holder of the notes partially exercised the conversion feature. Accordingly, the Company issued 600,000 shares and 600,000 warrants to purchase common stock of the Company for the conversion of principal balance of $75,000. The Company also issued 77,968 shares of common stock to settle $9,746 in interest due on these loans. The fair value of these warrant grants were estimated at $0.164 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, for the year ended December 31, 2005, the Company recorded interest expense of $98,545.

         On December 31, 2005, the Company issued 50,000 shares of common stock to settle $6,250 in interest due on these loans.

         At December 31, 2005, interest due on these two loans amounted to $21,621 and the aggregate principal amount due is $175,000. During the year ended December 31, 2005 and 2004, the Company incurred $160,377 (including the fair value of warrants granted upon conversion of $129,745) and $114,200 (including the fair value of warrants granted upon conversion of $65,849), respectively, in interest expense related to these two loans. In 2005, the Company did not incur beneficial conversion charges on these convertible loans because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Due to Related Parties
----------------------

         As of January 1, 2004 the Company had approximately $188,400 of advances payable and accrued interest due to a related party whose officer is an officer of the Company. During the year ended December 31, 2004, this related party advanced the Company an additional $82,500, for working capital purposes. These advances accrue interest at 1% per month (12% per annum). For the years ended December 31, 2005 and 2004, the Company accrued $2,509 and $31,134 of interest, respectively, related to these advances. On September 29, 2004, the Company issued 374,848 shares of common stock to settle $28,114 in interest due to this related party. On December 30, 2004, the Company issued 1,633,333 shares of common stock and 1,633,333 warrants to purchase 1,633,333 shares of common stock at $0.30 per share to settle debt of $245,000 and 53,575 shares of common stock for the settlement of related interest of $8,036. The fair value of this warrant grant was estimated at $0.096 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, for the year ended December 31, 2004, the Company recorded interest expense of $193,842.

         At December 31, 2005, advances and interest due amounting to $23,414 are included in due to related parties on the accompanying balance sheet.

         For each of the years ended December 31, 2005 and 2004, the Company incurred $190,000 and $165,000, respectively, in management fees to an officer/director of the Company, including an accrual of a bonus in 2005 and 2004 of $25,000 and $33,000, respectively, which were approved by the board of directors. On December 30, 2004, the Company issued 500,000 shares of common stock at $0.15 per share to this officer/director for settlement of $75,000 of this debt. On March 28, 2005, the Company issued 400,000 shares of common stock at $0.126 per share, or $50,000, to this officer/director as payment for management services rendered. The fair market value of these shares was based on the average price of the Company's shares traded between March 14 and March 27, 2005. On June 28, 2005, the Company issued 300,000 shares of common stock at $0.11 per share, or $33,000, to this officer/director as payment for management services rendered. The fair market value of these shares was based on the average price of the Company's shares traded between June 14 and June 27, 2005. On September 27, 2005, the Company issued 200,000 shares of common stock at $0.17 per share, or $34,000, to this officer/director for management services rendered. The fair market value of these shares was based on the average price of the Company's shares traded between August 29 and September 26, 2005. On December 26, 2005, the Company issued 300,000 shares of common stock at $0.15 per share, or $45,000, to this officer/director for management services rendered. The fair market value of these shares was based on the average price of the Company's shares traded between December 1 and December 26, 2005. At December 31, 2005, $177,799 in management fees and other expenses were outstanding to this officer/director and are included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Due to Related Parties (continued)
----------------------------------

         For the years ended December 31, 2005 and 2004, the Company incurred approximately $6,000 and $25,600 in consulting fees, respectively, to a company whose director is a director of the Company. On December 30, 2004, the Company issued 233,333 shares of common stock at $0.15 per share to this officer/director for settlement of $35,000 of this debt. At December 31, 2005, $10,570 in management fees was outstanding to this officer/director and is included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

         For the years ended December 31, 2004, the Company incurred $62,535 in management fees to a company whose officer is an officer of the operating subsidiary of the Company.

         For the years ended December 31, 2005, the Company incurred $40,616 in accounting fees to a company whose officer is an officer of the Company. At December 31, 2005, $17,149 in accounting fees were outstanding to this officer and are included in due to related parties on the accompanying balance sheet.

Loans Payable - Related Party
-----------------------------

         On March 5, 2004, the Company borrowed Euro 115,000 ($136,206 at December 31, 2005) from an officer of the Company for working capital purposes. The loan accrues 0.8% compounded interest per month, is repayable quarterly in arrears and had an initial term of twelve months. . The officer agreed to extend this loan for an additional twelve months until March 2006. The due date of this loan is currently being negotiated. Additionally, during 2005, the Company borrowed $85,000 from this officer, which was repaid in 2006. This loan accrues interest at 9.6% per annum and is payable on demand. For the years ended December 31, 2005 and 2004, the Company incurred $16,417 and $11,471, respectively, in interest related to these loans. At December 31, 2005, $12,504 in interest was accrued on these loans and the aggregate principal amount due is $221,206 and is included in loan payable - related party on the accompanying balance sheet.

NOTE 6 - FINANCING ARRANGEMENTS

Loans Payable
-------------

         On October 25, 2004, the Company and Cornell Capital Partners ("Cornell") entered into a Securities Purchase Agreement, pursuant to which Cornell Capital Partners purchased two 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). In connection with the terms of the original debentures, for the year ended December 31, 2005, the Company recorded a beneficial conversion amount of $31,250 as interest expense since the debentures were immediately convertible. On May 17, 2005, the Company and Cornell Capital Partners entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 6 - FINANCING ARRANGEMENTS (CONTINUED)

Loans Payable (continued)
-------------------------

         This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237 for a total principal balance due at December 31, 2005 of $255,237. The Note bears interest at a rate of 12% per annum and is secured by stock pledged by certain shareholders of the Company. In January 2006, this Note was cancelled (see Note 13).

         The Company's subsidiary, TDS, has several loans with financials institutions. The loans require monthly installments, bear interest at rate ranging from 30% to 71% per annum, are secured by certain receivables and assets of TDS, and are due through December 2006. At December 31, 2005 loans payable to these financial institutions aggregated $291,505.

Standby Equity Distribution Agreement
-------------------------------------

         On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $5.0 million. On May 17, 2005, the Company entered into a Termination Agreement with Cornell, whereby the Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement were terminated.

         Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on May 17, 2005. On January 13, 2006 (see Note 13), the Company entered into a Termination Agreement with Cornell (the "SEDA Termination Agreement") pursuant to which the Parties terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement and the Placement Agent Agreement, each dated as of May 17, 2005. In connection with the Standby Equity Distribution Agreement, in December 2004, the Company issued to Cornell 1,202,779 shares of the Company's Common Stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to Monitor Capital, Inc., as Placement Agent, 125,000 shares of the Company's Common Stock (the "Placement Agent's Shares"). In December 2004, the Company valued the common shares issued to Cornell at the fair market value on the dates of grant or $0.1664 per share, or $200,000, based on the quoted trading price for the stock. At December 31, 2005, the commitment fee was deemed to be a deferred offering cost on the accompanying balance sheet. Pursuant to the SEDA Termination Agreement, Cornell shall retain 600,889 of the Investor's Shares and return the other 601,890 of the Investor's Shares to the Company to be cancelled. Monitor Capital, Inc. shall retain 62,500 of the Placement Agent's Shares and return the other 62,500 of the Placement's Agent's Shares to the Company to be cancelled.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 6 - FINANCING ARRANGEMENTS (CONTINUED)

Debenture Payable
-----------------

         On April 1, 2005, the Company entered into a Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

The Company determined that the conversion feature of the convertible debentures represents an embedded derivative since upon conversion the debentures are convertible into a variable number of shares. Accordingly, the convertible debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability in accordance with SFAS 133 and EITF 00-19.The change in the fair value of the liability for derivative contracts will be credited to other income/ (expense) in the consolidated statements of operations.

The embedded derivative included in this debenture resulted in an initial debt discount of $250,000 and an initial loss on the valuation of derivative liabilities of $44,299. The debt discount is being amortized over the term of the debenture. At the end of each reporting period, the Company revalues this derivative liability. For the year ended December 31, 2005, after adjustment, the Company recorded a loss on valuation of derivative liability of $18,512.

The amount allocated as a discount on the debenture for the value of the conversion option is being amortized to interest expense, using the effective interest method, over the term of the debenture. Additionally, the Company paid fees of $38,262 in connection with this debenture. These fees are recorded as deferred offering costs on the balance sheet and are being amortized over the debenture term.

Amortization expense for the year ended December 31, 2005 for both the discount on the debenture and the deferred offering costs was approximately $108,100 and is included in interest expense.

At the date of inception and at the valuation date of December 31, 2005, the following assumptions were applied to all convertible debt and warrants:

                                    At Inception           At December 31, 2005
                               ---------------------     -----------------------
Market Price:                        $0.14                      $0.14
Exercise prices                      $0.104                     $0.106
Term                                 2 years                     1.25 years
Volatility:                          203%                        219%
Risk-free interest rate             3.25%                       3.75%

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 6 - FINANCING ARRANGEMENTS (CONTINUED)

The convertible debenture liability is as follows at December 31, 2005:

         Convertible debentures payable .................    $ 250,000
         Less: unamortized discount on debentures .......     (156,250)
                                                             ---------

         Convertible debentures, net ....................    $  93,750
                                                             =========

NOTE 7 - ADVANCES PAYABLE

         As of January 1, 2004 the Company had approximately $152,600 of advances payable and accrued interest outstanding to a non-related company and individual. During the year ended December 31, 2004, the Company received $114,000 in cash advances from this non-related party, accrued interest payable of $15,391, and recorded capitalized development costs of $37,500. The advances accrued interest at 1% per month (12% per annum). In February 2004, the Company issued 300,000 shares of its common stock for the settlement of $37,500 of advances payable and $37,500 of accrued expenses to this non-related company. On September 29, 2004, the Company issued 1,715,000 units and 286,200 shares of common stock to settle $128,625 in advances and $21,465 in interest, respectively, due to this non-related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009.

         The fair value of this warrant grant was estimated at $0.096 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, for the year ended December 31, 2004, the Company recorded interest expense of $164,262.

         On December 30, 2004, the Company issued 366,667 units and 29,333 shares of common stock to settle $55,000 in advances and $4,400 in interest due to this non-related company and individual. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.30 until December 30, 2006. The fair value of this warrant grant was estimated at $0.096 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, for the year ended December 31, 2004, the Company recorded interest expense of $43,516. As at December 31, 2004, advances payable amounted to $35,000, which was repaid in 2005.

NOTE 8 - INCOME TAXES

         As of December 31, 2005, the Company had approximately $3,800,000 of U.S. federal and state net operating loss carry forwards available to offset future taxable income which, if not utilized, begin expiring in 2011. In addition, the Company has approximately $4,097,000 of foreign net operating loss carry forwards related to the Company's Brazilian subsidiary. Current Brazilian tax legislation imposes no time period for the utilization of the losses, although it does limit the annual usage of the losses to 30% of taxable profits. Transax files its income tax return on a consolidated company basis with TNSX, its legal parent, as U.S. tax rules prohibit the consolidation of its foreign subsidiaries.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 8 - INCOME TAXES (CONTINUED)

         Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carry forward is limited following a greater than 50% change in ownership. Due to prior transactions, the Company's net operating loss carry forwards are subject to an annual limitation. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carry forward period. The Company has not yet determined the limitation as defined by the Tax Reform Act of 1986. Additionally, because U.S. tax laws limit the time during which these carry forwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for Federal income tax purposes.

         Deferred income taxes reflect the net tax effects of operating loss and tax credit carry forwards and temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, the deferred tax assets are fully offset by a valuation allowance at December 31, 2005 and 2004.

         The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2005 and 2004 as follows:

                                                   2005         2004
                                                ---------    ---------

         Computed "expected" tax benefit ....   $ (59,700)   $(636,000)
         State income taxes benefit .........      (7,800)     (44,000)
         Other ..............................           -      (75,000)
         Change in valuation allowance ......      67,500      755,000
                                                ---------    ---------

                                                $       -    $       -
                                                =========    =========

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

         Deferred tax assets:
         Net operating loss carry forward ...........      $ 2,668,000
                                                           -----------

         Total gross deferred tax assets ............        2,668,000

         Less valuation allowance ...................      (2,668,000)
                                                           -----------

         Net deferred tax assets ....................      $         -
                                                           ===========

         The valuation allowance at December 31, 2005 was $2,668,000. The increase during 2005 was approximately $676,500.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 9 - FOREIGN OPERATIONS

         The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in the United States, Brazil, Australia and Mauritius, and has a registered mailing address in Singapore. Substantially all of the Company's assets are located in Brazil.

                                                   Year ended December 31,
                                                  -------------------------
                                                      2005         2004
                                                  -----------   -----------
         Net revenues to unaffiliated customers:
                 Brazil ........................  $ 3,380,150   $ 1,199,900
                                                  -----------   -----------
         Operating Expenses:
                 Brazil ........................    2,707,410     1,420,343
                 USA ...........................      758,542       831,603
                 Australia .....................       12,257        32,429
                 Mauritius .....................       65,324        41,688
                                                  -----------   -----------
                                                    3,543,533     2,326,063
                                                  -----------   -----------
         Loss from operations ..................     (163,383)   (1,126,163)
                                                  -----------   -----------
         Other income (expenses):
                 Brazil ........................     (301,748)      (90,249)
                 USA ...........................     (306,764)     (572,602)
                 Australia .....................        7,411        (3,241)
                                                  -----------   -----------
                                                     (601,101)     (666,092)
                                                  -----------   -----------
         Net loss as reported ..................  $  (764,484)  $(1,792,255)
                                                  -----------   -----------

NOTE 10 - STOCKHOLDERS' DEFICIT

Common Stock
------------

         On January 26, 2004, the Company issued 300,000 shares of restricted common stock for services rendered, for net value of $75,000. On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued for services rendered on January 26, 2004. The shares were returned for non-performance and the expense was reversed during the year ended December 31, 2004.

         On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

         On June 11, 2004, the Company issued 150,000 shares of common stock to a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant, or $0.25 per share, based on the quoted trading price and recorded consulting expense of $37,500.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         On July 26, 2004, in connection with the exercise of stock options, the Company issued 600,000 shares to consultants for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company recorded consulting expense of $36,000 based on the exercise price of the stock options granted ($0.06 per share).

         On August 12, 2004, the Company issued 600,000 shares of common stock to a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant, or $0.06 per share, based on the quoted trading price and recorded investor relation expense of $36,000.

         On September 29, 2004, the Company issued 374,848 shares of common stock to settle approximately $28,100 in interest due to a related party in relation to cash advances.

         On September 29, 2004, the Company issued 346,667 shares of common stock to a company related to an officer of the Company for services rendered. The Company valued these common shares at the fair market value on the dates of grant, or $0.075 per share, based on the quoted trading price and recorded consulting expense of $26,000.

         On September 29, 2004, the Company issued 1,687,500 shares of common stock to settle $135,000 of debt owed to a related party.

         On September 29, 2004, the Company granted 1,715,000 units to settle $128,625 in cash advances. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 per share until September 29, 2009.

         On September 29, 2004, 2004, the Company issued 166,667 shares of common stock to a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant, or $0.075 per share, based on the quoted trading price and recorded consulting expense of $12,500.

         On September 29, 2004, the Company issued 286,200 shares of common stock to settle $21,465 in interest due in relation to cash advances.

         On September 29, 2004, the Company issued 562,500 shares of common stock to settle $45,000 of debt.

         On September 29, 2004, the Company granted 687,500 units upon conversion of $55,000 of a convertible loan to a related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 per share until September 29, 2009.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         On September 29, 2004, the Company issued 871,425 shares of common stock to settle $69,714 in interest due to a related party in relation to a convertible loan.

         On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $5.0 million. On May 17, 2005, the Company entered into its first Termination Agreement with Cornell, whereby the Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow agreement were terminated. Upon execution of this Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on May 17, 2005. On January 13, 2006 (see Note 13), the Company entered into a new Termination Agreement with Cornell (the "SEDA Termination Agreement") pursuant to which the Parties terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement and the Placement Agent Agreement, each dated as of May 17, 2005. In connection with the Standby Equity Distribution Agreement, in December 2004, the Company issued to Cornell 1,202,779 shares of the Company's Common Stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to Monitor Capital, Inc., as Placement Agent, 125,000 shares of the Company's Common Stock (the "Placement Agent's Shares"). In December 2004, the Company valued the common shares issued to Cornell at their initial fair market value on the dates of grant at $0.07 per share, or $84,195, based on the quoted trading price for the stock. These shares were revalued in October 2005 to $0.166 per share, or $200,000. At December 31, 2005, the commitment fee of $200,000 was deemed to be a deferred offering cost on the accompanying balance sheet. Subsequent to December 31, 2005, pursuant to the SEDA Termination Agreement, Cornell shall retain 600,889 of the Investor's Shares and return the other 601,890 of the Investor's Shares to the Company to be cancelled.

         In October 2004, the Company issued 125,000 shares of common stock to Monitor Capital, Inc. (Monitor), an unaffiliated registered broker-dealer that had been retained by the Company in connection with the terminated Standby Equity Distribution Agreement. In connection with the issuance of these shares, the Company valued these common shares at the fair market value on the date of grant at $0.08 per share, or $10,000, based on the quoted trading price and recorded deferred compensation in this amount which was to be amortized over the equity funding commitment period of 24 months or less if funded earlier. In 2005, in connection with the termination of the Standby Equity Distribution Agreement, the Company amortized the previously recorded deferred compensation and recorded consulting expense of $10,000. Subsequent to December 31, 2005, in connection with a SEDA Termination Agreement, Monitor shall retain 62,500 of these Placement Agent's Shares and return the other 62,500 of the Placement's Agent's Shares to the Company to be cancelled.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         On December 30, 2004, the Company granted 2,000,000 units for conversion of $300,000 of loans payable to unrelated parties. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.30 per share until December 30, 2006. Additionally, in connection with these loans, the Company issued 82,908 common shares as settlement of accrued interest payable amounting to $12,436

         On December 30, 2004, the Company issued 1,580,000 shares of common stock to settle $237,000 in amounts due to related parties.

         On January 14, 2005, the Company entered into a six-month consulting contract for business development services. In connection with the agreement, the Company issued 400,000 shares of common stock. On May 10, 2005, the Company cancelled this contract and cancelled 200,000 shares that were due on this contract pursuant to the terms of the contract. The Company valued these common shares at the fair market value on the date of grant at $0.16 per share based on the quoted trading price and recorded stock-based consulting expense of $42,667 through the date of cancellation.

         On January 14, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 100,000 shares of common stock. The Company valued these common shares at the fair market value on the date of grant at $0.16 per share based on the quoted trading price and recorded stock-based consulting expense of $16,000.

         On March 21, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 150,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant at $0.14 per share or $21,000 based on the quoted trading price and recorded stock-based consulting expense of $21,000.

         On March 28, 2005, the Company issued 400,000 shares of common stock for services rendered of $50,500 to an officer/director of the Company. The Company valued these common shares at the fair market value on the date of grant at $0.126 per share. On June 28, 2005, the Company issued 300,000 shares of common stock at $0.11 per share, the fair market value on the date of grant, to an officer/director for management services rendered of $33,000. On September 27, 2005, the Company issued 200,000 shares of common stock at $0.17 per share, or $34,000, the average fair market value on the date of grant, to an officer/director for management services rendered. On December 26, 2005, the Company issued 300,000 shares of common stock at $0.15 per share, or $45,000, the average fair market value on the date of grant, to an officer/director for management services rendered. (See note 5).

         On June 28, 2005, the holder of the related party loans exercised the conversion feature. Accordingly, the Company issued 400,000 shares at the conversion price of $0.125 per share and 400,000 warrants to purchase common stock of the Company at $0.25 per share (see note 5) for the conversion of principal balance of $50,000. The Company also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         On July 15, 2005, the Company entered into a six month consulting contract for public relations services. For services rendered, the Company shall pay $5,000 per month payable in cash and/or free-trading common stock. In connection with this agreement, the Company issued 200,000 shares of common stock. The Company valued these common shares at the fair market value on the date of grant at $0.15 per share, or $30,000, based on the quoted trading price and recorded stock-based consulting expense of $30,000.

         On September 30, 2005, the holder of the related party loans (see note
5) exercised the conversion feature. Accordingly, the Company issued 600,000 shares at the conversion price of $0.125 per share and 600,000 warrants to purchase common stock of the Company at $0.25 per share for the conversion of principal balance of $75,000. The Company also issued 77,968 shares of common stock to settle $9,746 in interest due on these loans.

         On December 8, 2005, the Company issued 50,000 shares of common stock for investor relations services rendered. The Company valued these common shares at the fair market value on the dates of grant of $0.15 per share, or $7,500, based on the quoted trading price and recorded investor relations fees of $7,500.

         On December 26, 2005, the Company issued 40,000 shares of common stock to a director for services rendered. The Company valued these common shares at the fair market value on the dates of grant of $0.15 per share, or $6,000, based on the quoted trading price and recorded compensation expense of $6,000.

         On December 31, 2005, the Company issued 50,000 shares of common stock to a related party to settle $6,250 of interest due on related party debt.

Stock Options
-------------

         On November 28, 2004, the Company adopted a 2004 Incentive Stock Option Plan (the "Plan"). The Plan provides options to be granted, exercisable for a maximum of 2,500,000 shares of common stock. Both incentive and nonqualified stock options may be granted under the Plan. The exercise price of options granted, the expiration date, and the vesting period, pursuant to this plan, are determined by a committee.

         On July 26, 2004, the Company granted options to purchase 600,000 shares of stock to a consultant for serviced rendered. The options expire on August 14, 2008 and are exercisable at $0.06 per share, which was the fair market value of the common stock at the grant date. These options were valued using the Black-Scholes pricing method at a fair value of $0.058 per option. Accordingly, the Company recorded stock-based consulting expense of $34,900.

         On December 31, 2004, the Company granted options to purchase 750,000 shares of common stock to certain employees of the Company with an exercise price of $0.20 per share. The exercise price on the date of grant exceeded the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. These options expire on December 30, 2009.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         On May 5, 2005, the Company granted options to purchase an aggregate of 1,000,000 shares of common stock to employees, officers and directors of the Company. The options are exercisable at $0.15 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on May 5, 2010.

         On December 26, 2005, the Company granted options to purchase an aggregate of 200,000 shares of common stock to an officer and directors of the Company. The options are exercisable at $0.15 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on December 25, 2010.

         A summary of the status of the Company's outstanding stock options as of December 31, 2005 and 2004 and changes during the years then ended is as follows:
                                                                 Weighted
                                                                 Average
                                                                 Exercise
                                                     Shares       Price
                                                   ----------    --------
         Outstanding at December 31, 2003 ......    2,725,000    $   0.43
         Granted ...............................    1,350,000        0.14
         Exercised .............................   (1,050,000)      (0.14)
         Cancelled .............................     (600,000)      (0.50)
                                                   ----------    --------
         Outstanding at December 31, 2004 ......    2,425,000        0.41
         Granted ...............................    1,200,000        0.15
         Exercised .............................            -        -
         Forfeited .............................     (400,000)      (0.39)
                                                   ----------    --------

         Outstanding at December 31, 2005 ......    3,225,000    $   0.31
                                                   ==========    ========

         Options exercisable at end of year ....    3,225,000    $   0.31
                                                   ==========    ========

                                                      2005         2004
         Weighted-average fair value of ........   ----------    --------
          options granted during the year ......   $     0.15    $   0.14

         The following information applies to options outstanding at December 31, 2005:
                              Options Outstanding         Options Exercisable
                         ----------------------------    ---------------------
                         Weighted Average    Weighted                 Weighted
Range of                    Remaining        Average                  Average
Exercise                   Contractual       Exercise                 Exercise
 Prices      Shares        Life (Years)       Price        Shares      Price
--------    ---------    ----------------    --------    ---------    --------
 $0.50      1,425,000          3.37           $ 0.50     1,425,000     $ 0.50
 $0.20        600,000          4.75           $ 0.20       600,000     $ 0.20
 $0.15      1,200,000          4.65           $ 0.15     1,200,000     $ 0.15

         The exercise price of all options granted by the Company equals or exceeded the market price at the date of grant. Accordingly, no compensation expense has been recognized on options granted to employees and directors.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

Warrants
--------

         On September 29, 2004, in connection with a conversion of debt, the Company granted 2,402,500 warrants to purchase 2,402,500 shares of common stock at $0.20 per share. The warrants expire on September 29, 2009. The fair value of this warrant grant was estimated at $0.096 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded interest expense of $230,111 for the year ended December 31, 2004.

         On December 31, 2004, in connection with a conversion of debt, the Company granted 2,000,000 warrants to purchase 2,000,000 shares of common stock at $0.30 per share. The warrants expire on December 30, 2006. The fair value of this warrant grant was estimated at $0.118 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded interest expense of $237,358 for the year ended December 31, 2004.

         In 2005, in connection with a conversion of debt, the Company granted 1,000,000 warrants to purchase 1,000,000 shares of common stock at $0.25 per share. Of the 1,000,000 warrants, 400,000 expire on June 28, 2007 and 600,000 expire on September 30, 2007. The fair value of these warrant grants was estimated on the date of grant using the Black-Scholes option-pricing model (see note 5). In connection with these warrants, the Company recorded interest expense of $129,745 for the year ended December 31, 2005.

         A summary of the status of the Company's outstanding stock warrants as of December 31, 2005 and 2004 and changes during the years is as follows:

                                                                 Weighted
                                                                 Average
                                                                 Exercise
                                                     Shares       Price
                                                   ----------    --------
         Outstanding at December 31, 2003 ......    4,748,570    $   0.95
         Granted ...............................    4,402,500        0.25
         Forfeited .............................      (50,000)      (1.50)
                                                   ----------    --------
         Outstanding at December 31, 2004 ......    9,101,070        1.00
         Granted ...............................    1,000,000        0.25
         Exercised .............................            -           -
         Forfeited .............................     (598,570)      (0.69)
                                                   ----------    --------

         Outstanding at December 31, 2005 ......    9,502,500    $   0.57
                                                   ==========    ========

         Warrants exercisable at end of year ...    9,502,500    $   0.57
                                                   ==========    ========

                                                      2005         2004
                                                   ----------    --------
         Weighted-average fair value of
          warrants granted during the year .....   $     0.25    $   0.25

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

         The following information applies to all warrants outstanding at December 31, 2005:

                             Warrants Outstanding        Warrants Exercisable
                         ----------------------------    ---------------------
                         Weighted Average    Weighted                 Weighted
Range of                    Remaining        Average                  Average
Exercise                   Contractual       Exercise                 Exercise
 Prices      Shares        Life (Years)       Price        Shares      Price
--------    ---------    ----------------    --------    ---------    --------
 $1.00      4,100,000          2.62           $ 1.00     4,100,000     $ 1.00
 $0.30      2,000,000          1.00           $ 0.30     2,000,000     $ 0.30
 $0.20      2,402,500          3.75           $ 0.20     2,402,500     $ 0.20
 $0.25      1,000,000          1.65           $ 0.25     1,000,000     $ 0.25

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Rent

         The Company has an operating lease for rental of office space in Brazil, renewable on an annual basis. Additionally, the Company leases office space in Miami, Florida and Singapore, on a month-to-month basis. Rent expense amounted to approximately $104,045 and $62,300 and is classified as part of general and administrative expenses in the statement of operations for each of the years ended December 31 2005 and 2004, respectively.

Accrued Taxes and Social Contribution

         Since fiscal year 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At December 31, 2005, these deficiencies, plus interest and fines, amounted to approximately $732,000. This liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet. During fiscal years 2005 and 2004, the Company entered into a number of payment programs with the Brazilian authorities whereby the Social Security ("INSS") taxes due, plus applicable penalties and interests are to be repaid over a period of up to 60 months. At December 31, 2005, $297,218 of the Company's INSS taxes are to be repaid over periods from 20-50 months. The payment program requires the Company to pay a monthly fixed amount of approximately $9,000 During February 2006, the Company entered into a payment program for $30,000 of other taxes due that will be repaid over a period of 60 months. Discussions are currently ongoing for the Company to enter into similar payment plans for the remaining tax liabilities. The Company made the first payment as per the plan in April 2004 and have continued to make the required payments. However, there is no certainty that the Brazilian authorities will enter into a similar plan in the future.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Accrued Taxes and Social Contribution (continued)

Future payments due to the Brazilian authorities are follows:

         2006     $549,700
         2007       72,300
         2008       71,300
         2009       32,500
         2010        6,100

The current portion due, which is included in current liabilities, also includes amounts whose payment terms have not been negotiated with the Brazilian authorities.

Leases

         The Company acquired Point-of-Sale terminals and computer equipment under capital leases. The minimum lease payments under these capital leases are $16,289, are due in 2006, and are included in current liabilities at December 31, 2005.

NOTE 12 - LITIGATION

         An action has been brought against the Company by its former stock transfer agent who alleges, among other items, that the Company breached its contract with the transfer agent. The Company has filed an answer to the action and a portion of the action has been dismissed by the court. A trial date has been set for May 22, 2006. While the result of litigation is difficult to predict, counsel has advised the Company that the likelihood of sustaining any significant damages at trial is minimal. An accrual of $50,000 was recorded at December 31, 2004.

NOTE 13 - SUBSEQUENT EVENTS

         On January 13, 2006, the Company entered into an Investment Agreement with Cornell Capital Partners, LP ("Cornell") and together with the Company, (the "Parties"), pursuant to which the Company shall sell to Cornell up to 16,000 shares of Series A Convertible Preferred Stock, no par value per share, (the "Series A Preferred Shares") which shall be convertible, at Cornell's discretion, into shares of the Company's common stock, par value $.00001 per share (the "Common Stock") for a total price of up to $1,600,000. The Series A Preferred Shares are senior to all Common Stock and any other series of preferred stock of the Company. The holders of Series A Preferred Shares are entitled to receive dividends or distributions on a pro rata basis in the amount of seven (7) percent per year. Each share of Series A Preferred Shares can be converted into shares of the Company's Common Stock equal to the sum of the Liquidation Amount, defined as an amount equal to $100 per share of Series A Preferred Shares, plus accrued but unpaid dividends thereon, divided by the Conversion Price. The Conversion Price is defined to be equal to the lower of
(i) $0.192 or (ii) 80% of the lowest daily volume weighted average price of the Company's Common Stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

         Of the 16,000 Series A Preferred Shares to be sold to Cornell, 8,000 Series A Preferred Shares had a purchase price of $800,000, which consisted of $255,237 from the surrender of a Promissory Note (as described below) and $544,763 of new funding. The purchase of the additional 8,000 Series A Preferred Shares, at the purchase price of $800,000, shall close two (2) business days prior to the date that a registration statement is filed with the United States Securities and Exchange Commission

         In connection with the sale of the Series A Preferred Shares, on January 13, 2006, the Parties agreed that Cornell Capital Partners would surrender the Promissory Note issued by the Company to Cornell on May 17, 2005, in the principal amount of $255,237, in exchange for $255,237 of Series A Preferred Shares. As of January 13, 2006, the full amount outstanding under the Promissory Note was $255,237, plus accrued and unpaid interest of $0. As a result of the Parties' agreement, the Promissory Note was retired and canceled. The Parties also agreed to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement, each dated as of October 25, 2004, as well as the Pledge and Escrow Agreements, each dated as of October 21, 2004, that were entered into by the Parties in connection with the issuance of the Promissory Note.

         On January 13, 2006, the Company also issued to Cornell warrants to purchase up to 5,000,000 shares of Common stock. The first warrant issued to Cornell for 2,500,000 shares of Common Stock at an exercise price of $0.30 per share, shall terminate after the five (5) year anniversary of the date of issuance. The second warrant issued to Cornell was for 2,500,000 shares of Common Stock at an exercise price of $0.20 per share, and shall terminate after the five (5) year anniversary of the date of issuance.

         THE PREFERRED STOCK AND RELATED ITEMS WILL BE RECORDED IN FISCAL 2006 IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS. THIS MAY REQUIRE SOME PORTION TO BE RECORDED OUTSIDE OF PERMANENT EQUITY.

         On January 13, 2006, the Company entered into a Termination Agreement with Cornell, (the "SEDA Termination Agreement") pursuant to which the Parties terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement and the Placement Agent Agreement, each dated as of May 17, 2005. In connection with the Standby Equity Distribution Agreement, the Company issued to Cornell 1,202,779 shares of the Company's Common Stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to Monitor Capital, Inc., as Placement Agent, 125,000 shares of the Company's Common Stock (the "Placement Agent's Shares"). Pursuant to the SEDA Termination Agreement, Cornell retained 600,889 of the Investor's Shares and returned the other 601,890 of the Investor's Shares to the Company to be cancelled. Monitor Capital, Inc. retained 62,500 of the Placement Agent's Shares and returned the other 62,500 of the Placement's Agent's Shares to the Company to be cancelled.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

         On January 26, 2006, the Company's Board of Directors , pursuant to written unanimous consent, appointed David Sasso as the Vice President of Investor Relations and Corporate Communications of the Company effective January 26, 2006. On February 6, 2006, the Company granted Mr. Sasso 100,000 options to purchase 100,000 shares of the Company's common stock at $0.15 per share. The options expire on February 5, 2011. The fair value of this option grant was estimated at $12,834 on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded stock-based compensation expense of $12,834.

         On February 1, 2006, the Company and the debenture holder (See Note 6 - Debenture Payable) mutually agreed to extend the term of the debentures until December 1, 2007. In addition, the Company granted a warrant to purchase 400,000 shares of the Company's common stock to the debenture holder. The warrant has a term of 2 years and is exercisable at $0.20 per share. The Company agreed to register 3,571,429 shares of its common stock underlying the conversion of the Debentures and the exercise of the warrant not later than 30 days after the Company files its annual report on Form 10-KSB for the fiscal year ended December 31, 2005. The fair value of this warrant grant was estimated at $46,650 on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded interest expense of $46,650.

         On February 1, 2006, the Company's board of directors passed a resolution allowing the Company enter into a consulting agreement with Steve Nichols for business development services in New Zealand and granted Mr. Nichols 100,000 options to purchase 100,000 shares of the Company's common stock at $0.15 per share. The options expire on February 5, 2011. The fair value of this option grant was estimated at $13,331 on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded deferred consulting expense, which will be amortized over the contract period.

         On March 20, 2006, the Company entered into a one-year consulting contract for business development services. In connection with the agreement, the Company issued 900,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant or $0.11 per share based on the quoted trading price and recorded deferred consulting expense of $99,000 to be amortized over the service period. In addition, the Company granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. The fair value of this warrant grant was estimated at $212,345 or $.106 per warrant on the date of grant using the Black-Scholes option-pricing model. In connection with these warrants, the Company recorded deferred consulting expense, which will be amortized over the contract period.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

Registration Rights Agreement
-----------------------------

         Subject to the terms and conditions of an Investor Registration Rights Agreement, the Company shall prepare and file, no later than the earlier of 30 days from the date the Company files its Form 10-KSB for the year end December 31, 2005 or the date that such filing is due (the "Scheduled Filing Deadline"), with the SEC, a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by the Investor of the underlying common stock and warrants, including at least 25,000,000 shares underlying the Series A Preferred Shares and 5,000,000 Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registerable Securities have been sold.

         The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days from the date hereof (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registerable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days from the date hereof.

         In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the holder's option, either a cash amount or shares of the Company's Common Stock equal to two percent (2%) of the Liquidation Amount (as defined in the Certificate of Designation of Series A Convertible Preferred Shares) outstanding as Liquidated Damages for each thirty (30) day period or any part thereof after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be.

NOTE 14 - RESTATEMENT

After reviewing certain accounting principles the Company has applied in previously issued financial statements, management has determined that the Company's accounting for the embedded derivative option related to the Company's debenture payable should have been classified as a liability on the accompanying balance sheet and revalued at the end of each period in accordance with SFAS No. 133 and EITF 00-19. Consequently, management is restating its annual financial statements as of December 31, 2005 and for year then ended. The change in presentation of the Company's embedded derivative feature associated with its debenture payable has the effect of increasing total assets by $23,914, increasing liabilities by $136,176, increasing the stockholders' deficit by $112,262 as of December 31, 2005, and increasing the Company's net loss by $49,762 for the year ended December 31, 2005. This change in presentation of the Company's embedded derivative feature affected some of the items within the Company's consolidated statement of cash flows for the year ended December 31, 2005 but did not impact cash at the end of the year. Accordingly, the adjustments to the balance sheet, statement of operations, and statement of cash flows are summarized as follows:

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 14 - RESTATEMENT (continued)

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005

ASSETS
                                                                         Initial                        As
                                                                          Filing     Restatement     Restated
                                                                       -----------   -----------   -----------
Current Assets:
  Cash ..............................................................  $     7,875   $         -   $     7,875
  Accounts receivable (Net of allowance for doubtful accounts of $0)       321,240             -       321,240
  Prepaid expenses and other current assets .........................      165,129             -       165,129
                                                                       -----------   -----------   -----------
     Total Current Assets ...........................................      494,244             -       494,244

Software Development Costs, net .....................................      325,564             -       325,564
Property and Equipment, net .........................................      647,534             -       647,534
Deferred Debt Offering Costs ........................................      200,000        23,914       223,914
Other Assets ........................................................        2,400             -         2,400
                                                                       -----------   -----------   -----------
     Total Assets ...................................................  $ 1,669,742   $    23,914   $ 1,693,656
                                                                       ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Current portion of capital lease obligation .......................  $    16,289   $         -   $    16,289
  Current portion of loan payable ...................................      546,742             -       546,742
  Accounts payable and accrued expenses .............................    1,340,906             -     1,340,906
  Due to related parties ............................................      228,932             -       228,932
  Loan payable - related party ......................................      233,710             -       233,710
  Convertible loans from related party ..............................      196,621             -       196,621
                                                                       -----------   -----------   -----------
     Total Current Liabilities ......................................    2,563,200             -     2,563,200

Debenture payable, net ..............................................      226,086      (132,336)       93,750
Conversion feature liability ........................................            -       268,512       268,512
Accounts payable and accrued expenses, net of current portion .......      395,834             -       395,834
                                                                       -----------   -----------   -----------
     Total Liabilities ..............................................    3,185,120       136,176     3,321,296
                                                                       -----------   -----------   -----------

Stockholders' Deficit:
  Preferred stock $.0001 par value; 20,000,000 shares authorized;
  No shares issued and outstanding ..................................            -             -             -
  Common stock $.00001 par value; 100,000,000 shares authorized;
  31,640,949 shares issued and outstanding ..........................          316             -           316
  Paid-in capital ...................................................    7,664,813       (62,500)    7,602,313
  Accumulated deficit ...............................................   (9,194,658)      (49,762)   (9,244,420)
  Other comprehensive income - Cumulative foreign currency
   translation adjustment ...........................................       14,151             -        14,151
                                                                       -----------   -----------   -----------
     Total Stockholders' Deficit ....................................   (1,515,378)     (112,262)   (1,627,640)
                                                                       -----------   -----------   -----------
     Total Liabilities and Stockholders' Deficit ....................  $ 1,669,742   $    23,914   $ 1,693,656
                                                                       ===========   ===========   ===========

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 14 - RESTATEMENT (continued)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               For the Year Ended
                                                                                December 31, 2005
                                                                  --------------------------------------------
                                                                     Initial                           As
                                                                     Filing        Restatement      Restated
                                                                  ------------    ------------    ------------
LOSS FROM OPERATIONS ..........................................   $   (163,384)   $          -    $   (163,384)
                                                                  ------------    ------------    ------------

OTHER INCOME (EXPENSES):
  Other expense ...............................................        (18,044)              -         (18,044)
  Foreign exchange gain .......................................         22,735               -          22,734
  Loss on derivative liability ................................              -         (18,512)        (18,512)
  Interest expense ............................................       (376,726)        (31,250)       (407,976)
  Interest expense - related party ............................       (179,303)              -        (179,303)
                                                                  ------------    ------------    ------------
     Total Other Expenses .....................................       (551,338)        (49,762)       (601,101)
                                                                  ------------    ------------    ------------

NET LOSS ......................................................       (714,722)        (49,762)       (764,484)

OTHER COMPREHENSIVE INCOME:
   Unrealized foreign currency translation gain ...............         76,803               -          76,803
                                                                  ------------    ------------    ------------

COMPREHENSIVE LOSS ............................................   $   (637,919)   $    (49,762)   $   (687,681)
                                                                  ============    ============    ============

Net loss per Common Share - Basic and diluted .................   $      (0.02)                   $      (0.03)
                                                                  ============                    ============
Weighted Average Shares Outstanding - Basic and Diluted .......     30,008,516                      30,008,516
                                                                  ============                    ============

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 14 - RESTATEMENT (continued)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     Initial                           As
                                                                     Filing        Restatement      Restated
                                                                  ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ......................................................   $   (714,722)   $    (49,762)   $   (764,484)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and amortization ............................        250,511               -         250,511
     Amortization of software maintenance costs ...............        153,884               -         153,884
     Beneficial interest ......................................         93,750         (62,500)         31,250
     Stock-based compensation and consulting ..................        295,666               -         295,666
     Grant of warrants in connection with debt conversion .....        129,745               -         129,745
     Amortization of deferred debt issuance costs .............         14,348               -          14,348
     Amortization of discount of debenture payable ............              -          93,750          93,750
     Loss on derivative liability .............................              -          18,512          18,512

Changes in assets and liabilities:
     Accounts receivable ......................................       (151,042)              -        (151,042)
     Prepaid expenses and other current assets ................       (113,582)              -        (113,582)
     Other assets .............................................         (2,400)              -          (2,400)
     Accounts payable and accrued expenses ....................        217,282               -         217,282
     Accrued interest payable, related party ..................         26,096               -          26,096
     Accrued interest payable .................................         14,655               -          14,655
     Due to related parties ...................................         (2,311)              -          (2,311)
     Accounts payable and accrued expenses - long-term ........          2,769               -           2,769
                                                                  ------------    ------------    ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES .....................   $    214,649    $          -    $    214,649
                                                                  ------------    ------------    ------------


--------------------------------------------------------------------------------
WE HAVE NOT  AUTHORIZED  ANY DEALER,  SALESPERSON OR OTHER PERSON TO PROVIDE ANY
INFORMATION  OR MAKE ANY  REPRESENTATIONS  ABOUT TRANSAX  INTERNATIONAL  LIMITED
EXCEPT THE  INFORMATION OR  REPRESENTATIONS  CONTAINED IN THIS  PROSPECTUS.  YOU
SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.
--------------------------------------------------------------------------------
This  Prospectus  does not constitute an offer to sell, or a solicitation  of an offer to buy any securities:

o        except the common stock offered by this Prospectus;

o in any jurisdiction in which the offer or solicitation is not authorized;

o        in any jurisdiction where the dealer or other                                  PROSPECTUS
         salesperson is not qualified to make the offer or
         solicitation;

o        to any person to whom it is unlawful to make the                    33,860,309 SHARES OF COMMON STOCK
         offer or solicitation; or
                                                                               TRANSAX INTERNATIONAL LIMITED
o        to any person who is not a United States resident or
         who is outside the jurisdiction of the United States.

                                                                                   ____________ __, 2006
The delivery of this Prospectus or any accompanying sale does not imply that:


o        there have been no changes in the affairs of Transax International
         Limited after the date of this Prospectus; or

o the information contained in this Prospectus is correct after the date of this Prospectus.

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act"), a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Indemnification is only possible under this Section 7-109-102, however, if:
(a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

     Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

     Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

     A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

     Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

     The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company. The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officers of the Company as to which indemnification is being sought.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Transax will pay all expenses in connection with this offering.

              SEC Registration Fee                       $    543
              Printing and Engraving Expenses            $  2,500
              Accounting Fees and Expenses               $ 15,000
              Legal Fees and Expenses                    $ 50,000
              Miscellaneous                              $ 16,957
                                                         --------
              TOTAL                                      $ 85,000
                                                         ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three (3) years, the Company has issued the following securities without registration under the Securities Act:

     On August 14, 2003, pursuant to the terms of the Merger, the Company issued 11,066,207 shares of restricted common stock in exchange of all the outstanding shares of Transax Limited, including 300,000 shares issued for finder's fees. Nine (9) additional shares were issued pursuant to the Merger, to satisfy rounding of the 2:1 reverse split. The shares were issued to the following:

              Allied Kapital AG                                          355,710
              Atlas Alpha Corp                                            25,532
              Bull, House & Tupper                                         2,107
              Carlingford Investments Limited                            377,424
              Engetech Inc.                                               31,705
              Executive Suite Management                                   1,236
              John Farlinger                                               6,683
              Lines Overseas Management                                  153,572
              LOM Nominees                                                34,011
              Shafiq Nazerali                                              3,003
              T. Pottharst                                                80,028
              Rahn & Bodmer                                               59,602
              John T. Ramsay                                              12,750
              H Saltiel                                                  143,000
              Willabeth Capital Corp.                                      2,737
              George E. Chisa                                             11,080
              Concord Consulting Corporation                                 243
              J. Davidson                                                 36,401
              Hans Kuppers                                                15,261
              J. Maloney                                                  34,756
              J. McElderry                                                30,061
              Michael Bayback & Company, Inc.                             32,805
              Olshan, Grundman & Frome                                       642
              Cade E. Willis                                              73,989
              Cardlink Worldwide Inc.                                  1,191,870
              Carlingford Investments Limited                          5,050,000
              Stephen Walters                                                  4
              Laurie Bewes                                                     2
              Carlingford Investments Limited                          2,500,000
              Carlingford Investments Limited                            800,001

         Shares issued for finder's fees:

              Thomas J. Deutsch                                          120,000
              PC Devlin                                                   60,000
              Peter K. Jensen                                             60,000
              David Lunny                                                 60,000

     On August 28, 2003, the Company issued 1,206,730 shares of common stock for options exercised, for net proceeds of $652,070. The proceeds were utilized for the settlement of existing debt. the shares were issued to the following entities: (i) 300,000 shares to Alexander Cox; (ii) 49,730 shares to Richard Elliott Square; (iii) 757,000 to Brent Pierce; (iv) 20,000 to Robert Stevens;
(v) 40,000 to Kelly Kelner; and (vi) 40,000 to Len Braumberger.

     On August 28, 2003, the Company issued 100,000 units to Alexander Cox at $1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.50, for a period of 12 months.

     On October 22, 2003, the Company issued 87,500 shares of common stock to Bren Tedder for options exercised, for net proceeds of $43,750. The proceeds were utilized for the settlement of advances payable.

     On November 21, 2003, the Company agreed to issue 200,000 units to Samuel Gordon Atkinson and 250,000 units to Euan Ross for the conversion of $225,000 of advances payable. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00, for a period of 24 months.

     On November 21, 2003, the Company agreed to issue 45,000 shares of common stock to Rejoice International for finders' fees on cash advances. $27,900 is included as stock based compensation on the statement of operations.

     On December 3, 2003, the Company issued 162,500 shares of common stock to Adrian Rollke for options exercised, for net proceeds of $40,625. The proceeds were utilized for the settlement of advances payable.

     On December 31, 2003, the Company agreed to issue 300,000 shares of common to Erwin Liem stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

     On December 31, 2003, the Company agreed to issue 373,570 units to Erwin Liem for the conversion of a $93,393 loan from a related party whose officer is an officer of Company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

     On January 7, 2004, the Company issued 300,000 shares of common stock to Erwin Liem for share subscriptions received in 2003 of $75,000.

     On January 7, 2004, the Company issued 373,570 units to Erwin Liem for share subscriptions received in 2003 of $93,393 owed to a related party whose officer is an officer of the Company. The units were issued to assignees of the debt holder. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

     On January 26, 2004, the Company issued 300,000 shares of restricted common stock to E-Comm Capital for services rendered, for net value of $75,000 included in the statement of operations for the three-month period ended March 31, 2004 as professional fees.

     On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

     On April 18, 2004, the Company issued 200,000 units to Samuel Gordon Atkinson and 250,000 units to Evan Ross for options exercised during the year ended December 31, 2003. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00 until November 20, 2005. The proceeds, totaling $225,000, were utilized to reduce existing debt.

     On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued to E-Comm Capital for services rendered on January 26, 2004. The shares were returned for non-performance during the three-month period ended June 30, 2004.

     On June 2, 2004, the Company issued 45,000 shares of common stock to Rejoice International to settle share subscriptions for finders' fees, for a net value of $27,900.

     On June 11, 2004, the Company issued 150,000 shares of common stock to Empire Capital Group for options exercised, for net proceeds of $37,500. The proceeds were utilized for the settlement of accounts payable related to financing fees.

     On July 26, 2004, the Company issued 600,000 shares of common stock to Blaine Riley for options exercised, for net proceeds of $36,000. The proceeds were utilized for the settlement of accounts payable related to professional services.

     On August 12, 2004, the Company issued 600,000 shares of restricted common stock to Mirador Consulting to settle share subscriptions for services, for a net value of $36,000.

     On September 29, 2004, the Company received subscriptions for 1,687,500 shares of common stock to settle approximately $135,000 of debt owed to a related party, at a conversion of $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 1,250,000 to Carlingford Investments Limited; (ii) 437,500 to Silsastri Yani.

     On September 29, 2004, the Company received subscriptions for 687,500 units for conversion of $55,000 of a convertible loan to a related, at a conversion rate of $0.08 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009.

     Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 687,500 shares to Stephen Taylor; (ii) 500,000 warrants to Richard AH. Siagian and; (iii) 187,500 warrants to Antonius LM. Pakpahan.

     On September 29, 2004, the Company received subscriptions for 871,425 shares of common stock to settle approximately $69,714 in interest due to a related party, at a conversion rate $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 234,806 shares to Stephen Walters; (ii) 269,835 shares to Carlingford Investments Limited and (iii) 366,784 shares to Stephen Taylor.

     On September 29, 2004, the Company received subscriptions for 721,515 shares to settle approximately $54,114 in interest and finder's fees due to a related party, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Richard AH. Siagian on October 19, 2004.

     On September 29, 2004, the Company received subscriptions for 562,500 shares to settle approximately $45,000 of debt, at a conversion rate of $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 312,500 shares to Silsastri Yani ; and (ii) 250,000 shares to Antonius LM. Pakpahan.

     On September 29, 2004, the Company received subscriptions for 548,333 units for conversion of $41,125 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 units to Antonius LM. Pakpahan ; (ii) 48,333 units to Carlingford Investments Limited; and (iii) 187,500 units to Adhe D. Silviani.

     On September 29, 2004, the Company received subscriptions for 270,200 shares to settle approximately $20,265 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 28,485 shares to Richard AH. Siagian; (ii) 1,450 shares to Carlingford Investments Limited; (iii) 187,500 shares to Siagian and
(iv) 52,765 shares to Adhe D. Silviani.

     On September 29, 2004, the Company received subscriptions for 1,166,667 units for conversion of $87,500 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 to Adhe D. Silviani; (ii) 354,167 units to Harmusial; (iii) 197,235 shares to Adhe D. Silviani; and (iv) 302,765 shares to Thomas A. Harmusial.

     On September 29, 2004, the Company received subscriptions for 182,667 shares to settle approximately $13,700 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Thomas
A. Harmusial on October 19, 2004.

     On December 6, 2004, Monitor Capital, Inc. was paid a fee equal to $10,000 by the issuance of 125,000 shares of the Company's common stock, under a now-terminated Standby Equity Distribution Agreement.

     On December 15, 2004, Cornell Capital Partners received 1,201,779 shares of common stock of the Company as a one-time commitment fee in the amount of $200,000 under a now-terminated Standby Equity Distribution Agreement.

     Cornell Capital Partners is permitted to sell up to $50,000 in value of the 1,202,779 shares of common stock in any thirty-day period.

     On December 31, 2004, the Company issued 500,000 shares to settle $75,000 of debt at a conversion price of $0.15 per share. Pursuant to a settlement agreement, the shares were issued to Stephen Walters.

     On December 31, 2004, the Company issued 233,333 shares to settle $35,000 of debt at a conversion price of $0.15 per share. Pursuant to a settlement agreement, the shares were issued to Laurie Bewes.

     On December 31, 2004, the Company issued 166,667 shares to settle $25,000 of debt at a conversion price of $0.15 per share. Pursuant to a settlement agreement, the shares were issued to Nathalie Pilon.

     On December 31, 2004, the Company issued 80,000 shares to settle $12,000 of debt at a conversion price of $0.15 per share. Pursuant to a settlement agreement, the shares were issued to David Bouzaid.

     On December 31, 2004, the Company issued 600,000 shares to settle $90,000 of debt at a conversion price of $0.15 per share. Pursuant to a settlement agreement, the shares were issued to Devlin Jensen.

     On December 31, 2004, the Company issued 1,686,9080 shares in respect of cash advances of $245,000 and $8,036.20 of interest payable at a conversion price of $0.15 per share. Pursuant to a subscription agreement, the shares were issued to nominees of Carlingford Investments Limited. In addition, the Company issued a warrant for 1,633,333 shares at $0.20 per share expiring on December 30, 2006.

     On December 31, 2004, the Company issued 202,700 shares in respect of cash advances of $28,500 and $1,905 of interest payable at a conversion price of $0.15 per share. Pursuant to a subscription agreement, the shares were issued to nominees of Asia Pacific Limited. In addition, the Company issued a warrant for 190,000 shares at $0.30 per share expiring on December 30, 2006.

     On December 31, 2004, the Company issued 193,300 shares in respect of cash advances of $26,500 and $2,495 of interest payable at a conversion price of $0.15 per share. Pursuant to a subscription agreement, the shares were issued to Stephen Taylor. In addition the company issued a warrant for 176,667 shares at $0.30 per share expiring on December 30, 2006.


     On January 14, 2005, the Company issued 200,000 shares of restricted common stock to Mirador Consulting to settle share subscriptions for services, for a net value of $32,000.

     On January 14, 2005, the Company issued 100,000 shares of common stock to Empire Capital Group for net proceeds of $16,000. The proceeds were utilized for the settlement of accounts payable related to financing fees.

     On March 21, 2005, the Company issued 150,000 shares of common stock to Aidan Capital Management for net proceeds of $21,000. The proceeds were utilized for the settlement of accounts payable related to financing fees.

     On March 28, 2005, we agreed to issue 400,000 shares of common stock to settle $50,500 in debt due to an officer/director of the Company. The shares were issued on May 11, 2005.

     On April 1, 2005, Company entered into the Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (hereinafter referred to as "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued a convertible Debenture is to the Investor in the original principal amount of $250,000. The Debentures is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the common stock on the date of the Debenture or (ii) eighty percent (80%) of the lowest closing bid price of the Company's common stock for the five (5) trading days immediately preceding the conversion date. The Debentures was a two (2) year term and accrue interest at five percent (5%) per year. At maturity, the Debenture will automatically convert into shares of common stock at a conversion price equal to the lower of: (i) one hundred twenty percent (120%) of the closing bid price of the Company's common stock on the date of the Debentures or
(ii) eighty percent (80%) of the lowest closing bid price of the common stock for five (5) trading days immediately preceding the conversion date.

     On May 17, 2005, the Company entered into a Standby Equity Distribution Agreement (the "SEDA") with Cornell Capital Partners pursuant to which: (a) Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 ("Commitment Shares") which were issued on December 15, 2004 and (b) Monitor Capital, an unaffiliated registered broker-dealer, received a fee of $10,000 by the issuance of 125,000 shares of common stock of Transax on December 6, 2004. Pursuant to that certain Termination Agreement, dated January 13, 2006: (c) Cornell Capital Partners retained 600,889 Commitment Shares and returned to Transax the remaining 601,890 Commitment Shares for cancellation and (d) Monitor Capital retained 62,500 of these shares and returned the remaining 62,500 shares for cancellation.

     On June 28, 2005, the holder of the related party notes partially exercised the conversion feature. Accordingly, we issued 400,000 shares at the conversion price of $0.125 per share and 400,000 warrants to purchase common stock of the Company at $0.25 per share for the conversion of principal balance of $50,000. We also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans.

     On June 28, 2005, we issued 300,000 shares of common stock at $0.11 per share, the fair market value on the date of grant for settlement of $33,000 of this debt.

     On July 15, 2005, we issued 200,000 shares of common stock to Geoffrey Eiten for net proceeds of $30,000. The proceeds were utilized for the settlement of accounts payable related to financing fees.

     On September 26, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $34,000 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $34,000 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 200,000 shares of our restricted common stock at $0.17 per share; and (ii) Mr.

     Walters agreed to accept the issuance of an aggregate of 200,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $34,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On September 30, 2005, the holder of certain convertible loans exercised the conversion right. Accordingly, we issued 600,000 shares of our restricted common stock at the conversion price of $0.125 per share and 600,000 warrants to purchase shares of our restricted common stock at $0.25 per share for the conversion of principal balance of $75,000. We also issued an additional 77,968 shares of restricted common stock to settle $9,746 in interest due on the convertible loans. The recipients are sophisticated investors who have such knowledge and experience in financial, investment and business matters that they are capable of evaluating the merits and risks of the prospective investment in our securities. The recipients are accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On December 8, 2005, we entered into an investor relations contract (the "Investor Relations Contract") with David Sasso, one of our directors. Pursuant to the terms and provisions of the Investor Relations Contract, we agreed to issue 50,000 shares of our restricted common stock at $0.15 per share to Mr. Sasso as compensation for investor related services provided and valued at $7,500. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On December 26, 2005, we entered into a settlement agreement with David Bouzaid, one of our officers/directors, regarding the settlement of an aggregate amount of $6,000 due and owing pursuant to services provided by Mr. Bouzaid (the "Director Settlement Agreement II"). Pursuant to the terms and provisions of the Settlement Agreement II: (i) we agreed to settle $6,000 due and owing to Mr. Bouzaid by issuing 40,000 shares of our restricted common stock at $0.15 per share; and (ii) Mr. Bouzaid agreed to accept the issuance of the aggregate 40,000 shares of restricted common stock as full and complete satisfaction of the debt due and owing. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On December 26, 2005, we entered into a settlement agreement with Stephen Walters (the "Walters Settlement Agreement"), regarding the settlement of an aggregate amount of $45,000 due and owing to Mr. Walters pursuant to managerial services performed. Pursuant to the terms and provisions of the Walters Settlement Agreement: (i) we agreed to settle $45,000 representing a partial amount of the aggregate amount due and owing to Mr. Walters by issuing 300,000 shares of our restricted common stock at $0.15 per share; and (ii) Mr. Walters agreed to accept the issuance of an aggregate of 300,000 shares of our restricted common stock as full and complete satisfaction of the aggregate amount of $34,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On December 31, 2005 we issued 50,000 shares of restricted common stock to settle $6,250 in interest due on certain related party notes. The recipients are sophisticated investors who have such knowledge and experience in financial, investment and business matters that they are capable of evaluating the merits and risks of the prospective investment in our securities. The recipients are accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act.

     On January 13, 2006, in accordance with the terms and provisions of the Investment Agreement, we issued to Cornell Capital Partners: (i) 8,000 Series A Preferred Shares in exchange for the sum of $800,000 less the surrender of a Promissory Note of $255,237; (ii) a five (5) year warrant exercisable into 2,500,000 shares of our common stock at an exercise price of $0.30; and (iii) a five (5) year warrant exercisable into 2,500,000 shares of our common stock at an exercise price of $0.20.

     On January 13, 2006, Transax entered into an Investment Agreement with Cornell Capital Partners (Cornell Capital Partners and the company are collectively referred to herein as the "Parties"), pursuant to which the Company sold to Cornell Capital Partners up to 16,000 Series A Preferred Shares, which shall be convertible, at Cornell Capital Partners' discretion, into shares of the Company's common stock for a total price of up to $1,600,000. Series A Preferred Shares may be converted into shares of the Company's common stock equal to the sum of the Liquidation Amount, defined as an amount equal to $100 per share of Series A Preferred Shares, plus accrued but unpaid dividends thereon, divided by the Conversion Price. The Conversion Price is defined to be equal to the lower of (i) $0.192 or (ii) eighty percent (80%) of the lowest daily volume weighted average price of the Company's common stock, as determined by price quotations from Bloomberg, LP, during the ten (10) trading days immediately preceding the date of conversion.

     On January 13, 2006, the Company issued to Cornell Capital Partners two (2) Warrants to purchase up to 5,000,000 shares of the Company's common stock. The first Warrant issued to Cornell Capital Partners for 2,500,000 shares of common stock at an exercise price of $0.30, shall terminate after the five (5) year anniversary of the date of issuance. The second warrant issued to Cornell Capital Partners was 2,500,000 shares of common stock at exercise price of $0.20, shall terminate after the five (5) year anniversary of the date of issuance.

     On February 1, 2006, the Company and the Investor mutually agreed to extend the term of the Debentures until December 1, 2007. In addition, the Company issued the SHG Warrant to purchase 400,000 shares of the Company's common stock. The SHG Warrant has a term of two (2) years and is exercisable at $0.20 per share.

     On March 20, 2006, we entered into a one (1) year consulting contract for business development services with ROI Group Associates Inc. In connection with the agreement, we agreed to issue 900,000 shares of common stock. We valued these common shares at the fair market value on the dates of grant or $0.12 per share based on the quoted trading price and recorded deferred consulting expense of $108,000 to be amortized over the service period. In addition, we granted a warrant to purchase 2,000,000 shares of the Company's common stock. The warrant has a term expiring January 31, 2009. 1,000,000 of the warrants are exercisable at $0.20 per share and 1,000,000 of the warrants are exercisable at $0.25 per share. As of March 31, 2006 these shares had not been issued and are included in common stock issuable on the accompanying balance sheet.

     On May 7, 2006, the Company issued to Cornell Capital Partners the remaining 8,000 Series A Preferred Shares for a purchase price equal to $800,000 in accordance with the Investment Agreement.

     On May 17, 2006, the Company issued 600,000 common shares in connection with a consulting contract.

     On June 28, 2006, the Company issued 300,000 common shares in connection with a consulting contract.

     On July 17, 2006, the Investor converted $15,000 of the Debenture into 104,167 shares of the Company's common stock.

     Transax believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act, as amended (the "Securities Act") since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 26. EXHIBITS

EXHIBIT NO.         DESCRIPTION OF EXHIBIT                               LOCATION
3.1                 Articles of Incorporation                            Incorporated by reference to the Company's  Report
                                                                         filed on Form 10-SB filed on October 27, 1999

3.2                 ByLaws                                               Incorporated  by  reference  to Exhibit 3.2 to the
                                                                         Company's  Registration  Statement on Form SB-2 as
                                                                         filed with the SEC on May 9, 2006

3.3                 Certificate of Designation of Series A  Convertible  Incorporated  by  reference to Exhibit 10.3 to the
                    Preferred Stock of Transax International, Ltd.       Company's  Current  Report  on Form  8-K as  filed
                                                                         with the SEC on January 20, 2006

4.1                 2004 Stock Option Plan, effective January 1, 2004    Incorporated by reference to the Company's  Annual
                                                                         Report  on  Form   10-KSB   for  the  year   ended
                                                                         December 31,  2004 as filed  with the SEC on April
                                                                         18, 2005

5.1                 Opinion of Counsel                                   Incorporated  by  reference  to Exhibit 5.1 to the
                                                                         Company's  Registration  Statement on Form SB-2 as
                                                                         filed with the SEC on May 9, 2006

10.1                Merger  Agreement,  dated  July  22,  2003,  by and  Incorporated by reference to the Company's  Annual
                    among  the   Company,   Vega-Atlantic   Acquisition  Report  filed on Form  10-KSB  for the year  ended
                    Corporation,  Transax  Limited and certain  selling  December 31,  2003 as filed  with the SEC on April
                    shareholders of Transax International Limited        14, 2004

10.2                Securities  Purchase  Agreement,   dated  April  1,  Incorporated   by  reference   to  the   Company's
                    2005,  by and  between  the  Company  and Scott and  Current  Report on Form 8-K as filed  with the SEC
                    Heather  Grimes  - Joint  Tenants  With  Rights  of  on April 6, 2005
                    Survivorship

10.3                Investors  Registration  Rights  Agreement,   dated  Incorporated   by  reference   to  the   Company's
                    April 1,  2005,  by and  between  the  Company  and  Current  Report on Form 8-K as filed  with the SEC
                    Scott  and  Heather  Grimes  - Joint  Tenants  With  on April 6, 2005
                    Rights of Survivorship

10.4                Secured  Convertible  Debenture,   dated  April  1,  Incorporated   by  reference   to  the   Company's
                    2005,  issued to Scott and  Heather  Grimes - Joint  Current  Report on Form 8-K as filed  with the SEC
                    Tenants With Rights of Survivorship                  on April 6, 2005

10.5                Termination Agreement,  dated May 17, 2005, related  Incorporated   by  reference   to  the   Company's
                    to the 2004 Standby Equity  Distribution  Agreement  Current  Report on Form 8-K as filed  with the SEC by and between  the  Company  and  Cornell  Capital  on May 20, 2005
                    Partners, LP

10.6                Standby Equity  Distribution  Agreement,  dated May  Incorporated   by  reference   to  the   Company's
                    17,  2005,  by and  between the Company and Cornell  Current  Report on Form 8-K as filed  with the SEC
                    Capital Partners, LP                                 on May 20, 2005

10.7                Registration Rights Agreement,  dated May 17, 2005,  Incorporated   by  reference   to  the   Company's
                    by and between  the  Company  and  Cornell  Capital  Current  Report on Form 8-K as filed  with the SEC
                    Partners, LP                                         on May 20, 2005

10.8                Placement Agent  Agreement,  dated May 17, 2005, by  Incorporated   by  reference   to  the   Company's
                    and between the Company and Monitor Capital, Inc.    Current  Report on Form 8-K as filed  with the SEC
                                                                         on May 20, 2005

10.9                Promissory Note, dated May 17, 2005,  issued by the  Incorporated   by  reference   to  the   Company's
                    Company to Cornell Capital Partners, LP              Current  Report on Form 8-K as filed  with the SEC
                                                                         on May 20, 2005

10.10               Securities  Purchase  Agreement,  dated October 25,  Incorporated   by  reference   to  the   Company's
                    2005,  by  and  between  the  Company  and  Cornell  Current  Report on Form 8-K as filed  with the SEC
                    Capital Partners, LP                                 on November 3, 2004

10.11               Termination  Agreement,  dated  as of  January  13,  Incorporated  by  reference to Exhibit 10.9 to the
                    2006, by and between  Transax  International,  Ltd.  Company's  Current  Report  on Form  8-K as  filed
                    and Cornell Capital Partners, LP                     with the SEC on January 20, 2006

10.12               Letter   from   Cornell   Capital   Partners,   LP,  Incorporated  by  reference to Exhibit 10.8 to the
                    regarding the surrender of a Promissory Note         Company's  Current  Report  on Form  8-K as  filed
                                                                         with the SEC on January 20, 2006

10.13               Investment  Agreement,  dated  as  of  January  13,  Incorporated  by  reference to Exhibit 10.1 to the
                    2006, by and between  Transax  International,  Ltd.  Company's  Current  Report  on Form  8-K as  filed
                    and Cornell Capital Partners, LP                     with the SEC on January 20, 2006

10.14               Investor  Registration  Rights Agreement,  dated as  Incorporated  by  reference to Exhibit 10.2 to the
                    of  January  13,  2006,  by  and  between   Transax  Company's  Current  Report  on Form  8-K as  filed
                    International,  Ltd. and Cornell Capital  Partners,  with the SEC on January 20, 2006
                    LP

                                      II-9

10.15               Warrant,  dated as of January 13,  2006,  issued to  Incorporated  by  reference to Exhibit 10.4 to the
                    Cornell Capital Partners, LP                         Company's  Current  Report  on Form  8-K as  filed
                                                                         with the SEC on January 20, 2006

10.16               Warrant,  dated as of January 13,  2006,  issued to  Incorporated  by  reference to Exhibit 10.5 to the
                    Cornell Capital Partners, LP                         Company's  Current  Report  on Form  8-K as  filed
                                                                         with the SEC on January 20, 2006

10.17               Escrow  Agreement  dated  January 13, 2006,  by and  Incorporated  by  reference to Exhibit 10.6 to the among Transax International,  Ltd., Cornell Capital  Company's Current Report on Form 8-K as filed
                    Partners, LP and David Gonzalez,  Esq. with the SEC
                    on January 20, 2006

10.18               Irrevocable  Transfer Agent Instructions,  dated as  Incorporated  by  reference to Exhibit 10.7 to the
                    of  January  13,  2006,  by  and  between   Transax  Company's  Current  Report  on Form  8-K as  filed
                    International,  Ltd. and Cornell Capital  Partners,  with the SEC on January 20, 2006
                    LP

10.19               Investor  Relations  Agreement,  dated  January 17,  Incorporated  by reference to Exhibit 10.11 to the
                    2006, by and between Transax  International Limited  Company's  Amended  Annual Report on Form 10-KSB/A
                    and David Sasso                                      as filed with the SEC on July 10, 2006

10.20               Consulting  Agreement,  dated July 15, 2005, by and  Incorporated  by reference to Exhibit 10.12 to the between  Transax  International  Limited  and Geoff  Company's  Amended  Annual Report on Form 10-KSB/A
                    Eiten                                                as filed with the SEC on July 10, 2006

10.21               Consulting Agreement,  dated March 31, 2005, by and  Incorporated  by reference to Exhibit 10.13 to the between  Transax  International  Limited  and Aiden  Company's  Amended  Annual Report on Form 10-KSB/A
                    Capital Management                                   as filed with the SEC on July 10, 2006

10.22               Consulting  Agreement,  dated  January 14, 2005, by  Incorporated  by reference to Exhibit 10.14 to the
                    and  between  Transax   International  Limited  and  Company's  Amended  Annual Report on Form 10-KSB/A
                    Mirador Consulting Inc.                              as filed with the SEC on July 10, 2006

14.1                Code of Ethics                                       Incorporated  by  reference to Exhibit 14.1 to the
                                                                         Company's  Registration  Statement on Form SB-2 as
                                                                         filed with the SEC on May 9, 2006

23.1                Consent   of    Independent    Registered    Public  Provided herewith
                    Accounting Firm

23.2                Consent of Colorado Counsel                          Provided   herewith (contained   in  Exhibit   5.1
                                                                         provided herewith)


ITEM 28. UNDERTAKINGS


(a) The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     (c) Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, July __, 2006.


                                           TRANSAX INTERNATIONAL LIMITED

Date:  July 28, 2006                       By:      /s/ Stephen Walters
                                                    -------------------
                                           Name:    Stephen Walters
                                           Title:   President and
                                                    Chief Executive Officer


Date:  July 28, 2006                       By:      /s/ Adam Wasserman
                                                    ------------------
                                           Name:    Adam Wasserman
                                           Title:   Chief Financial Officer and
                                                    Principal Accounting Officer



     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                        TITLE                       DATE


By: /s/ Stephen Walters          Director                    July 28, 2006
    ------------
Stephen Walters

By: /s/ Laurie Bewes             Director                    July 28, 2006
    -----------

Laurie Bewes

By: /s/ David M. Bouzaid         Director                    July 28, 2006
    -------------

David M. Bouzaid